Exhibit 10.8

BENEFIT PLAN

Prepared Exclusively For Booz Allen Hamilton

Retired Officers Traditional Choice Medical Plan

What Your Plan Covers and How Benefits are Paid

Aetna Life Insurance Company Booklet-Certificate

This Booklet-Certificate is part of the Group Insurance Policy between Aetna Life Insurance Company and the Policyholder

Table of Contents

Schedule of Benefits ....................................................................................................................... Issued with Your Booklet

Preface	1	Hospital Expenses	13
Important Information Regarding Availability of Coverage		Room and Board
Coverage for You and Your Dependents	2	Other Hospital Services and Supplies
Health Expense Coverage	2	Outpatient Hospital Expenses
Treatment Outcomes of Covered Services		Coverage for Emergency Medical Conditions
When Your Coverage Begins	3	Coverage for Urgent Conditions
Who Can Be Covered	3	Alternatives to Hospital Stays	15
Employees		Outpatient Surgery and Physician Surgical Services
Determining if You Are in an Eligible Class		Birthing Center
Obtaining Coverage for Dependents		Home Health Care
How and When to Enroll	4	Private Duty Nursing
Initial Enrollment in the Plan		Skilled Nursing Facility
Special Enrollment Periods		Hospice Care
When Your Coverage Begins	5	Other Covered Health Care Expenses	20
Your Effective Date of Coverage		Acupuncture
Your Dependent’s Effective Date Of Coverage		Ambulance Service
How Your Medical Plan Works	6	Ground Ambulance
Common Terms	6	Air or Water Ambulance
About Your Comprehensive Medical Plan	6	Autism Spectrum Disorders
Using the Plan		Diagnostic and Preoperative Testing	21
Cost Sharing		Diagnostic Complex Imaging Expenses
Understanding Precertification		Outpatient Diagnostic Lab Work and Radiological Services
Services and Supplies Which Require		Outpatient Preoperative Testing
Precertification		Durable Medical and Surgical Equipment (DME)	22
Emergency and Urgent Care	8	Experimental or Investigational Treatment	23
In Case of a Medical Emergency		Pregnancy Related Expenses	23
Coverage for Emergency Medical Conditions		Prosthetic Devices	24
In Case of an Urgent Condition		Hearing Aids
Coverage for an Urgent Condition		Benefits After Termination of Coverage
Follow-Up Care After Treatment of an Emergency or Urgent Medical Condition		Short-Term Rehabilitation Therapy Services	25
Requirements for Coverage	10	Cardiac and Pulmonary Rehabilitation Benefits
What The Plan Covers	11	Outpatient Cognitive Therapy, Physical Therapy, Occupational Therapy and Speech Therapy Rehabilitation Benefits.
Comprehensive Medical Plan	11	Reconstructive or Cosmetic Surgery and Supplies	26
Preventive Care	11	Reconstructive Breast Surgery
Routine Physical Exams		Specialized Care	30
Routine Cancer Screenings		Chemotherapy
Family Planning Services		Radiation Therapy Benefits
Vision Care Services		Outpatient Infusion Therapy Benefits
Limitations		Diabetic Supplies, Equipment, and Training Expenses	31
Hearing Exam		Treatment of Infertility	31
Physician Services	13	Basic Infertility Expenses
Physician Visits		Comprehensive Infertility and Advanced Reproductive Technology (ART) Expenses
Surgery		Comprehensive Infertility Services Benefits
Anesthetics		Advanced Reproductive Technology (ART)

Benefits		Determining Your Premium Payments for Continuation Coverage
Eligibility for ART Benefits		When You Acquire a Dependent During a Continuation Period
Covered ART Benefits		When Your COBRA Continuation Coverage Ends
Exclusions and Limitations		Conversion from a Group to an Individual Plan
Spinal Manipulation Treatment	33	Converting to an Individual Medical Insurance Policy	62
Cleft Lip or Palate Treatment	33	Eligibility
Transplant Services	34	Features of the Conversion Policy Limitations
Morbid Obesity Treatment	36	Electing an Individual Conversion Policy
Treatment of Mental Disorders and Substance Abuse		Your Premiums and Payments
Oral and Maxillofacial Treatment (Mouth, Jaws and Teeth)		When an Individual Policy Becomes Effective
Other Services	38	Coordination of Benefits - What Happens When There is More Than One Health Plan	64
Medical Plan Exclusions	42	When Coordination of Benefits Applies	64
Your Pharmacy Benefit	50	Getting Started - Important Terms	64
How the Pharmacy Plan Works	50	Which Plan Pays First	65
Getting Started: Common Terms	50	How Coordination of Benefits Work	66
Accessing Pharmacies and Benefits	51	Right To Receive And Release Needed Information
Accessing Network Pharmacies and Benefits		Facility of Payment
Emergency Prescriptions		Right of Recovery
Availability of Providers		When You Have Medicare Coverage	68
Cost Sharing for Network Benefits		Which Plan Pays First	68
When You Use an Out-of-Network Pharmacy		How Coordination With Medicare Works	68
Cost Sharing for Out-of-Network Benefits		General Provisions	70
Pharmacy Benefit	52	Type of Coverage	70
Retail Pharmacy Benefits		Physical Examinations	70
Mail Order Pharmacy Benefits		Legal Action	70
Network Benefits for Specialty Care Drugs		Confidentiality	70
Other Covered Expenses		Additional Provisions	70
Pharmacy Benefit Limitations		Assignments	71
Pharmacy Benefit Exclusions		Misstatements	71
When Coverage Ends	58	Incontestability	71
When Coverage Ends for Retirees		Recovery of Overpayments	71
Your Proof of Prior Medical Coverage		Health Coverage
When Coverage Ends for Dependents		Reporting of Claims	72
Continuation of Coverage	59	Payment of Benefits	72
Continuing Health Care Benefits		Records of Expenses	72
Handicapped Dependent Children		Contacting Aetna	72
Extension of Benefits	59	Effect of Benefits Under Other Plans	73
Coverage for Health Benefits		Effect of An Health Maintenance Organization Plan (HMO Plan) On Coverage
COBRA Continuation of Coverage	60	Effect of Prior Coverage - Transferred Business	73
Continuing Coverage through COBRA		Discount Programs	74
Who Qualifies for COBRA		Discount Arrangements Incentives	74
Disability May Increase Maximum Continuation to 29 Months		Glossary *	75

*Defines the Terms Shown in Bold Type in the Text of This Document.

Preface (GR-9N-02-005-01 VA)
Aetna Life Insurance Company (ALIC) is pleased to provide you with this Booklet-Certificate. Read this Booklet-Certificate carefully. The plan is underwritten by Aetna Life Insurance Company of Hartford, Connecticut (referred to as Aetna).

This Booklet-Certificate is part of the Group Insurance Policy between Aetna Life Insurance Company and the Policyholder. The Group Insurance Policy determines the terms and conditions of coverage. Aetna agrees with the Policyholder to provide coverage in accordance with the conditions, rights, and privileges as set forth in this Booklet-Certificate. The Policyholder selects the products and benefit levels under the plan. A person covered under this plan and their covered dependents are subject to all the conditions and provisions of the Group Insurance Policy.

The Booklet-Certificate describes the rights and obligations of you and Aetna, what the plan covers and how benefits are paid for that coverage. It is your responsibility to understand the terms and conditions in this Booklet-Certificate. Your Booklet-Certificate includes the Schedule of Benefits and any amendments or riders.

If you become insured, this Booklet-Certificate becomes your Certificate of Coverage under the Group Insurance Policy, and it replaces and supersedes all certificates describing similar coverage that Aetna previously issued to you.

Group Policyholder:	Booz Allen Hamilton
Group Policy Number:
Effective Date:	January 1, 2015
Issue Date:	February 9, 2015
Booklet-Certificate Number:	15
Mark T. Bertolini
Chairman, Chief Executive Officer and President
Aetna Life Insurance Company (A Stock Company)

Important Information Regarding Availability of Coverage (GR-9N-02-005-02 VA)
No services are covered under this Booklet-Certificate in the absence of payment of current premiums subject to the
Grace Period and the Premium section of the Group Insurance Policy.

Unless specifically provided in any applicable termination or continuation of coverage provision described in this Booklet-Certificate or under the terms of the Group Insurance Policy, the plan does not pay benefits for a loss or claim for a health care, medical or dental care expense incurred before coverage starts under this plan.

This plan will not pay any benefits for any claims, or expenses incurred after the date this plan terminates.

This provision applies even if the loss, or expense, was incurred because of an accident, injury or illness that occurred, began or existed while coverage was in effect.

Please refer to the sections, “Termination of Coverage (Extension of Benefits)” and “Continuation of Coverage” for more details about these provisions.

Benefits may be modified during the term of this plan as specifically provided under the terms of the Group Insurance Policy or upon renewal. If benefits are modified, the revised benefits (including any reduction in benefits or elimination of benefits) apply to any expenses incurred for services or supplies furnished on or after the effective date of the plan modification. There is no vested right to receive any benefits described in the Group Insurance Policy or in this Booklet- Certificate beyond the date of termination or renewal including if the service or supply is furnished on or after the effective date of the plan modification, but prior to your receipt of amended plan documents.

Coverage for You and Your Dependents (GR-9N-02-005-01 VA)
Health Expense Coverage (GR-9N-02-020-01 VA)
Benefits are payable for covered health care expenses that are incurred by you or your covered dependents while coverage is in effect. An expense is “incurred” on the day you receive a health care service or supply.

Coverage under this plan is non-occupational. Only non-occupational injuries and non-occupational illnesses are covered.

Refer to the What the Plan Covers section of the Booklet-Certificate for more information about your coverage.

Treatment Outcomes of Covered Services (GR-9N-02-020-01 VA)
Aetna is not a provider of health care services and therefore is not responsible for and does not guarantee any results or outcomes of the covered health care services and supplies you receive. Except for Aetna RX Home Delivery LLC, providers of health care services, including hospitals, institutions, facilities or agencies, are independent contractors and are neither agents nor employees of Aetna or its affiliates.

When Your Coverage Begins (GR-9N-29-005-01 VA)	Who Can Be Covered How and When to Enroll When Your Coverage Begins
Throughout this section you will find information on who can be covered under the plan, how to enroll and what to do when there is a change in your life that affects coverage. In this section, “you” means the employee.
Who Can Be Covered
Employees
To be covered by this plan, the following requirements must be met:

▪	You will need to be in an “eligible class”, as defined below; and

▪	You will need to meet the “eligibility date criteria” described below.

Determining if You Are in an Eligible Class (GR-9N-29-005-01 VA)
You are in an eligible class if:

▪	You are a retired employee of an employer participating in this plan, and you:

-	Retired before the effective date of this plan and were covered under the prior plan for health care coverage on the day before you retired; or

-	Were covered under this plan or another plan sponsored by your employer on the day before you retired; and

-	Retire under your employer’s IRS-qualified retirement plan.
Determining When You Become Eligible (GR-9N-29-005-02 VA)
You become eligible for the plan on your eligibility date, which is determined as follows.

On the Effective Date of the Plan
If you are in an eligible class on the effective date of your plan, your eligibility date is the effective date of the plan.

After the Effective Date of the Plan
If you are in an eligible class on the date of retirement, your eligibility date is the date you retire.

If you enter an eligible class after your date of retirement, your eligibility date is the date you enter the eligible class.

Obtaining Coverage for Dependents (GR-9N-29-010-02 VA)
Your dependents can be covered under your plan. You may enroll the following dependents:

▪	Your legal spouse; or

▪	Your domestic partner who meets the rules set by your employer; and

▪	Your dependent children; and

▪	Dependent children of your domestic partner.

Aetna will rely upon your employer to determine whether or not a person meets the definition of a dependent for coverage under the plan. This determination will be conclusive and binding upon all persons for the purposes of this plan.

Coverage for Domestic Partner (GR-9N-29-010-01 VA)
To be eligible for coverage, you and your domestic partner will need to complete and sign a Declaration of Domestic Partnership.

Coverage for Dependent Children (GR-9N-29-010-06 VA)
To be eligible for coverage, a dependent child must be under 26 years of age. An eligible dependent child includes:

▪	Your biological children;

▪	Your stepchildren;

▪	Your legally adopted children;

▪	Your foster children, including any children placed with you for adoption;

▪	Any children for whom you are responsible under court order;

▪	Your grandchildren in your court-ordered custody; and

▪	Any other child who lives with you in a parent-child relationship.

Coverage for a handicapped child may be continued past the age limits shown above. See Handicapped Dependent Children for more information.

Important Reminder
Keep in mind that you cannot receive coverage under this Plan as:

▪	Both an employee and a dependent; or

▪	A dependent of more than one employee.

How and When to Enroll (GR-9N 29-015 02 VA)
Initial Enrollment in the Plan
You will be provided with plan benefit and enrollment information when you first become eligible to enroll. You will need to enroll in a manner determined by Aetna and your employer. To complete the enrollment process, you will need to provide all requested information for yourself and your eligible dependents.

You will need to enroll within 31 days of your eligibility date.

Newborns are automatically covered for 31 days after birth. To continue coverage after 31 days, you will need to complete a change form and return it to your employer before the end of the enrollment period.

Special Enrollment Periods (GR-9N 29-015 02 VA)
If You Adopt a Child
Your plan will cover a child who is placed for adoption. This means you have taken on the legal obligation for total or partial support of a child whom you plan to adopt.

Your plan will provide coverage for a child who is placed with you for adoption if:

▪	The child meets the plan’s definition of an eligible dependent on the date he or she is placed for adoption; and

▪	You request coverage for the child in writing within 31 days of the placement.

▪	Proof of placement will need to be presented to Aetna prior to the dependent enrollment.

▪	Any coverage limitations for a pre-existing condition will not apply to a child placed with you for adoption provided that the placement occurs on or after the effective date of your coverage.

When You Receive a Qualified Child Support Order
A Qualified Medical Child Support Order (QMCSO) is a court order requiring a parent to provide health care coverage to one or more children. A Qualified Domestic Relations Support Order (QDRSO) is a court order requiring a parent to provide dependent’s life insurance coverage to one or more children. Your plan will provide coverage for a child who is covered under a QMCSO or a QDRSO, if:

▪	The child meets the plan’s definition of an eligible dependent; and

▪	You request coverage for the child in writing within 31 days of the court order.

Coverage for the dependent will become effective on the date of the court order. Any coverage limitations for a pre- existing condition will not apply, as long as you submit a written request for coverage within the 31-day period.

If you do not request coverage for the child within the 31-day period, you will need to wait until the next annual enrollment period.

Under a QMCSO or QDRSO, if you are the non-custodial parent, the custodial parent may file claims for benefits. Benefits for such claims will be paid to the custodial parent.

When Your Coverage Begins (GR-9N-29-025-01 VA)
Your Effective Date of Coverage
Your coverage takes effect on:

▪	The date you are eligible for coverage

Your Dependent’s Effective Date of Coverage (GR-9N-29-025-01 VA)
Your dependent’s coverage takes effect on the same day that your coverage becomes effective, if you have enrolled them in the plan.

How Your Medical Plan Works (GR-9N-08-005-01)	Common Terms Accessing Providers
It is important that you have the information and useful resources to help you get the most out of your Aetna medical plan. This Booklet-Certificate explains:

▪	Definitions you need to know;

▪	How to access care, including procedures you need to follow;

▪	What expenses for services and supplies are covered and what limits may apply;

▪	What expenses for services and supplies are not covered by the plan;

▪	How you share the cost of your covered services and supplies; and

▪	Other important information such as eligibility, complaints and appeals, termination, continuation of coverage, and general administration of the plan.

Important Notes

▪	Unless otherwise indicated, “you” refers to you and your covered dependents.

▪	Your health plan pays benefits only for services and supplies described in this Booklet-Certificate as covered expenses that are medically necessary.

▪	This Booklet-Certificate applies to coverage only and does not restrict your ability to receive health care services that are not or might not be covered benefits under this health plan.

▪	Store this Booklet-Certificate in a safe place for future reference.

Common Terms (GR-9N-08-010-01)
Many terms throughout this Booklet-Certificate are defined in the Glossary section at the back of this document. Defined terms appear in bolded print. Understanding these terms will also help you understand how your plan works and provide you with useful information regarding your coverage.

About Your Comprehensive Medical Plan (GR-9N-08-015-02)
This Aetna medical plan is designed to cover a range of medical services and supplies for the treatment of illness and injury and other preventive and routine medical expenses. It does not provide benefits for all medical care.

The plan will pay for covered expenses up to the maximum benefits shown in this Booklet-Certificate. Coverage is subject to all the terms, policies and procedures outlined in this Booklet-Certificate. Not all medical expenses are covered under the plan. Exclusions and limitations apply to certain medical services, supplies and expenses. Refer to the What the Plan Covers, Exclusions and Schedule of Benefits sections to determine if medical services are covered, excluded, or limited.

Using the Plan (GR-9N-08-015-02)

▪	When you need medical care, you can directly access physicians, hospitals and other health care providers of your choice for covered services and supplies under the plan.

▪
You may have to pay the provider or facility and submit a claim to receive reimbursement from the plan. You will be responsible for completing and submitting claim forms for reimbursement of covered expenses you paid directly to the provider. Aetna will reimburse you for a covered expense up to the recognized charge, less any cost sharing required by you.

▪
You will receive notification of what the plan has paid toward your covered expenses. It will indicate any amounts you owe towards your deductible, payment percentage or other non-covered expenses you have incurred. You may elect to receive this notification by e-mail, or through the mail. Call or e-mail Member Services if you have questions regarding your statement.

Important Note
Please refer to the Understanding Precertification section for information on how to request precertification.

Cost Sharing

Important Note:
You share in the cost of your care. Cost Sharing amounts and provisions are described in the Schedule of Benefits.

▪	You must satisfy any applicable deductibles before the plan begins to pay benefits.

▪	The plan contains a deductible carryover feature. Refer to your Schedule of Benefits section for details.

▪
After you satisfy any applicable deductible, you will be responsible for any applicable coinsurance for covered expenses that you incur. You will be responsible for your coinsurance up to the coinsurance limit applicable to your plan.

▪
Your coinsurance will be based on the recognized charge. If the health care provider you select charges more than the recognized charge, you will be responsible for any expenses above the recognized charge.

▪
Once you satisfy the coinsurance limit, the plan will pay 100% of the covered expenses that apply toward the limit for the rest of the Calendar Year. Certain designated out-of-pocket expenses may not apply to the coinsurance limit. Refer to your Schedule of Benefits section for information on what expenses do not apply to the limit and specific dollar limits that apply to your plan.

▪
The plan will pay for covered expenses, up to the maximums shown in the What the Plan Covers or Schedule of Benefit sections. You are responsible for any expenses incurred over the maximum limits outlined in the What the Plan Covers or Schedule of Benefits sections.

Understanding Precertification
Precertification
Inpatient stays require precertification by Aetna. Precertification is a process that helps you and your physician determine whether the services being recommended are covered expenses under the plan. It also allows Aetna to help your provider coordinate your transition from an inpatient setting to an outpatient setting (called discharge planning), and to register you for specialized programs or case management when appropriate.

Important Note
Please read the following sections in their entirety for important information on the precertification process, and any impact it may have on your coverage.

The Precertification Process
Prior to being hospitalized there are certain precertification procedures that must be followed.

You are responsible for obtaining precertification. You or a member of your family, a hospital staff member, or the attending physician, must notify Aetna to precertify the admission prior to receiving any of the services or supplies that require precertification pursuant to this Booklet-Certificate in accordance with the following timelines:

Precertification should be secured within the timeframes specified below. To obtain precertification, call Aetna at the telephone number listed on your ID card. This call must be made:

For non-emergency admissions:	It is your responsibility to call and request precertification at least 14 days before the date you are scheduled to be admitted
For an emergency admission:	You, your physician or the facility must call within 48 hours or as soon as reasonably possible after you have been admitted.
For an urgent admission:
You, your physician or the facility will need to call before you are scheduled to be admitted. An urgent admission is a hospital admission by a physician due to the onset of or change in an illness; the diagnosis of an illness; or an injury.

Aetna will provide a written notification to you and your physician of the precertification decision. If your precertified expenses are approved the approval is good for 60 days as long as you remain enrolled in the plan.

When you have an inpatient admission to a facility, Aetna will notify you, your physician and the facility about your precertified length of stay. If your physician recommends that your stay be extended, additional days will need to be certified. You, your physician, or the facility will need to call Aetna at the number on your ID card as soon as reasonably possible, but no later than the final authorized day. Aetna will review and process the request for an extended stay. You and your physician will receive a notification of an approval or denial.

If precertification determines that the stay is not a covered expense, the notification will explain why and how Aetna’s decision can be appealed. You or your provider may request a review of the precertification decision pursuant to the Appeals Amendment included with this Booklet-Certificate.

Services and Supplies Which Require Precertification (GR-9N-08-065-04 VA)
Precertification is requested for the following types of medical expenses:

Inpatient Care

▪	Stays in a hospital

Emergency and Urgent Care (GR-9N-27-005-01)
You have coverage 24 hours a day, 7 days a week for:

▪	An emergency medical condition; or

▪	An urgent condition.

In Case of a Medical Emergency
When emergency care is necessary, please follow the guidelines below:

▪
Seek the nearest emergency room, or dial 911 or your local emergency response service for medical and ambulatory assistance. If possible, call your physician provided a delay would not be detrimental to your health.

▪	After assessing and stabilizing your condition, the emergency room should contact your physician to obtain your medical history to assist the emergency physician in your treatment.

▪	If you are admitted to an inpatient facility, notify your physician as soon as reasonably possible.

▪
If you seek care in an emergency room for a non-emergency condition, your benefits will be reduced. Please refer to the Schedule of Benefits for specific details about the plan. No other plan benefits will pay for non-emergency care in the emergency room unless otherwise specified under the plan.

Coverage for Emergency Medical Conditions
Refer to Coverage for Emergency Medical Conditions in the What the Plan Covers section.

Important Reminder
If you visit a hospital emergency room for a non-emergency condition, the plan will pay a reduced benefit, as shown in the Schedule of Benefits. No other plan benefits will pay for non-emergency care in the emergency room unless otherwise specified under the Plan.

In Case of an Urgent Condition (GR-9N-27-010-01)
Call your physician if you think you need urgent care. Physicians usually provide coverage 24 hours a day, including weekends and holidays for urgent care. You may contact any physician or urgent care provider, for an urgent care condition if you cannot reach your physician.

If it is not feasible to contact your physician, please do so as soon as possible after urgent care is provided. If you need help finding an urgent care provider you may call Member Services at the toll-free number on your I.D. card, or you may access Aetna’s online provider directory at www.aetna.com.

Coverage for an Urgent Condition
Refer to Coverage for Urgent Medical Conditions in the What the Plan Covers section.

Follow-Up Care After Treatment of an Emergency or Urgent Medical Condition
Follow-up care is not considered an emergency or urgent condition and is not covered as part of any emergency or urgent care visit. Once you have been treated and discharged, you should contact your physician for any necessary follow-up care.

For coverage purposes, follow-up care is treated as any other expense for illness or injury. If you access a hospital emergency room for follow-up care, your coverage will be reduced and you will be responsible for more of the cost of your treatment. Refer to your Schedule of Benefits for cost sharing information applicable to your plan.

To keep your out-of-pocket costs lower, your follow-up care should be provided by a physician.

Important Notice
Follow up care, which includes (but is not limited to) suture removal, cast removal and radiological tests such as x- rays, should not be provided by an emergency room facility.

Requirements for Coverage (GR-9N-09-005-01 VA)
To be covered by the plan, services and supplies and prescription drugs must meet all of the following requirements:

1.	The service or supply or prescription drug must be covered by the plan. For a service or supply or prescription drug to be covered, it must:

▪	Be included as a covered expense in this Booklet-Certificate;

▪	Not be an excluded expense under this Booklet-Certificate. Refer to the Exclusions sections of this Booklet- Certificate for a list of services and supplies that are excluded;

▪	Not exceed the maximums and limitations outlined in this Booklet-Certificate. Refer to the What the Plan Covers section and the Schedule of Benefits for information about certain expense limits; and

▪	Be obtained in accordance with all the terms, policies and procedures outlined in this Booklet-Certificate.

2.
The service or supply or prescription drug must be provided while coverage is in effect. See the Who Can Be Covered, How and When to Enroll, When Your Coverage Begins, When Coverage Ends and Continuation of Coverage sections for details on when coverage begins and ends.

3.
The service or supply or prescription drug must be medically necessary. To meet this requirement, the medical services, supply or prescription drug must be provided by a physician, or other health care provider, exercising prudent clinical judgment, to a patient for the purpose of preventing, evaluating, diagnosing or treating an illness, injury, disease or its symptoms. The provision of the service or supply must be:

(a)	In accordance with generally accepted standards of medical practice;

(b)	Clinically appropriate, in terms of type, frequency, extent, site and duration, and considered effective for the patient’s illness, injury or disease; and

(c)	Not primarily for the convenience of the patient, physician or other health care provider;

(d)
And not more costly than an alternative service or sequence of services at least as likely to produce equivalent therapeutic or diagnostic results as to the diagnosis or treatment of that patient’s illness, injury, or disease.

For these purposes “generally accepted standards of medical practice” means standards that are based on credible scientific evidence published in peer-reviewed medical literature generally recognized by the relevant medical community, or otherwise consistent with physician specialty society recommendations and the views of physicians practicing in relevant clinical areas and any other relevant factors.

Important Note
Not every service, supply or prescription drug that fits the definition for medical necessity is covered by the plan. Exclusions and limitations apply to certain medical services, supplies and expenses. For example some benefits are limited to a certain number of days, visits or a dollar maximum. Refer to the What the Plan Covers section and the Schedule of Benefits for the plan limits and maximums.

What The Plan Covers (GR-9N 11-005-01 VA)	Wellness Physician Services Hospital Expenses Other Medical Expenses

Comprehensive Medical Plan
Many preventive and routine medical expenses as well as expenses incurred for a serious illness or injury are covered. This section describes which expenses are covered expenses. Only expenses incurred for the services and supplies shown in this section are covered expenses. Limitations and exclusions apply.

Preventive Care
This section on Preventive Care describes the covered expenses for services and supplies provided when you are well.

Routine Physical Exams
Covered expenses include charges made by your physician for routine physical exams. A routine exam is a medical exam given by a physician for a reason other than to diagnose or treat a suspected or identified illness or injury, and also includes:

▪	Radiological services, X-rays, lab and other tests given in connection with the exam; and

▪
Immunizations for infectious diseases and the materials for administration of immunizations as recommended by the Advisory Committee on Immunization Practices of the Department of Health and Human Services, Center for Disease Control; and

▪	Testing for Tuberculosis.

Covered expenses for children from birth to age 18 also include:

▪	An initial hospital check up and well child visits in accordance with the prevailing clinical standards of the American Academy of Pediatric Physicians.

Unless specified above, not covered under this benefit are charges for:

▪	Services which are covered to any extent under any other part of this plan;

▪	Services which are for diagnosis or treatment of a suspected or identified illness or injury;

▪	Exams given during your stay for medical care;

▪	Services not given by a physician or under his or her direction;

▪	Psychiatric, psychological, personality or emotional testing or exams.

Important Reminder
Refer to the Schedule of Benefits for details about any applicable deductibles, coinsurance, benefit maximums and frequency and age limits for physical exams.

Routine Cancer Screenings
Covered expenses include charges incurred for routine cancer screening as follows:

▪	1 gynecological exam every 12 months

Family Planning Services (GR-9N 11-005-01 VA)
Covered expenses include charges for certain contraceptive and family planning services, even though not provided to treat an illness or injury. Refer to the Schedule of Benefits for any frequency limits that apply to these services, if not specified below.

Contraception Services
Covered expenses include charges for contraceptive services and supplies provided on an outpatient basis, including:

▪	Contraceptive drugs and contraceptive devices prescribed by a physician provided they have been approved by the Federal Drug Administration;

▪	Related outpatient services such as:

•	Consultations;

•	Exams;

•	Procedures; and

•	Other medical services and supplies.
Not covered are:

▪	Charges for services which are covered to any extent under any other part of the Plan or any other group plans sponsored by your employer; and

▪	Charges incurred for contraceptive services while confined as an inpatient.

Other Family Planning
Covered expenses include charges for family planning services, including:

▪	Voluntary sterilization.

▪	Voluntary termination of pregnancy.

The plan does not cover the reversal of voluntary sterilization procedures, including related follow-up care. Also see section on pregnancy and infertility related expenses on a later page.
Vision Care Services (GR-9N S-11-010-01)
Covered expenses include charges made by a legally qualified ophthalmologist or optometrist for the following services:

▪
Routine eye exam: The plan covers expenses for a complete routine eye exam that includes refraction and glaucoma testing. A routine eye exam does not include a contact lens exam. The plan covers charges for one routine eye exam in any 12 consecutive month period.

Limitations
Coverage is subject to any applicable Calendar Year deductibles, copays and coinsurance percentages shown in your Schedule of Benefits.

Hearing Exam (GR-9N 11-015-01)
Covered expenses include charges for an audiometric hearing exam if the exam is performed by:

▪	A physician certified as an otolaryngologist or otologist; or

▪	An audiologist who:

•	Is legally qualified in audiology; or

•	Holds a certificate of Clinical Competence in Audiology from the American Speech and Hearing Association (in the absence of any applicable licensing requirements); and

•	Performs the exam at the written direction of a legally qualified otolaryngologist or otologist.
The plan will not cover expenses for charges for more than one hearing exam for any 12-month period.

All covered expenses for the hearing exam are subject to any applicable deductible, copay and coinsurance shown in your Schedule of Benefits.

Physician Services (GR-9N-S-11-020-01)
Physician Visits
Covered medical expenses include charges made by a physician during a visit to treat an illness or injury. The visit may be at the physician’s office, in your home, in a hospital or other facility during your stay or in an outpatient facility. Covered expenses also include:

▪	Immunizations for infectious disease, but not if solely for your employment;

▪	Allergy testing, treatment and injections; and

▪	Charges made by the physician for supplies, radiological services, x-rays, and tests provided by the physician.

Surgery
Covered expenses include charges made by a physician for:

▪	Performing your surgical procedure;

▪	Pre-operative and post-operative visits; and

▪	Consultation with another physician to obtain a second opinion prior to the surgery.

Anesthetics
Covered expenses include charges for the administration of anesthetics and oxygen by a physician, other than the operating physician, or Certified Registered Nurse Anesthetist (C.R.N.A.) in connection with a covered procedure.

Hospital Expenses (GR-9N-11-030 01)
Covered medical expenses include services and supplies provided by a hospital during your stay.

Room and Board
Covered expenses include charges for room and board provided at a hospital during your stay. Private room charges that exceed the hospital’s semi-private room rate are not covered unless a private room is required because of a contagious illness or immune system problem.

Room and board charges also include:

▪	Services of the hospital’s nursing staff;

▪	Admission and other fees;

▪	General and special diets; and

▪	Sundries and supplies.

Other Hospital Services and Supplies
Covered expenses include charges made by a hospital for services and supplies furnished to you in connection with your stay.

Covered expenses include hospital charges for other services and supplies provided, such as:

▪	Ambulance services.

▪	Physicians and surgeons.

▪	Operating and recovery rooms.

▪	Intensive or special care facilities.

▪	Administration of blood and blood products, but not the cost of the blood or blood products.

▪	Radiation therapy.

▪	Speech therapy, physical therapy and occupational therapy.

▪	Oxygen and oxygen therapy.

▪	Radiological services, laboratory testing and diagnostic services.

▪	Medications.

▪	Intravenous (IV) preparations.

▪	Discharge planning.

Outpatient Hospital Expenses (GR-9N-11-030 01)
Covered expenses include hospital charges made for covered services and supplies provided by the outpatient department of a hospital.

Important Reminders
The plan will only pay for nursing services provided by the hospital as part of its charge. The plan does not cover private duty nursing services as part of an inpatient hospital stay.

If a hospital or other health care facility does not itemize specific room and board charges and other charges, Aetna will assume that 40 percent of the total is for room and board charge, and 60 percent is for other charges.

In addition to charges made by the hospital, certain physicians and other providers may bill you separately during your stay.

Refer to the Schedule of Benefits for any applicable deductible, copay and coinsurance and maximum benefit limits.

Coverage for Emergency Medical Conditions
Covered expenses include charges made by a hospital or a physician for services provided in an emergency room to evaluate and treat an emergency medical condition.

The emergency care benefit covers:

▪	Use of emergency room facilities;

▪	Emergency room physicians services;

▪	Hospital nursing staff services; and

▪	Radiologists and pathologists services.

Please contact your physician after receiving treatment for an emergency medical condition.

Important Reminder
With the exception of Urgent Care described below, if you visit a hospital emergency room for a non-emergency condition, the plan will pay a reduced benefit, as shown in the Schedule of Benefits. No other plan benefits will pay for non-emergency care in the emergency room.

Coverage for Urgent Conditions
Covered expenses include charges made by a hospital or urgent care provider to evaluate and treat an urgent condition.

Your coverage includes:

▪	Use of emergency room facilities;

▪	Use of urgent care facilities;

▪	Physicians services;

▪	Nursing staff services; and

▪	Radiologists and pathologists services.

Please contact your physician after receiving treatment of an urgent condition.

Alternatives to Hospital Stays (GR-9N-11-040 01 VA)
Outpatient Surgery and Physician Surgical Services
Covered expenses include charges for services and supplies furnished in connection with outpatient surgery made by:

▪	A physician or dentist for professional services;

▪	A surgery center; or

▪	The outpatient department of a hospital.

The surgery must meet the following requirements:

▪	The surgery can be performed adequately and safely only in a surgery center or hospital and

▪	The surgery is not normally performed in a physician’s or dentist’s office.

Important Note
Benefits for surgery services performed in a physician's or dentist's office are described under Physician Services benefits in the previous section.

The following outpatient surgery expenses are covered:

▪	Services and supplies provided by the hospital, surgery center on the day of the procedure;

▪	The operating physician’s services for performing the procedure, related pre- and post-operative care, and administration of anesthesia; and

▪	Services of another physician for related post-operative care and administration of anesthesia. This does not include a local anesthetic.

Limitations
Not covered under this plan are charges made for:

▪	The services of a physician or other health care provider who renders technical assistance to the operating physician.

▪	A stay in a hospital.

▪	Facility charges for office based surgery.

Birthing Center
Covered expenses include charges made by a birthing center for services and supplies related to your care in a birthing center for:

▪	Prenatal care;

▪	Delivery; and

▪	Postpartum care within 48 hours after a vaginal delivery and 96 hours after a Cesarean delivery.

Limitations
Unless specified above, not covered under this benefit are charges:

▪	In connection with a pregnancy for which pregnancy related expenses are not included as a covered expense.

See Pregnancy Related Expenses for information about other covered expenses related to maternity care.

Home Health Care (GR-9N-11-050-01)
Covered expenses include charges made by a home health care agency for home health care, and the care:

▪	Is given under a home health care plan;

▪	Is given to you in your home while you are homebound.

Home health care expenses include charges for:

▪	Part-time or intermittent care by an R.N. or by an L.P.N. if an R.N. is not available.

▪	Part-time or intermittent home health aid services provided in conjunction with and in direct support of care by an R.N. or an L.P.N.

▪	Physical, occupational, and speech therapy.

▪	Part-time or intermittent medical social services by a social worker when provided in conjunction with, and in direct support of care by an R.N. or an L.P.N.

▪	Medical supplies, prescription drugs and lab services by or for a home health care agency to the extent they would have been covered under this plan if you had a hospital stay.

Benefits for home health care visits are payable up to the Home Health Care Maximum. Each visit by a nurse or therapist is one visit.
In figuring the Calendar Year Maximum Visits, each visit of up to 4 hours is one visit. This maximum will not apply to care given by an R.N. or L.P.N. when:

▪	Care is provided within 10 days of discharge from a hospital or skilled nursing facility as a full-time inpatient; and

▪	Care is needed to transition from the hospital or skilled nursing facility to home care.

When the above criteria are met, covered expenses include up to 12 hours of continuous care by an R.N. or L.P.N.
per day.

Coverage for Home Health Care services is not determined by the availability of caregivers to perform them. The absence of a person to perform a non-skilled or custodial care service does not cause the service to become covered. If the covered person is a minor or an adult who is dependent upon others for non-skilled care (e.g. bathing, eating, toileting), coverage for home health services will only be provided during times when there is a family member or caregiver present in the home to meet the person’s non-skilled needs.

Limitations
Unless specified above, not covered under this benefit are charges for:

▪	Services or supplies that are not a part of the Home Health Care Plan.

▪	Services of a person who usually lives with you, or who is a member of your or your spouse’s or your domestic partner's family.

▪	Services of a certified or licensed social worker.

▪	Services for Infusion Therapy.

▪	Transportation.

▪	Services or supplies provided to a minor or dependent adult when a family member or caregiver is not present.

▪	Services that are custodial care.

Important Reminders
The plan does not cover custodial care, even if care is provided by a nursing professional, and family member or other caretakers cannot provide the necessary care.

Refer to the Schedule of Benefits for details about any applicable home health care visit maximums.

Private Duty Nursing (GR-9N S-11-065-01)
Covered expenses include private duty nursing provided by a R.N. or L.P.N. if the person's condition requires skilled nursing care and visiting nursing care is not adequate. However, covered expenses will not include private duty nursing for any shifts during a Calendar Year in excess of the Private Duty Nursing Care Maximum Shifts. Each period of private duty nursing of up to 8 hours will be deemed to be one private duty nursing shift.

The plan also covers skilled observation for up to one four-hour period per day, for up to 10 consecutive days following:

▪	A change in your medication;

▪	Treatment of an urgent or emergency medical condition by a physician;

▪	The onset of symptoms indicating a need for emergency treatment;

▪	Surgery;

▪	An inpatient stay.

Limitations
Unless specified above, not covered under this benefit are charges for:

▪	Nursing care that does not require the education, training and technical skills of a R.N. or L.P.N.

▪	Nursing care assistance for daily life activities, such as:

•	Transportation;

•	Meal preparation;

•	Vital sign charting;

•	Companionship activities;

•	Bathing;

•	Feeding;

•	Personal grooming;

•	Dressing;

•	Toileting; and

•	Getting in/out of bed or a chair.

▪	Nursing care provided for skilled observation.

▪	Nursing care provided while you are an inpatient in a hospital or health care facility.

▪	A service provided solely to administer oral medicine, except where law requires a R.N. or L.P.N. to administer medicines.

Skilled Nursing Facility (GR-9N-11-060-01)
Covered expenses include charges made by a skilled nursing facility during your stay for the following services and supplies, up to the maximums shown in the Schedule of Benefits, including:

▪	Room and board, up to the semi-private room rate. The plan will cover up to the private room rate if it is needed due to an infectious illness or a weak or compromised immune system;

▪	Use of special treatment rooms;

▪	Radiological services and lab work;

▪	Physical, occupational, or speech therapy;

▪	Oxygen and other gas therapy;

▪	Other medical services and general nursing services usually given by a skilled nursing facility (this does not include charges made for private or special nursing, or physician’s services); and

▪	Medical supplies.

You must meet the following conditions:

▪	You are currently receiving inpatient hospital care, or inpatient subacute care; and

▪
The skilled nursing facility admission will take the place of an admission to, or continued stay in, a hospital or subacute facility; or it will take the place of three or more skilled nursing care visits per week at home; and

▪	There is a reasonable expectation that your condition will improve sufficiently to permit discharge to your home within a reasonable amount of time; and

▪	The illness or injury is severe enough to require constant or frequent skilled nursing care on a 24-hour basis; and

▪	Your stay in a skilled nursing facility:

•	follows a hospital stay of at least three days in a row; and

•	begins within 14 days after your discharge from the hospital; and

•	is necessary to recover from the illness or injury that caused the hospital stay.

Important Reminder
Refer to the Schedule of Benefits for details about any applicable skilled nursing facility maximums.
Limitations
Unless specified above, not covered under this benefit are charges for:

▪	Charges made for the treatment of:

•	Drug addiction;

•	Alcoholism;

•	Senility;

•	Mental retardation; or

•	Any other mental illness; and

▪	Daily room and board charges over the semi private rate.

Hospice Care (GR-9N S-11-070-01 VA)
Covered expenses include charges made by the following furnished to you for hospice care when given as part of a hospice care program.

Facility Expenses
The charges made by a hospital, hospice or skilled nursing facility for:

▪	Room and Board and other services and supplies furnished during a stay for pain control and other acute and chronic symptom management; and

▪	Services and supplies furnished to you on an outpatient basis.

Outpatient Hospice Expenses
Covered expenses include charges made on an outpatient basis by a Hospice Care Agency for:

▪	Part-time or intermittent nursing care by a R.N. or L.P.N. for up to eight hours a day;

▪	Part-time or intermittent home health aide services to care for you up to eight hours a day.

▪	Medical social services under the direction of a physician. These include but are not limited to:

•	Assessment of your social, emotional and medical needs, and your home and family situation;

•	Identification of available community resources; and

•	Assistance provided to you to obtain resources to meet your assessed needs.

▪	Physical and occupational therapy; and

▪	Consultation or case management services by a physician;

▪	Medical supplies;

▪	Prescription drugs;

▪	Dietary counseling; and

▪	Psychological counseling.

Charges made by the providers below if they are not an employee of a Hospice Care Agency; and such Agency retains responsibility for your care:

▪	A physician for a consultation or case management;

▪	A physical or occupational therapist;

▪	A home health care agency for:

•	Physical and occupational therapy;

•	Part time or intermittent home health aide services for your care up to eight hours a day;

•	Medical supplies;

•	Prescription drugs;

•	Psychological counseling; and

•	Dietary counseling.
Limitations
Unless specified above, not covered under this benefit are charges for:

▪	Daily room and board charges over the semi-private room rate.

▪	Funeral arrangements.

▪	Pastoral counseling.

▪	Financial or legal counseling. This includes estate planning and the drafting of a will.

▪
Homemaker or caretaker services. These are services which are not solely related to your care. These include, but are not limited to: sitter or companion services for either you or other family members; transportation; maintenance of the house.

Important Reminders
Refer to the Schedule of Benefits for details about any applicable hospice care maximums.

Other Covered Health Care Expenses (GR-9N-11-080-01)
Acupuncture
The plan covers charges made for acupuncture services provided by a physician, if the service is performed:

▪	As a form of anesthesia in connection with a covered surgical procedure; and

▪	To treat an illness, injury or to alleviate chronic pain.

Important Reminder
Refer to the Schedule of Benefits for details about any applicable acupuncture benefit maximum.

Ambulance Service (GR-9N-11-080-01)
Covered expenses include charges made by a professional ambulance, as follows:

Ground Ambulance
Covered expenses include charges for transportation:

▪	To the first hospital where treatment is given in a medical emergency.

▪	From one hospital to another hospital in a medical emergency when the first hospital does not have the required services or facilities to treat your condition.

▪	From hospital to home or to another facility when other means of transportation would be considered unsafe due to your medical condition.

▪	From home to hospital for covered inpatient or outpatient treatment when other means of transportation would be considered unsafe due to your medical condition. Transport is limited to 100 miles.

▪
When during a covered inpatient stay at a hospital, skilled nursing facility or acute rehabilitation hospital, an ambulance is required to safely and adequately transport you to or from inpatient or outpatient medically necessary treatment.

Air or Water Ambulance
Covered expenses include charges for transportation to a hospital by air or water ambulance when:

▪	Ground ambulance transportation is not available; and

▪	Your condition is unstable, and requires medical supervision and rapid transport; and

▪
In a medical emergency, transportation from one hospital to another hospital; when the first hospital does not have the required services or facilities to treat your condition and you need to be transported to another hospital; and the two conditions above are met.

Limitations
Not covered under this benefit are charges incurred to transport you:

▪	If an ambulance service is not required by your physical condition; or

▪	If the type of ambulance service provided is not required for your physical condition; or

▪	By any form of transportation other than a professional ambulance service.

Autism Spectrum Disorders (GR-9N 11-171 02 VA)
Covered expenses include charges for the diagnosis and treatment of Autism Spectrum Disorder in covered individuals from age two through age six. Treatment of autism spectrum disorder shall be identified in a treatment plan and includes the following care prescribed or ordered for a covered individual diagnosed with autism spectrum disorder by a licensed physician or a licensed psychologist who determines the care to be medically necessary: (i) behavioral health treatment, (ii) pharmacy care, (iii) psychiatric care, (iv) psychological care, (v) therapeutic care, and
(vi) applied behavioral analysis when provided by or supervised by a board certified behavior analyst who shall be licensed by the Board of Medicine.

“Applied Behavioral Analysis” means the design, implementation, and evaluation of environmental modifications, using behavioral stimuli and consequences, to produce socially significant improvement in human behavior, including the use of direct observation, measurement, and functional analysis of the relationship between the environment and behavior.

“Autism Spectrum Disorder” means any pervasive developmental disorder, including:

▪	Autistic Disorder;

▪	Asperger's Syndrome;

▪	Rett’s Syndrome;

▪	Childhood Disintegrative Disorder; or

▪	Pervasive Developmental Disorder--Not Otherwise Specified;

as defined in the most recent edition of the Diagnostic and Statistical Manual of Mental Disorders of the American Psychiatric Association.

“Treatment plan” means a plan for the treatment of autism spectrum disorder developed by a licensed physician or licensed psychologist pursuant to a comprehensive evaluation or reevaluation performed in a manner consistent with the most recent clinical report or recommendation of the American Academy of Pediatrics or the American Academy of Child and Adolescent Psychiatry.

Coverage for Applied Behavioral Analysis for the diagnosis and treatment of Autism Spectrum Disorders is subject to the maximum benefit amount, if any, shown on the Schedule of Benefits.

Diagnostic and Preoperative Testing (GR-9N-11-085-01)
Diagnostic Complex Imaging Expenses
The plan covers charges made on an outpatient basis by a physician, hospital or a licensed imaging or radiological facility for complex imaging services to diagnose an illness or injury, including:

▪	C.A.T. scans;

▪	Magnetic Resonance Imaging (MRI);

▪	Positron Emission Tomography (PET) Scans; and

▪	Any other outpatient diagnostic imaging service costing over $500.

Complex Imaging Expenses for preoperative testing will be payable under this benefit.

Limitations
The plan does not cover diagnostic complex imaging expenses under this part of the plan if such imaging expenses are covered under any other part of the plan.

Outpatient Diagnostic Lab Work and Radiological Services
Covered expenses include charges for radiological services (other than diagnostic complex imaging), lab services, and pathology and other tests provided to diagnose an illness or injury. You must have definite symptoms that start, maintain or change a plan of treatment prescribed by a physician. The charges must be made by a physician, hospital or licensed radiological facility or lab.

Important Reminder
Refer to the Schedule of Benefits for details about any deductible, coinsurance and maximum that may apply to outpatient diagnostic testing, and lab and radiological services.

Outpatient Preoperative Testing
Prior to a scheduled covered surgery, covered expenses include charges made for tests performed by a hospital, surgery center, physician or licensed diagnostic laboratory provided the charges for the surgery are covered expenses and the tests are:

▪	Related to your surgery, and the surgery takes place in a hospital or surgery center;

▪	Completed within 14 days before your surgery;

▪	Performed on an outpatient basis;

▪	Covered if you were an inpatient in a hospital;

▪	Not repeated in or by the hospital or surgery center where the surgery will be performed.

▪	Test results should appear in your medical record kept by the hospital or surgery center where the surgery is performed.

Limitations
The plan does not cover diagnostic complex imaging expenses under this part of the plan if such imaging expenses are covered under any other part of the plan.

▪	If your tests indicate that surgery should not be performed because of your physical condition, the plan will pay for the tests, however surgery will not be covered.

Important Reminder
Complex Imaging testing for preoperative testing is covered under the complex imaging section. Separate cost sharing may apply. Refer to your Schedule of Benefits for information on cost sharing amounts for complex imaging.

Durable Medical and Surgical Equipment (DME) (GR-9N 11-090-01)
Covered expenses include charges by a DME supplier for the rental of equipment or, in lieu of rental: The initial purchase of DME if:

▪	Long term care is planned; and

▪	The equipment cannot be rented or is likely to cost less to purchase than to rent.
Repair of purchased equipment. Maintenance and repairs needed due to misuse or abuse are not covered. Replacement of purchased equipment if:

▪	The replacement is needed because of a change in your physical condition; and

▪	It is likely to cost less to replace the item than to repair the existing item or rent a similar item.

The plan limits coverage to one item of equipment, for the same or similar purpose and the accessories needed to operate the item. You are responsible for the entire cost of any additional pieces of the same or similar equipment you purchase or rent for personal convenience or mobility.

Covered Durable Medical Equipment includes those items covered by Medicare unless excluded in the Exclusions section of this Booklet-Certificate. Aetna reserves the right to limit the payment of charges up to the most cost efficient and least restrictive level of service or item which can be safely and effectively provided. The decision to rent or purchase is at the discretion of Aetna.

Important Reminder
Refer to the Schedule of Benefits for details about durable medical and surgical equipment deductible, coinsurance and benefit maximums. Also refer to Exclusions for information about Home and Mobility exclusions.

Experimental or Investigational Treatment
Covered expenses include charges made for experimental or investigational drugs, devices, treatments or procedures, provided all of the following conditions are met:

▪	You have been diagnosed with cancer or a condition likely to cause death within one year or less;

▪	Standard therapies have not been effective or are inappropriate;

▪	Aetna determines, based on at least two documents of medical and scientific evidence, that you would likely benefit from the treatment;

▪	There is an ongoing clinical trial. You are enrolled in a clinical trial that meets these criteria:

▪	The drug, device, treatment or procedure to be investigated has been granted investigational new drug (IND) or Group c/treatment IND status;

▪	The clinical trial has passed independent scientific scrutiny and has been approved by an Institutional Review Board that will oversee the investigation;

▪
The clinical trial is sponsored by the National Cancer Institute (NCI) or similar national organization (such as the Food & Drug Administration or the Department of Defense) and conforms to the NCI standards;

▪	The clinical trial is not a single institution or investigator study unless the clinical trial is performed at an NCI- designated cancer center; and

▪	You are treated in accordance with protocol.

Pregnancy Related Expenses (GR-9N 11-100-01-VA)
Covered expenses include charges made by a physician for pregnancy and childbirth services and supplies at the same level as any illness or injury. This includes prenatal visits, delivery and postnatal visits.

For inpatient care of the mother and newborn child, covered expenses include charges made by a Hospital for a minimum of:

▪	48 hours after a vaginal delivery; and

▪	96 hours after a cesarean section.

▪	A shorter stay, if the attending physician, with the consent of the mother, discharges the mother or newborn earlier.

If the mother is discharged earlier, the plan will pay for 1 home health care visit scheduled to occur within 24 hours of discharge. An additional visit will be covered when prescribed by the provider. This benefit is in addition to the home health maximum number of visits, if any, shown on the Schedule of Benefits. No copayment or coinsurance will apply for these home health care visits.

Covered expenses also include charges made by a birthing center as described under Alternatives to Hospital
Care.

Note: Covered expenses also include services and supplies provided for circumcision of the newborn during the stay.

Prosthetic Devices (GR-9N-11-110-02 VA)
Prosthetic Device means: an artificial device to replace, in whole or in part, a limb.

Limb means: an arm, a hand, a leg, a foot or any portion of an arm, a hand, a leg or a foot.

Component means: the materials and equipment needed to ensure the comfort and functioning of a prosthetic device.

Covered expenses include charges made for medically necessary prosthetic devices, including their repair, fitting and replacement and special appliances, if the prosthetic device or appliance improves or restores body part function that has been lost or damaged by illness, injury or congenital defect. Covered expenses also include instruction and incidental supplies needed to use a covered prosthetic device.

The plan also covers the first prosthesis, other than a limb, you need that temporarily or permanently replaces all or part of a body part lost or impaired as a result of disease or injury or congenital defects as described in the list of covered devices below for an:

▪	Internal body part or organ; or

▪	External body part.

The list of covered devices and appliances includes but is not limited to:

▪	A limb or artificial eye;

▪	Eye lens;

▪	An external breast prosthesis and the first bra made solely for use with it after a mastectomy;

▪	A breast implant after a mastectomy;

▪	Ostomy supplies, urinary catheters and external urinary collection devices;

▪	Speech generating device;

▪	A cardiac pacemaker and pacemaker defibrillators; and

▪	A durable brace that is custom made for and fitted for you.

The plan will not cover expenses and charges for, or expenses related to:

▪
Orthopedic shoes, therapeutic shoes, foot orthotics, or other devices to support the feet, unless required for the treatment of or to prevent complications of diabetes; or if the orthopedic shoe is an integral part of a covered leg brace; or

▪	Trusses, corsets, and other support items; or

▪	The repair or replacement of any device due to neglect, misuse or abuse.

▪	any item listed in the Exclusions section.

Hearing Aids (GR-9N-26-005-01)
Covered hearing care expenses include charges for electronic hearing aids (monaural and binaural), installed in accordance with a prescription written during a covered hearing exam.

Benefits are payable up to the hearing supply maximum listed in the Schedule of Benefits.

All covered expenses are subject to the hearing expense exclusions in this Booklet-Certificate and are subject to deductible(s), copayments or coinsurance listed in the Schedule of Benefits, if any.

Benefits After Termination of Coverage
Expenses incurred for hearing aids within 30 days of termination of the person’s coverage under this benefit section will be deemed to be covered hearing care expenses if during the 30 days before the date coverage ends:

▪	The prescription for the hearing aid was written; and

▪	The hearing aid was ordered.

Short-Term Rehabilitation Therapy Services (GR-9N 11-120-01 VA)
Covered expenses include charges for short-term therapy services when prescribed by a physician as described below up to the benefit maximums listed on your Schedule of Benefits. The services have to be performed by:

▪	A licensed or certified physical, occupational or speech therapist;

▪	A hospital, skilled nursing facility, or hospice facility; or

▪	A physician.

Charges for the following short term rehabilitation expenses are covered:

Cardiac and Pulmonary Rehabilitation Benefits.

▪
Cardiac rehabilitation benefits are available as part of an inpatient hospital stay. A limited course of outpatient cardiac rehabilitation is covered when following angioplasty, cardiovascular surgery, congestive heart failure or myocardial infarction. The plan will cover charges in accordance with a treatment plan as determined by your risk level when recommended by a physician. This course of treatment is limited to a maximum of 36 sessions in a 12 week period.

▪
Pulmonary rehabilitation benefits are available as part of an inpatient hospital stay. A limited course of outpatient pulmonary rehabilitation is covered for the treatment of reversible pulmonary disease states. This course of treatment is limited to a maximum of 36 hours or a six week period.

Outpatient Cognitive Therapy, Physical Therapy, Occupational Therapy and Speech Therapy Rehabilitation Benefits.
Coverage is subject to the limits, if any, shown on the Schedule of Benefits. Inpatient rehabilitation benefits for the services listed will be paid as part of your Inpatient Hospital and Skilled Nursing Facility benefits provision in this Booklet-Certificate.

▪
Physical therapy is covered for non-chronic conditions and acute illnesses and injuries, provided the therapy expects to significantly improve, develop or restore physical functions lost or impaired as a result of an acute illness, injury or surgical procedure. Physical therapy does not include educational training or services designed to develop physical function.

▪
Occupational therapy (except for vocational rehabilitation or employment counseling) is covered for non-chronic conditions and acute illnesses and injuries, provided the therapy expects to significantly improve, develop or restore physical functions lost or impaired as a result of an acute illness, injury or surgical procedure, or to relearn skills to significantly improve independence in the activities of daily living. Occupational therapy does not include educational training or services designed to develop physical function.

▪
Speech therapy is covered for non-chronic conditions and acute illnesses and injuries and expected to restore the speech function or correct a speech impairment resulting from illness or injury; or for delays in speech function development as a result of a gross anatomical defect present at birth. Speech function is the ability to express thoughts, speak words and form sentences. Speech impairment is difficulty with expressing one’s thoughts with spoken words.

▪
Cognitive therapy associated with physical rehabilitation is covered when the cognitive deficits have been acquired as a result of neurologic impairment due to trauma, stroke, or encephalopathy, and when the therapy is part of a treatment plan intended to restore previous cognitive function.

A “visit” consists of no more than one hour of therapy. Refer to the Schedule of Benefits for the visit maximum that applies to the plan. Covered expenses include charges for two therapy visits of no more than one hour in a 24-hour period.

The therapy should follow a specific treatment plan that:

▪	Details the treatment, and specifies frequency and duration; and

▪	Provides for ongoing reviews and is renewed only if continued therapy is appropriate.

Important Reminder
Refer to the Schedule of Benefits for details about the short-term rehabilitation therapy maximum benefit.

Unless specifically covered above, not covered under this benefit are charges for:

▪
Therapies for the treatment of delays in development, unless resulting from acute illness or injury, or congenital defects amenable to surgical repair (such as cleft lip/palate). Examples of non-covered diagnoses include Pervasive Developmental Disorders, Down's Syndrome, and Cerebral Palsy, as they are considered both developmental and/or chronic in nature. This does not apply to physical therapy, occupational therapy or speech therapy provided for the treatment of Autism Spectrum Disorders. Physical therapy, occupational therapy and speech therapy services for the treatment of Autism Spectrum Disorder are not subject to the maximum benefits, if any shown in the Schedule of Benefits applicable to this coverage.

▪	Any services which are covered expenses in whole or in part under any other group plan sponsored by an employer;

▪	Any services unless provided in accordance with a specific treatment plan;

▪	Services provided during a stay in a hospital, skilled nursing facility, or hospice facility except as stated above;

▪	Services provided by a home health care agency;

▪	Services not performed by a physician or under the direct supervision of a physician;

▪	Treatment covered as part of the Spinal Manipulation Treatment. This applies whether or not benefits have been paid under that section;

▪
Services provided by a physician or physical, occupational or speech therapist who resides in your home; or who is a member of your family, or a member of your spouse’s family; or your domestic partner;

▪	Special education to instruct a person whose speech has been lost or impaired, to function without that ability. This includes lessons in sign language.

Reconstructive or Cosmetic Surgery and Supplies
Covered expenses include charges made by a physician, hospital, or surgery center for reconstructive services and supplies, including:

▪	Surgery needed to improve a significant functional impairment of a body part.

▪
Surgery to correct the result of an accidental injury, including subsequent related or staged surgery, provided that the surgery occurs no more than 24 months after the original injury. For a covered child, the time period for coverage may be extended through age 18.

▪	Surgery to correct the result of an injury that occurred during a covered surgical procedure provided that the reconstructive surgery occurs no more than 24 months after the original injury.
Note: Injuries that occur as a result of a medical (i.e., non surgical) treatment are not considered accidental injuries, even if unplanned or unexpected.

▪	Surgery to correct a gross anatomical defect present at birth or appearing after birth (but not the result of an illness or injury) when

▪	the defect results in severe facial disfigurement, or

▪	the defect results in significant functional impairment and the surgery is needed to improve function

Reconstructive Breast Surgery
Covered expenses include reconstruction of the breast on which a mastectomy was performed, including an implant and areolar reconstruction. Also included is surgery on a healthy breast to make it symmetrical with the reconstructed breast and physical therapy to treat complications of mastectomy, including lymphedema.

Important Notice
A benefit maximum may apply to reconstructive or cosmetic surgery services. Please refer to the Schedule of Benefits.

Transgender (Sex Change) Surgery (GR-9N 11-126 800105-1 VA 1213)
Covered expenses include charges in connection with Transgender (Sex Change) Surgery as long as you or a covered dependent have obtained precertification from Aetna; and have met the following conditions:

•	You or your dependent is at least 18 years old; and

•	You or your dependent have met criteria for the diagnosis of true transsexualism including:

•	A life-long sense of belonging to the opposite sex and of having been born into the wrong sex, often since childhood;

•	A sense of estrangement from one's own body; so that any evidence of one's own biological sex is regarded as repugnant;

•	A desire to make his or her body as congruent as possible with the preferred sex through surgery and hormone treatment;

•	A stable transsexual orientation evidenced by a desire to be rid of one's genitals; and to live in society as a member of the other sex for at least 2 years; (i.e. not limited to periods of stress);

•	There is no sexual arousal from cross-dressing;

•	There is an absence of physical inter-sex of genetic abnormality; and

•	This is not due to another biological, chromosomal or associated psychiatric disorder; such as schizophrenia.

•	You or your dependent must have completed a recognized program of transgender identity treatment; as evidenced by all of the following:

•	Has successfully lived and worked within the desired gender role full-time for at least 12 months (so- called real-life experience); without periods of returning to the original gender;

•
Unless medically contraindicated, has received at least 12 months of continuous hormonal sex change therapy recommended by a behavioral health provider; and carried out by an endocrinologist (which can be simultaneous with the real-life experience);

•	A behavioral health provider who has been acquainted with you or your dependent for at least 18 months recommends sex change surgery documented in the form of a written comprehensive evaluation;

•
A second concurring recommendation by another qualified behavioral health provider must be documented in the form of a written expert opinion; as long as one of the two behavioral health providers possess a doctoral degree (e.g., Ph.D., Ed.D., D.Sc., D.S.W., Psy.D., or M.D.);

•
Psychotherapy is not an absolute requirement for surgery unless the behavioral health provider's initial assessment leads to a recommendation for psychotherapy that specifies the goals of treatment, estimates its frequency and duration throughout the real life experience (usually a minimum of 3 months);

•
For genital surgical sex change; you or your dependent has undergone a urological examination for the purpose of identifying and perhaps treating abnormalities of the genitourinary tract; since genital surgical sex change includes the invasion of, and the alteration of; the genitourinary tract (urological examination is not required for persons not undergoing genital change); and

•
You or your dependent have demonstrated an understanding of the proposed male-to-female or female-to-male sex change surgery with its attendant costs, required lengths of hospitalization, likely complications, and post surgical rehabilitation requirements of the planned surgery.

•	The covered person has obtained precertification from Aetna.

Covered expenses include:

•	Charges made by a physician for:

•	Performing the surgical procedure; and

•	Pre-operative and post-operative hospital, office and home visits.

•
Charges made by a hospital for inpatient and outpatient services (including outpatient surgery). Room and board charges in excess of the hospital’s semi-private rate will not be covered; unless a private room is ordered by your physician and precertification has been obtained.

•	Charges made by a Skilled Nursing Facility for inpatient services and supplies. Room and board charges in excess of the hospital’s semi-private rate will not be covered.

•	Charges made for the administration of anesthetics.

•	Charges for outpatient diagnostic laboratory and x-rays.

•
Charges for blood transfusion and the cost of unreplaced blood and blood products. Also included are the charges for collecting, processing and storage of self-donated blood after the surgery has been scheduled.

Important Reminders
No payment will be made for any covered expenses under this benefit unless they have been precertified by Aetna.

Refer to the Schedule of Benefits for details about deductibles, coinsurance, benefit maximums.

Specialized Care (GR-9N 11-135-01 VA)
Chemotherapy
Covered expenses include charges for chemotherapy treatment. Coverage levels depend on where treatment is received. In most cases, chemotherapy is covered as outpatient care. Inpatient hospitalization for chemotherapy is limited to the initial dose while hospitalized for the diagnosis of cancer and when a hospital stay is otherwise medically necessary based on your health status.

Radiation Therapy Benefits
Covered expenses include charges for the treatment of illness by x-ray, gamma ray, accelerated particles, mesons, neutrons, radium or radioactive isotopes.

Outpatient Infusion Therapy Benefits
Covered expenses include charges made on an outpatient basis for infusion therapy by:

▪	A free-standing facility;

▪	The outpatient department of a hospital; or

▪	A physician in his/her office or in your home.

Infusion therapy is the intravenous or continuous administration of medications or solutions that are a part of your course of treatment. Charges for the following outpatient Infusion Therapy services and supplies are covered expenses:

▪	The pharmaceutical when administered in connection with infusion therapy and any medical supplies, equipment and nursing services required to support the infusion therapy;

▪	Professional services;

▪	Total parenteral nutrition (TPN);

▪	Chemotherapy;

▪	Drug therapy (includes antibiotic and antivirals);

▪	Pain management (narcotics); and

▪	Hydration therapy (includes fluids, electrolytes and other additives).

Not included under this infusion therapy benefit are charges incurred for:

▪	Enteral nutrition;

▪	Blood transfusions and blood products;

▪	Dialysis; and

▪	Insulin.

Coverage is subject to the maximums, if any, shown in the Schedule of Benefits.

Coverage for inpatient infusion therapy is provided under the Inpatient Hospital and Skilled Nursing Facility Benefits
sections of this Booklet-Certificate.

Benefits payable for infusion therapy will not count toward any applicable Home Health Care maximums.

Important Reminder
Refer to the Schedule of Benefits for details about any applicable deductible, coinsurance and maximum benefit limits.

Diabetic Supplies, Equipment, and Training Expenses (GR-9N 11-135-01 VA)
Covered expenses include charges for diabetic supplies, equipment and self-management training and education. Medically necessary diabetic equipment and supplies and diabetic outpatient self-management training and educational services, including medical nutrition therapy, for the treatment of diabetic conditions are covered when ordered or prescribed by and obtained through a provider for the treatment of:

▪	Insulin-dependent diabetes;

▪	Insulin-using diabetes;

▪	Gestational diabetes; and

▪	Non-insulin using diabetes

Treatment of Infertility (GR-9N 11-135-01 VA)
Basic Infertility Expenses
Covered expenses include charges made by a physician to diagnose and to surgically treat the underlying medical cause of infertility.

Comprehensive Infertility and Advanced Reproductive Technology (ART) Expenses
To be an eligible covered female for benefits you must be covered under this Booklet-Certificate as an employee, or be a covered dependent who is the employee's spouse.

Even though not incurred for treatment of an illness or injury, covered expenses will include expenses incurred by an eligible covered female for infertility if all of the following tests are met:

▪
A condition that is a demonstrated cause of infertility which has been recognized by a gynecologist, or an infertility specialist, and your physician who diagnosed you as infertile, and it has been documented in your medical records.

▪	The procedures are done while not confined in a hospital or any other facility as an inpatient.

▪	Your FSH levels are less than, 19 miU on day 3 of the menstrual cycle.

▪	The infertility is not caused by voluntary sterilization of either one of the partners (with or without surgical reversal); or a hysterectomy.

▪	A successful pregnancy cannot be attained through less costly treatment for which coverage is available under this
Booklet-Certificate.

Comprehensive Infertility Services Benefits
If you meet the eligibility requirements above, the following comprehensive infertility services expenses are payable when provided by an infertility specialist, subject to all the exclusions and limitations of this Booklet-Certificate:

▪
Ovulation induction with menotropins is subject to the maximum benefit, if any, shown in the Schedule of Benefits section of this Booklet-Certificate and has a maximum of 6 cycles per lifetime; (where lifetime is defined to include services received, provided or administered by Aetna or any affiliated company of Aetna); and

▪
Intrauterine insemination is subject to the maximum benefit, if any, shown in the Schedule of Benefits section of this Booklet-Certificate and has a maximum of 6 cycles per lifetime; (where lifetime is defined to include services received, provided or administered by Aetna or any affiliated company of Aetna).

Advanced Reproductive Technology (ART) Benefits
ART is defined as:

▪	In vitro fertilization (IVF);

▪	Zygote intrafallopian transfer (ZIFT);

▪	Gamete intra-fallopian transfer (GIFT);

▪	Cryopreserved embryo transfers;

▪	Intracytoplasmic sperm injection (ICSI); or ovum microsurgery.

ART services for procedures that are covered expenses under this Booklet-Certificate.

Eligibility for ART Benefits
To be eligible for ART benefits under this Booklet-Certificate, you must meet the requirements above and:

▪
First exhaust the comprehensive infertility services benefits. Coverage for ART services is available only if comprehensive infertility services do not result in a pregnancy in which a fetal heartbeat is detected;

▪	Be referred by your physician to Aetna's infertility case management unit.

Covered ART Benefits
The following charges are covered benefits for eligible covered females when all of the above conditions are met, subject to the Exclusions and Limitations section of the Booklet-Certificate:

▪
Up to 3 cycles and subject to the maximum benefit, if any, shown in the Schedule of Benefits section of any combination of the following ART services per lifetime (where lifetime is defined to include all ART services received, provided or administered by Aetna or any affiliated company of Aetna) which only include: IVF; GIFT; ZIFT; or cryopreserved embryo transfers;

▪
IVF; Intra-cytoplasmic sperm injection (“ICSI”); ovum microsurgery; GIFT; ZIFT; or cryopreserved embryo transfers subject to the maximum benefit shown on the Schedule of Benefits section while covered under an Aetna plan;

▪	Payment for charges associated with the care of the an eligible covered person under this plan who is participating in a donor IVF program, including fertilization and culture; and

▪	Charges associated with obtaining the spouse's sperm for ART, when the spouse is also covered under this
Booklet-Certificate.

Exclusions and Limitations
Unless otherwise specified above, the following charges will not be payable as covered expenses under this Booklet- Certificate:

▪
ART services for a female attempting to become pregnant who has not had at least 1 year or more of timed, unprotected coitus, or 12 cycles of artificial insemination (for covered persons under 35 years of age), or 6 months or more of timed, unprotected coitus, or 6 cycles of artificial insemination (for covered persons 35 years of age or older) prior to enrolling in the infertility program;

▪	ART services for couples in which 1 of the partners has had a previous sterilization procedure, with or without surgical reversal;

▪	Reversal of sterilization surgery;

▪	Infertility services for females with FSH levels 19 or greater mIU/ml on day 3 of the menstrual cycle;

▪
The purchase of donor sperm and any charges for the storage of sperm; the purchase of donor eggs and any charges associated with care of the donor required for donor egg retrievals or transfers or gestational carriers (or surrogacy); all charges associated with a gestational carrier program for the covered person or the gestational carrier;

▪	Charges associated with cryopreservation or storage of cryopreserved eggs and embryos (e.g., office, hospital, ultrasounds, laboratory tests, etc.);

▪	Home ovulation prediction kits;

▪	Drugs related to the treatment of non-covered benefits;

▪	Injectable infertility medications, including but not limited to, menotropins, hCG, GnRH agonists, and IVIG;

▪	Infertility Services that are not reasonably likely to result in success;

▪	Ovulation induction and intrauterine insemination services if you are not infertile;

Exclusions and Limitations
Unless otherwise specified above, the following charges will not be payable as covered expenses under this Booklet- Certificate:

▪	Infertility services for couples in which 1 of the partners has had a previous sterilization procedure, with or without surgical reversal;

▪	Reversal of sterilization surgery;

▪	Infertility services for females with FSH levels 19 or greater mIU/ml on day 3 of the menstrual cycle;

▪
The purchase of donor sperm and any charges for the storage of sperm; the purchase of donor eggs and any charges associated with care of the donor required for donor egg retrievals or transfers or gestational carriers (or surrogacy); all charges associated with a gestational carrier program for the covered person or the gestational carrier;

▪	Charges associated with cryopreservation or storage of cryopreserved eggs and embryos (e.g., office, hospital, ultrasounds, laboratory tests, etc.);

▪	Home ovulation prediction kits;

▪	Drugs related to the treatment of non-covered benefits;

▪	Injectable infertility medications, including but not limited to, menotropins, hCG, GnRH agonists, and IVIG;

▪	Infertility Services that are not reasonably likely to result in success;

▪	Ovulation induction and intrauterine insemination services if you are not infertile;

▪
Any ART procedure or services related to such procedures, including but not limited to in vitro fertilization (“IVF”), gamete intra-fallopian transfer (“GIFT”), zygote intra-fallopian transfer (“ZIFT”), and intra-cytoplasmic sperm injection (“ICSI”); or

▪	Any charges associated with care required to obtain ART services (e.g., office, hospital, ultrasounds, laboratory tests, etc.); and any charges associated with obtaining sperm for any ART procedures.

Important Note
Refer to the Schedule of Benefits for details about the maximums that apply to infertility services. The lifetime maximums that apply to infertility services apply differently than other lifetime maximums under the plan.

Spinal Manipulation Treatment (GR-9N 11-150-01-VA)
Covered expenses include charges made by a physician on an outpatient basis for manipulative (adjustive) treatment or other physical treatment for conditions caused by (or related to) biomechanical or nerve conduction disorders of the spine.

Your benefits are subject to the maximum shown in the Schedule of Benefits. However, this maximum does not apply to expenses incurred:

▪	During your hospital stay; or

▪	For surgery. This includes pre- and post-surgical care provided or ordered by the operating physician.

Cleft Lip or Palate Treatment (GR-9N 11-155-01)
(Dependent Children Under Age 18 only)
Covered expenses include charges made for the treatment of a congenital cleft lip or cleft palate, or of a condition related to the cleft lip or palate, including:

▪	Oral surgery and facial surgery, including pre and post-operative care provided by a physician;

▪	Oral prosthesis treatment, including obturators and orthotic devices, speech and feeding appliances;

▪	Initial installation of dentures, whether fixed or removable, partial or full;

▪	Replacement of dentures by dentures or fixed partial dentures when needed because of structural changes in the mouth or jaw due to growth;

▪	Cleft orthodontic therapy;

▪	Orthodontic, otolaryngology or prosthetic treatment and management;

▪	Installation of crowns;

▪	Diagnostic services provided by a physician to determine the extent of loss or impairment in your speaking or hearing ability;

▪	Speech therapy to treat delays in speech development given by a physician. Such therapy is expected to overcome congenital or early acquired handicaps;

▪	Speech therapy provided by a physician, if the therapy is expected to restore or improve your ability to speak. Coverage includes speech aids and training to use the speech aids;

▪	Psychological assessment and counseling;

▪	Genetic assessment and counseling;

▪	Hearing aids;

▪	Audiological assessment, treatment and management, including surgically implanted amplification devices; and

▪	Physical therapy assessment and treatment.
A legally qualified audiologist or speech therapist will be deemed a physician for purposes of this coverage. Unless specified above, not covered under this benefit are:

▪
Oral prostheses, dentures or fixed partial dentures that were ordered before your coverage became effective or ordered while you were covered, but installed or delivered more than 60 days after your coverage ended;

▪
Augmentative (assistive) communication systems and usage training. (These aids are used in the special education of a person whose ability to speak or hear has been impaired, including lessons in sign language.)

Transplant Services (GR-9N 11-160-01 VA)
Covered expenses include charges incurred during a transplant occurrence. The following will be considered to be one transplant occurrence once it has been determined that you or one of your dependents may require an organ transplant. Organ means solid organ; stem cell; bone marrow; and tissue.

▪	Heart;

▪	Lung;

▪	Heart/Lung;

▪	Simultaneous Pancreas Kidney (SPK);

▪	Pancreas;

▪	Kidney;

▪	Liver;

▪	Intestine;

▪	Bone Marrow/Stem Cell;

▪	Multiple organs replaced during one transplant surgery;

▪	Tandem transplants (Stem Cell);

▪	Sequential transplants;

▪	Re-transplant of same organ type within 180 days of the first transplant;

▪	Any other single organ transplant, unless otherwise excluded under the plan.

The following will be considered to be more than one Transplant Occurrence:

▪	Autologous blood/bone marrow transplant followed by allogenic blood/bone marrow transplant (when not part of a tandem transplant);

▪	Allogenic blood/bone marrow transplant followed by an autologous blood/bone marrow transplant (when not part of a tandem transplant);

▪	Re-transplant after 180 days of the first transplant;

▪	Pancreas transplant following a kidney transplant;

▪	A transplant necessitated by an additional organ failure during the original transplant surgery/process;

▪	More than one transplant when not performed as part of a planned tandem or sequential transplant, (e.g., a liver transplant with subsequent heart transplant).

The plan covers:

▪	Charges made by a physician or transplant team.

▪	Charges made by a hospital, outpatient facility or physician for the medical and surgical expenses of a live donor, but only to the extent not covered by another plan or program.

▪
Related supplies and services provided by the facility during the transplant process. These services and supplies may include: physical, speech and occupational therapy; bio-medicals and immunosuppressants; home health care expenses and home infusion services.

▪	Charges for activating the donor search process with national registries.

▪
Compatibility testing of prospective organ donors who are immediate family members. For the purpose of this coverage, an “immediate” family member is defined as a first-degree biological relative. These are your biological parents, siblings or children.

▪	Inpatient and outpatient expenses directly related to a transplant.

Covered transplant expenses are typically incurred during the four phases of transplant care described below. Expenses incurred for one transplant during these four phases of care will be considered one transplant occurrence.

A transplant occurrence is considered to begin at the point of evaluation for a transplant and end either 180 days from the date of the transplant; or upon the date you are discharged from the hospital or outpatient facility for the admission or visit(s) related to the transplant, whichever is later.

The four phases of one transplant occurrence and a summary of covered transplant expenses during each phase are:

1.
Pre-transplant evaluation/screening: Includes all transplant-related professional and technical components required for assessment, evaluation and acceptance into a transplant facility’s transplant program;

2.	Pre-transplant/candidacy screening: Includes HLA typing/compatibility testing of prospective organ donors who are immediate family members;

3.
Transplant event: Includes inpatient and outpatient services for all covered transplant-related health services and supplies provided to you and a donor during the one or more surgical procedures or medical therapies for a transplant; prescription drugs provided during your inpatient stay or outpatient visit(s), including bio-medical and immunosuppressant drugs; physical, speech or occupational therapy provided during your inpatient stay or outpatient visit(s); cadaveric and live donor organ procurement; and

4.
Follow-up care: Includes all covered transplant expenses; home health care services; home infusion services; and transplant-related outpatient services rendered within 180 days from the date of the transplant event.

Important Reminders
Refer to the Schedule of Benefits for details about transplant expense maximums, if applicable.

Limitations
Unless specified above, not covered under this benefit are charges incurred for:

▪	Outpatient drugs including bio-medicals and immunosuppressants not expressly related to an outpatient transplant occurrence;

▪	Services that are covered under any other part of this plan;

▪	Services and supplies furnished to a donor when the recipient is not covered under this plan;

▪	Home infusion therapy after the transplant occurrence;

▪	Harvesting or storage of organs, without the expectation of immediate transplantation for an existing illness;

▪	Harvesting and/or storage of bone marrow, tissue or stem cells, without the expectation of transplantation within 12 months for an existing illness;

▪	Cornea (Corneal Graft with Amniotic Membrane) or Cartilage (autologous chondrocyte or autologous osteochondral mosaicplasty) transplants, unless otherwise authorized by Aetna.

Morbid Obesity Treatment(GR-9N 11-165VA)
Covered expenses for a covered person include charges made on an inpatient or outpatient basis by a hospital or a physician for gastric bypass surgery or other such methods as may be recognized by the National Institutes of Health as effective for the long-term reversal of morbid obesity.

Covered expenses are payable to the same extent as any other illness.

Limitations
Unless specified above, not covered under this benefit are charges incurred for:

▪
Weight control services including surgical procedures, medical treatments, weight control/loss programs, dietary regimens and supplements, food or food supplements, appetite suppressants and other medications; exercise programs, exercise or other equipment; and other services and supplies that are primarily intended to control weight or treat obesity, including morbid obesity, or for the purpose of weight reduction, regardless of the existence of comorbid conditions; except as provided in this Booklet-Certificate.

Treatment of Mental Disorders and Substance Abuse (GR-9N-11-172-01)
Treatment of Mental Disorders
Covered expenses include charges made for the treatment of mental disorders by behavioral health providers.

Important Note
Not all types of services are covered. For example, educational services and certain types of therapies are not covered. See Health Plan Exclusions and Limits for more information.

In addition to meeting all other conditions for coverage, the treatment must meet the following criteria:

▪	The treatment must be medically necessary;

▪	There is a written treatment plan prescribed and supervised by a behavioral health provider; and

▪	This Plan includes follow-up treatment.

Benefits are payable for charges incurred in a hospital, psychiatric hospital, residential treatment facility or behavioral health provider's office for the treatment of mental disorders as follows:

Inpatient Treatment
Covered expenses include charges for room and board at the semi-private room rate, and other services and supplies provided during your stay in a hospital, psychiatric hospital or residential treatment facility. Inpatient benefits are payable only if your condition requires services that are only available in an inpatient setting.

Partial Confinement Treatment
Covered expenses include charges made for partial confinement treatment provided in a facility or program for the intermediate short-term or medically-directed intensive treatment of a mental disorder. Such benefits are payable if your condition requires services that are only available in a partial confinement treatment setting.

Outpatient Treatment
Covered expenses include charges for treatment received while not confined as a full-time inpatient in a hospital, psychiatric hospital or residential treatment facility.

The plan covers partial hospitalization services (more than 4 hours, but less than 24 hours per day) provided in a facility or program for the intermediate short-term or medically-directed intensive treatment. The partial hospitalization will only be covered if you would need inpatient care if you were not admitted to this type of facility.

Important Reminder

▪	Please refer to the Schedule of Benefits for any copayments/deductibles, maximums and Coinsurance Limit that may apply.

Treatment of Substance Abuse
Covered expenses include charges made for the treatment of substance abuse by behavioral health providers.

Important Note
Not all types of services are covered. For example, educational services and certain types of therapies are not covered. See Health Plan Exclusions and Limits for more information.

Substance Abuse
In addition to meeting all other conditions for coverage, the treatment must meet the following criteria:

▪	There is a program of therapy prescribed and supervised by a behavioral health provider.

▪	The program of therapy includes either:

•	A follow up program directed by a behavioral health provider on at least a monthly basis; or

•	Meetings at least twice a month with an organization devoted to the treatment of alcoholism or substance abuse.

Please refer to the Schedule of Benefits for any substance abuse deductibles, maximums and Coinsurance Limit that may apply.

Inpatient Treatment
This Plan covers room and board at the semi-private room rate and other services and supplies provided during your stay in a psychiatric hospital or residential treatment facility, appropriately licensed by the state Department of Health or its equivalent.

Coverage includes:

▪	Treatment in a hospital for the medical complications of substance abuse.

▪	“Medical complications” include detoxification, electrolyte imbalances, malnutrition, cirrhosis of the liver, delirium tremens and hepatitis.

▪	Treatment in a hospital is covered only when the hospital does not have a separate treatment facility section.

Outpatient Treatment
Outpatient treatment includes charges for treatment received for substance abuse while not confined as a full-time inpatient in a hospital, psychiatric hospital or residential treatment facility.

This Plan covers partial hospitalization services (more than 4 hours, but less than 24 hours per day) provided in a facility or program for the intermediate short-term or medically-directed intensive treatment of alcohol or drug abuse. The partial hospitalization will only be covered if you would need inpatient treatment if you were not admitted to this type of facility.

Partial Confinement Treatment
Covered expenses include charges made for partial confinement treatment provided in a facility or program for the intermediate short-term or medically-directed intensive treatment of substance abuse.

Such benefits are payable if your condition requires services that are only available in a partial confinement treatment setting.

Important Reminder

▪	Please refer to the Schedule of Benefits for any copayments/deductibles, maximums and Coinsurance Limit that may apply.

Oral and Maxillofacial Treatment (Mouth, Jaws and Teeth)(GR-9N 11-180-01)
Covered expenses include charges made by a physician, a dentist and hospital for:

▪	Non-surgical treatment of infections or diseases of the mouth, jaw joints or supporting tissues.

Services and supplies for treatment of, or related conditions of, the teeth, mouth, jaws, jaw joints or supporting tissues, (this includes bones, muscles, and nerves), for surgery needed to:

▪	Treat a fracture, dislocation, or wound.

▪	Cut out cysts, tumors, or other diseased tissues.

▪	Cut into gums and tissues of the mouth. This is only covered when not done in connection with the removal, replacement or repair of teeth.

▪	Alter the jaw, jaw joints, or bite relationships by a cutting procedure when appliance therapy alone cannot result in functional improvement.

Hospital services and supplies received for a stay required because of your condition.

Dental work, surgery and orthodontic treatment needed to remove, repair, restore or reposition:

(a)Natural teeth damaged, lost, or removed; or
(b)Other body tissues of the mouth fractured or cut due to injury.
Any such teeth must have been free from decay or in good repair, and are firmly attached to the jaw bone at the time of the injury.

The treatment must be completed in the Calendar Year of the accident or in the next Calendar Year.

If crowns, dentures, bridges, or in-mouth appliances are installed due to injury, covered expenses only include charges for:

▪	The first denture or fixed bridgework to replace lost teeth;

▪	The first crown needed to repair each damaged tooth; and

▪	An in-mouth appliance used in the first course of orthodontic treatment after the injury.

Other Services (GR-9N-11-195-01-VA)
Routine Screening for Cancer
Even though not incurred in connection with a disease or injury, covered expenses include charges incurred by a covered person:

▪	age 35 but less than 40 for one screening mammogram.

▪	age 40 and over for one screening mammogram every calendar year.

▪	for an annual Pap smear and for annual testing using any FDA-approved gynecologic cytology screening technologies.

▪
age 50 and over; and persons age 40 and over who are at high risk for prostate cancer according to the most recent published guidelines of the American Cancer Society, and that occur in connection with an annual exam for screening for cancer of the prostate:

•	a digital rectal exam; and

•	a prostate specific antigen (PSA) test.

▪
in connection with an annual exam for screening of colorectal cancer and provided in accordance with the most recently published recommendations established by the American College of Gastroenterology, in consultation with the American Cancer Society, for the ages, family histories, and frequencies referenced in such recommendations:

•	fecal occult blood test; and

•	flexible sigmoidoscopy or colonoscopy, or in appropriate circumstances radiologic imaging.
General Anesthesia for Dental Care
Covered expenses include general anesthesia and associated hospital or ambulatory facility charges in conjunction with dental care provided to a covered person, if the person is determined by a licensed dentist in consultation with the person’s physician to require these services to effectively and safely provide dental care; and

i.	is under 5 years of age;

ii.	is severely disabled; or

iii.	has a medical condition that requires admission to a hospital or outpatient surgery center and general anesthesia for dental care treatment.

Coverage is NOT provided for dental services associated with general anesthesia and associated hospital or ambulatory facility charges, except as otherwise provided in this Plan.

Childhood Immunization Expenses
Covered expenses include charges incurred by a covered dependent child between the ages of birth and 36-months for all routine and necessary immunizations administered on an outpatient basis.

Routine and necessary immunizations mean immunizations against diphtheria, pertussis, tetanus, polio, hepatitis B, measles, mumps, rubella, and other such immunizations as may be prescribed by the Virginia Commissioner of Health.

Infant Hearing Screening Expenses
Covered expenses include charges for infant hearing screenings and all necessary audiological examinations for newborn children that are provided pursuant to the Virginia Hearing Impairment Identification and Monitoring System and include the use of any technology approved by the United States Food and Drug Administration, and as recommended by the national Joint Committee on Infant Hearing in its most current position statement addressing early hearing detection and intervention programs. Coverage includes a follow-up audiological examination, recommended by a physician or audiologist and performed by a licensed audiologist to confirm the existence or absence of hearing loss, for those infants whose hearing screenings indicated the need for a diagnostic audiological examination.

Bones or Joints of the Head, Neck, Face or Jaw Expenses
Covered expenses include charges for diagnostic and surgical treatment involving any bone or joint of the head, neck, face or jaw if the treatment is required due to a medical condition or injury which prevents normal function of the joint or bone and is deemed medically necessary to attain functional capacity of the affected part. Treatment performed by prosthesis placed directly on the teeth is not covered.

Blood Products and Blood Infusion Equipment Expenses
Covered expenses include charges for blood products and blood infusion equipment for covered persons diagnosed with hemophilia or other congenital bleeding disorders.

Mastectomy and Hysterectomy Expenses
Covered expenses following a mastectomy for the treatment of breast cancer include charges for:

▪	up to 48-hours of inpatient care in a hospital following a radical or modified mastectomy;

▪	up to 24-hours of inpatient care in a hospital following a total mastectomy or partial mastectomy with lymph node dissection.

Covered expenses following a hysterectomy include charges for:

▪	a minimum stay in a hospital of not less than 23-hours following a laparoscopy-assisted vaginal hysterectomy;

▪	a minimum stay in a hospital of not less than 48-hours following a vaginal hysterectomy; or

▪	a shorter hospital stay, if the attending provider, in consultation with the covered person, determines that a shorter length of stay is appropriate.

Treatment of Lymphedema
Covered expenses include charges for equipment, supplies, complex decongestive therapy, and outpatient self- management training and education for the treatment of lymphedema, when provided by a provider legally authorized to provide such items under law.

Early Intervention Services
Covered expenses include charges for speech and language therapy, occupational therapy, physical therapy and assistive technology services and devices for a covered person if:

▪	They are between the ages of birth and 3 years;

▪	They are certified by the Department of Mental Health, Mental Retardation and Substance Abuse Services as eligible for the services under Part H of the Individuals with Disabilities Education Act; and

▪	The services are designed to attain or retain the capacity to function age-appropriately within their environment.

The benefit for these services is limited to $5,000 per covered person per Calendar Year.

Cancer Clinical Trial Expenses
Covered expenses include coverage for "Patient Costs" incurred by a covered person participating in clinical trials for treatment studies on cancer.

"Patient Cost" is defined as the cost of a medically necessary health care service incurred for treatment of a covered person for purposes of a clinical trial

NOTE: This definition excludes the cost of: (a) an investigational drug or device; (b) non-health services required as a result of treatment received in a clinical trial; (c) managing research associated with the clinical trial; and (d) services or items that would be excluded from coverage under the patient's policy, plan or contract for noninvestigational treatment.

Coverage of patient costs will be provided if:

▪	the treatment or studies are part of a Phase II-IV clinical trial for cancer;

▪
the treatment is being provided in a clinical trial approved by the National Cancer Institute (NCI), an NCI cooperative group or center, the FDA as part of an investigational new drug application, the Federal Department of Veterans Affairs, or an institutional review board which has a multiple project assurance contract approved by the office of protection from research risks of the National Cancer Institute;

▪	the treating facility and personnel have the expertise and capability to render the treatment as a result of their experience, training and volume of patients;

▪	there is no clearly superior, non-investigational treatment alternative; and

▪	available clinical or pre-clinical data provide a reasonable expectation that the treatment will be at least as effective as the non-investigational alternative.

The above coverage may be provided on a case-by-case basis if treatment is being provided in a Phase I clinical trial for cancer.

Benefits are payable on the same basis as any other illness.

Medical Plan Exclusions (GR-9N-28-015-07)
Not every medical service or supply is covered by the plan, even if prescribed, recommended, or approved by your physician or dentist. The plan covers only those services and supplies that are medically necessary and included in the What the Plan Covers section. Charges made for the following are not covered except to the extent listed under the What The Plan Covers section or by amendment attached to this Booklet-Certificate.

Important Note:
You have medical and prescription drug insurance coverage. The exclusions listed below apply to all coverage under your plan. Additional exclusions apply to specific prescription drug coverage. Those additional exclusions are listed separately under the What The Plan Covers section for each of these benefits.

Acupuncture, acupressure and acupuncture therapy, except as provided in the What the Plan Covers section.

Allergy: Specific non-standard allergy services and supplies, including but not limited to, skin titration (Rinkel method), cytotoxicity testing (Bryan’s Test) treatment of non-specific candida sensitivity, and urine autoinjections.

Any charges in excess of the benefit, dollar, day, visit or supply limits stated in this Booklet-Certificate.

Any non-emergency charges incurred outside of the United States if you traveled to such location to obtain prescription drugs or supplies, even if otherwise covered under this Booklet-Certificate. This also includes prescription drugs or supplies if:

▪	such prescription drugs or supplies are unavailable or illegal in the United States; or

▪	the purchase of such prescription drugs or supplies outside the United States is considered illegal.
Applied Behavioral Analysis, the LEAP, TEACCH, Denver and Rutgers programs. Behavioral Health Services:

▪
Alcoholism or substance abuse rehabilitation treatment on an inpatient or outpatient basis, except to the extent coverage for detoxification or treatment of alcoholism or substance abuse is specifically provided in the What the Medical Plan Covers Section.

▪	Treatment of a covered health care provider who specializes in the mental health care field and who receives treatment as a part of their training in that field.

▪	Treatment of impulse control disorders such as pathological gambling, kleptomania, pedophilia, caffeine or nicotine use.

▪	Treatment of antisocial personality disorder.

▪	Treatment in wilderness programs or other similar programs.

▪
Treatment of mental retardation, defects, and deficiencies. This exclusion does not apply to mental health services or to medical treatment of mentally retarded in accordance with the benefits provided in the What the Plan Covers section of this Booklet-Certificate.

Blood, blood plasma, synthetic blood, blood derivatives or substitutes, including but not limited to, the provision of blood, other than blood derived clotting factors. Any related services including processing, storage or replacement costs, and the services of blood donors, apheresis or plasmapheresis are not covered. For autologous blood donations, only administration and processing costs are covered.

Charges for a service or supply furnished by a provider in excess of the recognized charge.

Charges submitted for services that are not rendered, or rendered to a person not eligible for coverage under the plan.

Charges submitted for services by an unlicensed hospital, physician or other provider or not within the scope of the provider’s license.

Contraception, except as specifically described in the What the Plan Covers Section:

▪	Over the counter contraceptive supplies including but not limited to condoms, contraceptive foams, jellies and ointments.

Cosmetic services and plastic surgery: any treatment, surgery (cosmetic or plastic), service or supply to alter, improve or enhance the shape or appearance of the body whether or not for psychological or emotional reasons including:

▪
Face lifts, body lifts, tummy tucks, liposuctions, removal of excess skin, removal or reduction of non-malignant moles, blemishes, varicose veins, cosmetic eyelid surgery and other surgical procedures;

▪	Chemical peels, dermabrasion, laser or light treatments, bleaching, creams, ointments or other treatments or supplies to alter the appearance or texture of the skin;

▪	Insertion or removal of any implant that alters the appearance of the body (such as breast or chin implants);

▪	Removal of tattoos;

▪	Repair of piercings and other voluntary body modifications, including removal of injected or implanted substances or devices;

▪	Surgery to correct Gynecomastia;

▪	Breast augmentation; and

▪	Otoplasty.

Counseling: Services and treatment for marriage, religious, family, career, social adjustment, pastoral, or financial counselor.

Court ordered services, including those required as a condition of parole or release.

Custodial Care

Dental Services: any treatment, services or supplies related to the care, filling, removal or replacement of teeth and the treatment of injuries and diseases of the teeth, gums, and other structures supporting the teeth. This includes but is not limited to:

▪
services of dentists, oral surgeons, dental hygienists, and orthodontists including apicoectomy (dental root resection), root canal treatment, soft tissue impactions, removal of bony impacted teeth, treatment of periodontal disease, alveolectomy, augmentation and vestibuloplasty and fluoride and other substances to protect, clean or alter the appearance of teeth;

▪	dental implants, false teeth, prosthetic restoration of dental implants, plates, dentures, braces, mouth guards, and other devices to protect, replace or reposition teeth; and

▪	non-surgical treatments to alter bite or the alignment or operation of the jaw, including treatment of malocclusion or devices to alter bite or alignment.

Disposable outpatient supplies: Any outpatient disposable supply or device, including sheaths, bags, elastic garments, support hose, bandages, bedpans, syringes, blood or urine testing supplies, and other home test kits; and splints, neck braces, compresses, and other devices not intended for reuse by another patient.

Drugs, medications and supplies:

▪	Over-the-counter drugs, biological or chemical preparations and supplies that may be obtained without a prescription including vitamins;

▪	Any services related to the dispensing, injection or application of a drug;

▪	Any prescription drug purchased illegally outside the United States, even if otherwise covered under this plan within the United States;

▪	Immunizations related to work;

▪	Needles, syringes and other injectable aids, except as covered for diabetic supplies;

▪	Drugs related to the treatment of non-covered expenses;

▪	Performance enhancing steroids;

▪	Injectable drugs if an alternative oral drug is available;

▪	Outpatient prescription drugs;

▪	Self-injectable prescription drugs and medications;

▪	Any prescription drugs, injectables, or medications or supplies provided by the policyholder or through a third party vendor contract with the policyholder; and

▪
Any expenses for prescription drugs, and supplies covered under an Aetna Pharmacy plan will not be covered under this medical expense plan. Prescription drug exclusions that apply to the Aetna Pharmacy plan will apply to the medical expense coverage; and

▪	Charges for any prescription drug for the treatment of erectile dysfunction, impotence, or sexual dysfunction or inadequacy.

Educational services:

▪	Any services or supplies related to education, training or retraining services or testing, including: special education, remedial education, job training and job hardening programs;

▪
Evaluation or treatment of learning disabilities, minimal brain dysfunction, developmental, learning and communication disorders, behavioral disorders, (including pervasive developmental disorders) training or cognitive rehabilitation, regardless of the underlying cause; and

▪	Services, treatment, and educational testing and training related to behavioral (conduct) problems, learning disabilities and delays in developing skills.

Examinations:

▪	Any health examinations required:

•	by a third party, including examinations and treatments required to obtain or maintain employment, or which an employer is required to provide under a labor agreement;

•	by any law of a government;

•	for securing insurance, school admissions or professional or other licenses;

•	to travel;

•	to attend a school, camp, or sporting event or participate in a sport or other recreational activity; and
Any special medical reports not directly related to treatment except when provided as part of a covered service.

Routine physical exams, routine eye exams, routine dental exams, routine hearing exams and other preventive services and supplies, except as specifically provided in the What the Plan Covers section.

Experimental or investigational drugs, devices, treatments or procedures, except as described in the What the Plan Covers section.

Facility charges for care services or supplies provided in:

▪	rest homes;

▪	assisted living facilities;

▪	similar institutions serving as an individual's primary residence or providing primarily custodial or rest care;

▪	health resorts;

▪	spas, sanitariums; or

▪	infirmaries at schools, colleges, or camps.

Food and nutritional items: Any food item, including but not limited to infant formulas, nutritional supplements, vitamins, including but not limited to prescription vitamins, medical foods and other nutritional items, even if it is the sole source of nutrition.

Foot care: Except as specifically covered for diabetics, any services, supplies, or devices to improve comfort or appearance of toes, feet or ankles, including but not limited to:

▪
Treatment of calluses, bunions, toenails, hammer-toes, subluxations, fallen arches, weak feet, chronic foot pain or conditions caused by routine activities such as walking, running, working or wearing shoes; and

▪
Shoes (including but not limited to orthopedic shoes), foot orthotics, arch supports, shoe inserts, ankle braces, guards, protectors, creams, ointments and other equipment, devices and supplies, even if required following a covered treatment of an illness or injury.

Growth/Height: Any treatment, device, drug, service or supply (including surgical procedures, devices to stimulate growth and growth hormones), solely to increase or decrease height or alter the rate of growth.

Hearing:

▪	Any hearing service or supply that does not meet professionally accepted standards;

▪	Hearing exams given during a stay in a hospital or other facility; except as specifically provided in the What the Plan Covers section;

▪	Replacement parts or repairs for a hearing aid; and

▪
Any tests, appliances, and devices for the improvement of hearing (including but not limited to hearing aids and amplifiers), or to enhance other forms of communication to compensate for hearing loss or devices that simulate speech, except as specifically provided in the What the Plan Covers section.

Home and mobility: Any addition or alteration to a home, workplace or other environment, or vehicle and any related equipment or device, such as but not limited to:

▪	Purchase or rental of exercise equipment, air purifiers, central or unit air conditioners, water purifiers, waterbeds. and swimming pools;

▪	Exercise and training devices, whirlpools, portable whirlpool pumps, sauna baths, or massage devices;

▪
Equipment or supplies to aid sleeping or sitting, including but not limited to non-hospital electric and air beds, water beds, pillows, sheets, blankets, warming or cooling devices, bed tables and reclining chairs;

▪	Equipment installed in your home, workplace or other environment, including but not limited to stair-glides, elevators, wheelchair ramps, or equipment to alter air quality, humidity or temperature;

▪
Other additions or alterations to your home, workplace or other environment, including but not limited to room additions, changes in cabinets, countertops, doorways, lighting, wiring, furniture, communication aids, wireless alert systems, or home monitoring;

▪	Services and supplies furnished mainly to provide a surrounding free from exposure that can worsen your illness or injury;

▪
Removal from your home, worksite or other environment of carpeting, hypo-allergenic pillows, mattresses, paint, mold, asbestos, fiberglass, dust, pet dander, pests or other potential sources of allergies or illness; and

▪	Transportation devices, including but not limited to stair-climbing wheelchairs, personal transporters, bicycles, automobiles, vans or trucks, or alterations to any vehicle or transportation device.

Home births: Any services and supplies related to births occurring in the home or in a place not licensed to perform deliveries.

Infertility: except as specifically described in the What the Plan Covers Section, any services, treatments, procedures or supplies that are designed to enhance fertility or the likelihood of conception, including but not limited to:

▪	Drugs related to the treatment of non-covered benefits;

▪	Injectable infertility medications, including but not limited to menotropins, hCG, GnRH agonists, and IVIG;

▪
Any advanced reproductive technology (“ART”) procedures or services related to such procedures, including but not limited to in vitro fertilization (“IVF”), gamete intra-fallopian transfer (“GIFT”), zygote intra-fallopian transfer (“ZIFT”), and intra-cytoplasmic sperm injection (“ICSI”); Artificial Insemination for covered females attempting to become pregnant who are not infertile as defined by the plan;

▪	Infertility services for couples in which 1 of the partners has had a previous sterilization procedure, with or without surgical reversal;

▪	Procedures, services and supplies to reverse voluntary sterilization;

▪	Infertility services for females with FSH levels 19 or greater mIU/ml on day 3 of the menstrual cycle;

▪
The purchase of donor sperm and any charges for the storage of sperm; the purchase of donor eggs and any charges associated with care of the donor required for donor egg retrievals or transfers or gestational carriers or surrogacy; donor egg retrieval or fees associated with donor egg programs, including but not limited to fees for laboratory tests;

▪
Charges associated with cryopreservation or storage of cryopreserved eggs and embryos (e.g., office, hospital, ultrasounds, laboratory tests, etc.); any charges associated with a frozen embryo or egg transfer, including but not limited to thawing charges;

▪	Home ovulation prediction kits or home pregnancy tests;

▪	Any charges associated with care required to obtain ART Services (e.g., office, hospital, ultrasounds, laboratory tests); and any charges associated with obtaining sperm for any ART procedures; and

▪	Ovulation induction and intrauterine insemination services if you are not infertile.

Maintenance Care.

Medicare: Payment for that portion of the charge for which Medicare or another party is the primary payer. Miscellaneous charges for services or supplies including:

▪	Annual or other charges to be in a physician’s practice;

▪	Charges to have preferred access to a physician’s services such as boutique or concierge physician practices;

▪	Cancelled or missed appointment charges or charges to complete claim forms;

▪	Charges the recipient has no legal obligation to pay; or the charges would not be made if the recipient did not have coverage (to the extent exclusion is permitted by law) including:

•	Care in charitable institutions;

•	Care for conditions related to current or previous military service;

•	Care while in the custody of a governmental authority;

•	Any care a public hospital or other facility is required to provide; or

•	Any care in a hospital or other facility owned or operated by any federal, state or other governmental entity, except to the extent coverage is required by applicable laws.

Nursing and home health aide services provided outside of the home (such as in conjunction with school, vacation, work or recreational activities).

Non-medically necessary services, including but not limited to, those treatments, services, prescription drugs and supplies which are not medically necessary, as determined by Aetna, for the diagnosis and treatment of illness, injury, restoration of physiological functions, or covered preventive services. This applies even if they are prescribed, recommended or approved by your physician or dentist.

Personal comfort and convenience items: Any service or supply primarily for your convenience and personal comfort or that of a third party, including: Telephone, television, internet, barber or beauty service or other guest services; housekeeping, cooking, cleaning, shopping, monitoring, security or other home services; and travel, transportation, or living expenses, rest cures, recreational or diversional therapy.

Private duty nursing during your stay in a hospital, and outpatient private duty nursing services, except as specifically described in the Private Duty Nursing provision in the What the Plan Covers Section.

Prosthetics or prosthetic devices unless specifically covered under What the Plan Covers Section.

Sex change: Any treatment, drug, service or supply related to changing sex or sexual characteristics, including:

▪	Surgical procedures to alter the appearance or function of the body;

▪	Hormones and hormone therapy;

▪	Prosthetic devices; and

▪	Medical or psychological counseling.

Services provided by a spouse, domestic partner, parent, child, step-child, brother, sister, in-law or any household member.

Services of a resident physician or intern rendered in that capacity.

Services provided where there is no evidence of pathology, dysfunction, or disease; except as specifically provided in connection with covered routine care and cancer screenings.

Sexual dysfunction/enhancement: Any treatment, drug, service or supply to treat sexual dysfunction, enhance sexual performance or increase sexual desire, including:

▪	Surgery, drugs, implants, devices or preparations to correct or enhance erectile function, enhance sensitivity, or alter the shape or appearance of a sex organ; and

▪	Sex therapy, sex counseling, marriage counseling or other counseling or advisory services.

Smoking: Any treatment, drug, service or supply to stop or reduce smoking or the use of other tobacco products or to treat or reduce nicotine addiction, dependence or cravings, including counseling, hypnosis and other therapies, medications, nicotine patches and gum.

Services, including those related to pregnancy, rendered before the effective date or after the termination of coverage, unless coverage is continued under the Continuation of Coverage section of this Booklet-Certificate.

Services that are not covered under this Booklet-Certificate.

Services and supplies provided in connection with treatment or care that is not covered under the plan.

Speech therapy for treatment of delays in speech development, except as specifically provided in What the Plan Covers section. For example, the plan does not cover therapy when it is used to improve speech skills that have not fully developed.

Spinal disorder, including care in connection with the detection and correction by manual or mechanical means of structural imbalance, distortion or dislocation in the human body or other physical treatment of any condition caused by or related to biomechanical or nerve conduction disorders of the spine including manipulation of the spine treatment, except as specifically provided in the What the Plan Covers section.

Strength and performance: Services, devices and supplies to enhance strength, physical condition, endurance or physical performance, including:

▪	Exercise equipment, memberships in health or fitness clubs, training, advice, or coaching;

▪	Drugs or preparations to enhance strength, performance, or endurance; and

▪	Treatments, services and supplies to treat illnesses, injuries or disabilities related to the use of performance- enhancing drugs or preparations.

Therapies for the treatment of delays in development, unless resulting from acute illness or injury, or congenital defects amenable to surgical repair (such as cleft lip/palate), are not covered. Examples of non-covered diagnoses include Pervasive Developmental Disorders, Down syndrome, and Cerebral Palsy, as they are considered both developmental and/or chronic in nature. This exclusion does not apply to coverage for Pervasive Developmental Disorders as provided under the Treatment of a Biologically-Based Mental Illness section of the Booklet-Certificate.

Therapies and tests: Any of the following treatments or procedures:

▪	Aromatherapy;

▪	Bio-feedback and bioenergetic therapy;

▪	Carbon dioxide therapy;

▪	Chelation therapy (except for heavy metal poisoning);

▪	Computer-aided tomography (CAT) scanning of the entire body;

▪	Educational therapy;

▪	Gastric irrigation;

▪	Hair analysis;

▪	Hyperbaric therapy, except for the treatment of decompression or to promote healing of wounds;

▪	Hypnosis, and hypnotherapy, except when performed by a physician as a form of anesthesia in connection with covered surgery;

▪	Lovaas therapy;

▪	Massage therapy;

▪	Megavitamin therapy;

▪	Primal therapy;

▪	Psychodrama;

▪	Purging;

▪	Recreational therapy;

▪	Rolfing;

▪	Sensory or auditory integration therapy;

▪	Sleep therapy;

▪	Thermograms and thermography.

Transplant-The transplant coverage does not include charges for:

▪	Outpatient drugs including bio-medicals and immunosuppressants not expressly related to an outpatient transplant occurrence;

▪	Services and supplies furnished to a donor when recipient is not a covered person;

▪	Home infusion therapy after the transplant occurrence;

▪	Harvesting and/or storage of organs, without the expectation of immediate transplantation for an existing illness;

▪	Harvesting and/or storage of bone marrow, tissue or stem cells without the expectation of transplantation within 12 months for an existing illness;

▪	Cornea (corneal graft with amniotic membrane) or cartilage (autologous chondrocyte or autologous osteochondral mosaicplasty) transplants, unless otherwise precertified by Aetna.

Transportation costs, including ambulance services for routine transportation to receive outpatient or inpatient services except as described in What the Plan Covers section.

Unauthorized services, including any service obtained by or on behalf of a you or your covered dependent without Precertification by Aetna when required. This exclusion does not apply in a Medical Emergency or in an Urgent Care situation.

Vision-related services and supplies, except as described in the What the Plan Covers section. The plan does not cover:

▪	Special supplies such as non-prescription sunglasses and subnormal vision aids;

▪	Vision service or supply which does not meet professionally accepted standards;

▪	Eye exams during your stay in a hospital or other facility for health care;

▪	Eye exams for contact lenses or their fitting;

▪	Eyeglasses or duplicate or spare eyeglasses or lenses or frames;

▪	Replacement of lenses or frames that are lost or stolen or broken;

▪	Acuity tests;

▪	Eye surgery for the correction of vision, including radial keratotomy, LASIK and similar procedures;

▪	Services to treat errors of refraction.

Weight: Any treatment, drug service or supply intended to decrease or increase body weight, control weight or treat obesity, including morbid obesity, regardless of the existence of comorbid conditions; except as provided by this Booklet-Certificate, including but not limited to:

▪
Liposuction, banding, gastric stapling, gastric by-pass and other forms of bariatric surgery; surgical procedures medical treatments, weight control/loss programs and other services and supplies that are primarily intended to treat, or are related to the treatment of obesity, including morbid obesity;

▪	Drugs, stimulants, preparations, foods or diet supplements, dietary regimens and supplements, food or food supplements, appetite suppressants and other medications;

▪	Counseling, coaching, training, hypnosis or other forms of therapy; and

▪	Exercise programs, exercise equipment, membership to health or fitness clubs, recreational therapy or other forms of activity or activity enhancement.

Work related: Any illness or injury related to employment or self-employment including any illness or injury that arises out of (or in the course of) any work for pay or profit, unless no other source of coverage or reimbursement is available to you for the services or supplies. Sources of coverage or reimbursement may include your employer, workers’ compensation, or an occupational illness or similar program under local, state or federal law. A source of coverage or reimbursement will be considered available to you even if you waived your right to payment from that source. If you are also covered under a workers’ compensation law or similar law, and submit proof that you are not covered for a particular illness or injury under such law, that illness or injury will be considered “non-occupational” regardless of cause.

Your Pharmacy Benefit (GR-9N-12-005-02)
How the Pharmacy Plan Works
It is important that you have the information and useful resources to help you get the most out of your Aetna prescription drug plan. This Booklet-Certificate explains:

▪	Definitions you need to know;

▪	How to access network pharmacies and procedures you need to follow;

▪	What prescription drug expenses are covered and what limits may apply;

▪	What prescription drug expenses are not covered by the plan;

▪	How you share the cost of your covered prescription drug expenses; and

▪	Other important information such as eligibility, complaints and appeals, termination, and general administration of the plan.

A few important notes to consider before moving forward:

▪	Unless otherwise indicated, “you” refers to you and your covered dependents.

▪	Your prescription drug plan pays benefits only for prescription drug expenses described in this Booklet- Certificate as covered expenses that are medically necessary.

▪	This Booklet-Certificate applies to coverage only and does not restrict your ability to receive prescription drugs that are not or might not be covered benefits under this prescription drug plan.

▪	Store this Booklet-Certificate in a safe place for future reference.
(GR-9N 12-005 01 VA)
Notice
The plan does not cover all prescription drugs, medications and supplies. Refer to the Limitations section of this coverage and Exclusions section of your Booklet-Certificate.

▪	Covered expenses are subject to cost sharing requirements as described in the Cost Sharing sections of this coverage and in your Schedule of Benefits.

▪	Injectable prescription drug refills will only be covered when obtained through Aetna’s specialty pharmacy network.
Getting Started: Common Terms
You will find the terms below used throughout this Booklet-Certificate. They are described within the sections that follow, and you can also refer to the Glossary at the back of this document for helpful definitions. Words in bold print throughout the document are defined in the Glossary.

Brand-Named Prescription Drug is a prescription drug with a proprietary name assigned to it by the manufacturer and so indicated by Medispan or any other similar publication designated by Aetna.

Generic Prescription Drug is a prescription drug, whether identified by its chemical, proprietary, or non- proprietary name, that is accepted by the U.S. Food and Drug Administration as therapeutically equivalent and interchangeable with drugs having an identical amount of the same active ingredient. These drugs are identified by Medispan or any other publication designated by Aetna.

Network pharmacy is a description of a retail, mail order or specialty pharmacy that has entered into a contractual agreement with Aetna, an affiliate, or a third party vendor, for the provision of covered services to you and your covered dependents. The appropriate pharmacy type may also be substituted for the word pharmacy. (E.g. network retail pharmacy, network mail order pharmacy or specialty pharmacy network).

Non-Preferred Drug (Non-Formulary) is a brand-named prescription drug or generic prescription drug that does not appear on the preferred drug guide.

Out-of-network pharmacy is a description of a pharmacy that has not contracted with Aetna, an affiliate, or a third party vendor, and does not participate in the pharmacy network.

Preferred Drug (Formulary) is a brand-named prescription drug or generic prescription drug that appears on the preferred drug guide.

Preferred Drug Guide is a listing of prescription drugs established by Aetna or an affiliate, which includes both brand-named prescription drugs and generic prescription drugs. This list is subject to periodic review and changes by Aetna. A copy of the preferred drug guide will be available upon your request or may be accessed on the Aetna website at www.aetna.com/formulary.

Prescription Drug is a drug, biological, or compounded prescription which, by State or Federal Law, may be dispensed only by prescription and which is required by Federal Law to be labeled “Caution: Federal Law prohibits dispensing without prescription.” This includes an injectable drug prescribed to be self-administered or administered by any other person except one who is acting within his or her capacity as a paid healthcare professional. Covered injectable drugs include insulin.

Provider is any recognized health care professional, pharmacy or facility providing services with the scope of their license.

Self-injectable Drug(s). Prescription drugs that are intended to be self-administered by injection to a specific part of the body to treat certain chronic medical conditions.

Specialty Pharmacy Network. Aetna’s network of participating pharmacies designated to fill Self-injectable Drug prescriptions.
Accessing Pharmacies and Benefits (GR-9N 12-015 01 VA)
This plan provides access to covered benefits through a network of pharmacies, vendors or suppliers. Aetna has contracted for these network pharmacies to provide prescription drugs and other supplies to you.

Obtaining your benefits through network pharmacies has many advantages. Your out-of-pocket costs may vary between network and out-of-network benefits. Benefits and cost sharing may also vary by the type of network pharmacy where you obtain your prescription drug and whether or not you purchase a brand-name or generic drug. Network pharmacies include retail, mail order and specialty pharmacies.

Read your Schedule of Benefits carefully to understand the cost sharing charges applicable to you

To better understand the choices that you have with your plan, please carefully review the following information.

Accessing Network Pharmacies and Benefits (GR-9N-12-015-02-VA)
You may select a network pharmacy from the Aetna Network Pharmacy Directory or by logging on to Aetna’s website at www.aetna.com. You can search Aetna’s online directory, DocFind, for names and locations of network pharmacies. If you cannot locate a network pharmacy in your area call Member Services.

You must present your ID card to the network pharmacy every time you get a prescription filled to be eligible for network benefits. The network pharmacy will calculate your claim online. You will pay any deductible, copayment or coinsurance directly to the network pharmacy.

You do not have to complete or submit claim forms. The network pharmacy will take care of claim submission.

Emergency Prescriptions (GR-9N 12-015 01 VA)
When you need a prescription filled in an emergency or urgent care situation, or when you are traveling, you can obtain network benefits by filling your prescription at any network retail pharmacy. The network pharmacy will fill your prescription and only charge you your plan’s cost sharing amount. If you access an out-of-network pharmacy you will pay the full cost of the prescription and will need to file a claim for reimbursement. You will be reimbursed for your covered expenses up to the cost of the prescription less your plan's cost sharing for network benefits.

Availability of Providers
Aetna cannot guarantee the availability or continued network participation of a particular pharmacy. Either Aetna or any network pharmacy may terminate the provider contract.

Cost Sharing for Network Benefits
You share in the cost of your benefits. Cost Sharing amounts and provisions are described in the Schedule of Benefits.

▪
You will be responsible for the copayment for each prescription or refill as specified in the Schedule of Benefits. The copayment is payable directly to the network pharmacy at the time the prescription is dispensed.

▪
After you pay the applicable copayment, you will be responsible for any applicable coinsurance for covered expenses that you incur. Your coinsurance amount is determined by applying the applicable coinsurance percentage to the negotiated charge if the prescription is filled at a network pharmacy. When you obtain your prescription drugs through a network pharmacy, you will not be subject to balance billing.

When You Use an Out-of-Network Pharmacy (GR-9N 12-020 02 VA) (GR-9N 13-005 01 VA)
You can directly access an out-of-network pharmacy to obtain covered outpatient prescription drugs. You will pay the pharmacy for your prescription drugs at the time of purchase and submit a claim form to receive reimbursement from the plan. You are responsible for completing and submitting claim forms for reimbursement of covered expenses you paid directly to an out-of-network pharmacy. Aetna will reimburse you for a covered expense up to the recognized charge, less any cost sharing required by you.

Cost Sharing for Out-of-Network Benefits (GR-9N 12-020 02 VA)
You share in the cost of your benefits. Cost Sharing amounts and provisions are described in the Schedule of Benefits.

▪
You will be responsible for any applicable coinsurance for covered expenses that you incur. Your coinsurance share is based on the recognized charge. If the out-of-network pharmacy charges more than the recognized charge, you will be responsible for any expenses above the recognized charge.

Pharmacy Benefit (GR-9N 13-005 01 VA)
What the Plan Covers
The plan covers charges for outpatient prescription drugs for the treatment of an illness or injury, subject to the Limitations section of this coverage and the Exclusions section of the Booklet-Certificate. Prescriptions must be written by a prescriber licensed to prescribe federal legend prescription drugs.

Generic prescription drugs may be substituted by your pharmacist for brand-name prescription drugs. You may minimize your out-of-pocket expenses by selecting a generic prescription drug when available.

Coverage of prescription drugs may, in Aetna’s sole discretion, be subject to Aetna requirements or limitations. Prescription drugs covered by this plan are subject to drug utilization review by Aetna and/or your provider and/or your network pharmacy.

Coverage for prescription drugs and supplies is limited to the supply limits as described below.

Retail Pharmacy Benefits
Outpatient prescription drugs are covered when dispensed by a network retail pharmacy. Each prescription is limited to a maximum 30 day supply when filled at a network retail pharmacy. Prescriptions for more than a 30 day supply are not eligible for coverage when dispensed by a network retail pharmacy.

All prescriptions and refills over a 30 day supply must be filled at a mail order pharmacy.

Mail Order Pharmacy Benefits
Outpatient prescription drugs are covered when dispensed by a network mail order pharmacy. Each prescription is limited to a maximum 90 day supply when filled at a network mail order pharmacy. Prescriptions for less than a 30 day supply or more than a 90 day supply are not eligible for coverage when dispensed by a network mail order pharmacy.

Network Benefits for Specialty Care Drugs
Specialty care drugs are covered at the network level of benefits only when dispensed through a network retail pharmacy or Aetna’s specialty pharmacy network. Refer to Aetna’s website, www.aetna.com to review the list of specialty care drugs required to be dispensed through a network retail pharmacy or Aetna's specialty pharmacy network. The list may be updated from time to time.

The initial prescription for specialty care drugs must be filled at a network retail pharmacy or at Aetna’s specialty pharmacy network.

You are required to obtain specialty care drugs at Aetna’s specialty pharmacy network for all prescription drug refills after the initial fill.

Other Covered Expenses (GR-9N 13-005 01 VA)
The following prescription drugs, medications and supplies are also covered expenses under this Coverage.

Off-Label Use (GR-9N 13-005 01 VA)
FDA approved prescription drugs may be covered when the off-label use of the drug has not been approved by the FDA for that indication. The drug must be recognized for treatment of the indication in one of the standard compendia (the United States Pharmacopoeia Drug Information, the American Medical Association Drug Evaluations, or the American Hospital Formulary Service Drug Information). Or, the safety and effectiveness of use for this indication has been adequately demonstrated by at least one study published in a nationally recognized peer review journal. Coverage of off label use of these drugs may, in Aetna’s sole discretion, be subject to Aetna requirements or limitations.

Contraceptives
The following contraceptives and contraceptive devices:

▪	Oral Contraceptives.

▪	Diaphragms, 1 per 365 consecutive day period

▪	Injectable contraceptives.

▪	Contraceptive patches.

▪	Contraceptive rings.

▪	Implantable contraceptives and IUDs are covered when obtained from a physician. The physician will provide insertion and removal of the drugs or device.

Oral and Self-Injectable Infertility Drugs
The following prescription drugs used for the purpose of treating infertility including, but not limited to:

▪	Urofollitropin, menotropin, human chorionic gonadotropin and progesterone.

Lifestyle/Performance Drugs
The following lifestyle/performance drugs:

▪
Sildenafil Citrate, phentolamine, apomorphine and alprostadil in oral, injectable and topical (including but not limited to gels, creams, ointments and patches) forms or any other form used internally or externally. Expenses include any prescription drug in oral or topical form that is similar or identical class, has a similar or identical mode of action or exhibits similar or identical outcomes.

▪
Coverage is limited to 6 pills or other form, determined cumulatively among all forms, for unit amounts as determined by Aetna to be similar in cost to oral forms, per 30 day supply. Mail order and 60 to 90 day supplies are not covered.

Pharmacy Benefit Limitations (GR-9N-S-13-15-01)
A network pharmacy may refuse to fill a prescription order or refill when in the professional judgment of the pharmacist the prescription should not be filled.

The plan will not cover expenses for any prescription drug for which the actual charge to you is less than the required copayment or deductible, or for any prescription drug for which no charge is made to you.

You will be charged the out-of-network prescription drug cost sharing for prescription drugs recently approved by the FDA, but which have not yet been reviewed by the Aetna Health Pharmacy Management Department and Therapeutics Committee.

Aetna retains the right to review all requests for reimbursement and in its sole discretion make reimbursement determinations subject to the Complaint and Appeals section(s) of the Booklet-Certificate.

The number of copayments/deductibles you are responsible for per vial of Depo-Provera, an injectable contraceptive, or similar type contraceptive dispensed for more than a 30 day supply, will be based on the 90 day supply level. Coverage is limited to a maximum of 5 vials per calendar year.

The plan will not pay charges for any prescription drug dispensed by a mail order pharmacy for the treatment of erectile dysfunction, impotence or sexual dysfunction or inadequacy.

Pharmacy Benefit Exclusions (GR-9N 28-020 01 VA)
Not every health care service or supply is covered by the plan. Even if prescribed, recommended, or approved by your physician or dentist it may not be covered. The plan covers only those services and supplies that are medically necessary and included in the What the Plan Covers section. Charges made for the following are not covered except to the extent listed under the What the Plan Covers section or by amendment attached to this Booklet-Certificate. In addition, some services are specifically limited or excluded. This section describes expenses that are not covered or subject to special limitations.

These prescription drug exclusions are in addition to the exclusions listed under your medical coverage. The plan does not cover the following expenses:

▪	Administration or injection of any drug;

▪	Any charges in excess of the benefit, dollar, day, or supply limits stated in this Booklet-Certificate;

▪	Allergy sera and extracts.

Any non-emergency charges incurred outside of the United States 1) if you traveled to such location to obtain prescription drugs, or supplies, even if otherwise covered under this Booklet-Certificate, or 2) such drugs or supplies are unavailable or illegal in the United States, or 3) the purchase of such prescription drugs or supplies outside the United States is considered illegal.

Any drugs or medications, services and supplies that are not medically necessary, as determined by Aetna, for the diagnosis, care or treatment of the illness or injury involved. This applies even if they are prescribed, recommended or approved by your physician or dentist.
Biological sera, blood, blood plasma, blood products or substitutes or any other blood products. Contraception:

▪	Over the counter contraceptive supplies including but not limited to:

▪	condoms;

▪	contraceptive foams;

▪	jellies; and

▪	ointments;

▪	Services associated with the prescribing, monitoring and/or administration of contraceptives.

Cosmetic drugs, medications or preparations used for cosmetic purposes or to promote hair growth, including but not limited to:

▪	health and beauty aids;

▪	chemical peels;

▪	dermabrasion;

▪	treatments;

▪	bleaching;

▪	creams;

▪	ointments or other treatments or supplies, to remove tattoos, scars or to alter the appearance or texture of the skin.

Drugs given or entirely consumed at the time and place it is prescribed or dispensed.

Drugs which do not, by federal or state law, need a prescription order (i.e. over-the-counter (OTC) drugs), even if a prescription is written.

Drugs given by, or while the person is an inpatient in, any healthcare facility; or for any drugs provided on an outpatient basis in any such institution to the extent benefits are payable for it.

Drugs used primarily for the treatment of infertility, or for or related to artificial insemination, in vitro fertilization, or embryo transfer procedures, except as described in the What the Plan Covers section.

Drugs used for the purpose of weight gain or reduction, including but not limited to:

▪	stimulants;

▪	preparations;

▪	foods or diet supplements;

▪	dietary regimens and supplements;

▪	food or food supplements;

▪	appetite suppressants; and

▪	other medications.

Drugs used for the treatment of obesity.

All drugs or medications in a therapeutic drug class if one of the drugs in that therapeutic drug class is not a prescription drug.

Durable medical equipment, monitors and other equipment.
Experimental or investigational drugs or devices, except as described in the What the Plan Covers section. This exclusion will not apply with respect to drugs that:

▪	Have been granted treatment investigational new drug (IND); or Group c/treatment IND status; or

▪	Are being studied at the Phase III level in a national clinical trial sponsored by the National Cancer Institute; and

▪	Aetna determines, based on available scientific evidence, are effective or show promise of being effective for the illness.

Food items: Any food item, including:

▪	infant formulas;

▪	nutritional supplements;

▪	vitamins;

▪	medical foods and other nutritional items, even if it is the sole source of nutrition.

Genetics: Any treatment, device, drug, or supply to alter the body’s genes, genetic make-up, or the expression of the body’s genes. The one is exception for the correction of congenital birth defects.
Immunization or immunological agents. Implantable drugs and associated devices. Injectables:

▪	Any charges for the administration or injection of prescription drugs or injectable insulin and other injectable drugs covered by Aetna;

▪	Needles and syringes, except for diabetic needles and syringes;

▪	Injectable drugs if an alternative oral drug is available;

▪
For any refill of a designated self-injectable drug not dispensed by or obtained through the specialty pharmacy network. An updated copy of the list of self-injectable drugs designated by this plan to be refilled by or obtained through the specialty pharmacy network is available upon request. You may also get a copy of the list on Aetna's website at www.aetna.com.

Insulin pumps or tubing or other ancillary equipment and supplies for insulin pumps.

Prescription drugs for which there is an over-the-counter (OTC) product which has the same active ingredient and strength even if a prescription is written.

Prescription drugs, medications, injectables or supplies given through a third party vendor contract with the policyholder.

Prescription orders filled prior to the effective date or after the termination date of coverage under this Booklet- Certificate.

Prophylactic drugs for travel.

Refills over the amount specified by the prescription order. Before recognizing charges, Aetna may require a new prescription or proof as to need, if a prescription or refill appears excessive under accepted medical practice standards.

Refills dispensed more than one year from the date the latest prescription order was written, or as otherwise allowed by applicable law of the jurisdiction in which the drug is dispensed.

Replacement of lost or stolen prescriptions.

Drugs, services and supplies given in connection with treatment of an occupational injury or occupational illness.

Strength and performance: Drugs or preparations, devices and supplies to enhance strength, physical condition, endurance or physical performance, including performance enhancing steroids.

Sex change: Any treatment, drug or supply related to changing sex or sexual characteristics, including hormones and hormone therapy.

Sexual dysfunction/enhancement: Any drug, or supply to treat sexual dysfunction, enhance sexual performance or increase sexual desire, including:

▪	Drugs, implants, devices or preparations to correct or enhance erectile function, enhance sensitivity, or change the shape or appearance of a sex organ.

Supplies, devices or equipment of any type, except as specifically provided in the What the Plan Covers section. Test agents except diabetic test agents.

When Coverage Ends (GR-9N-30-005-05 VA)
Coverage under your plan can end for a variety of reasons. In this section, you will find details on how and why coverage ends, and how you may still be able to continue coverage.

When Coverage Ends for Retirees (GR-9N-30-005-05 VA)
Your coverage under the plan will end if:

▪	The plan is discontinued;

▪	You voluntarily stop your coverage;

▪	The group policy ends;

▪	You are no longer eligible for coverage;

▪	You do not make any required contributions;

▪	You become covered under another plan offered by your employer;

▪	You have exhausted your overall maximum lifetime benefit under your health plan, if your plan contains such a maximum benefit.

It is your employer’s responsibility to let Aetna know when your coverage ends. The limits above may be extended only if Aetna and your employer agree, in writing, to extend them.

Your Proof of Prior Medical Coverage (GR-9N-30-010-01)
Under the Health Insurance Portability and Accountability Act of 1996, your employer is required to give you a certificate of creditable coverage when your coverage ends. This certificate proves that you were covered. Ask your employer about the certificate of creditable coverage.

When Coverage Ends for Dependents (GR-9N-30-015-02 VA)
Coverage for your dependents will end if:

▪	You are no longer eligible for dependents’ coverage;

▪	You do not make your contribution for the cost of dependents’ coverage;

▪	Your own coverage ends for any of the reasons listed under When Coverage Ends for Employees (This does not apply if you use up your lifetime maximum, if included);

▪
Your dependent is no longer eligible for coverage. Coverage ends at the end of the calendar month when your dependent does not meet the plan’s definition of a dependent. However, when a dependent child is a full-time student who is on a medically necessary leave of absence from school, coverage under this plan will remain in force for up to 12 months from the date the dependent ceases to be a full-time student, or until the dependent does not meet the plan's definition of a dependent, whichever occurs first; or

▪	As permitted under applicable federal and state law, your dependent becomes eligible for like benefits under this or any other group plan offered by your employer.

In addition, a "domestic partner" will no longer be considered to be a defined dependent on the earlier to occur of:

▪	The date this plan no longer allows coverage for domestic partners.

▪	The date of termination of the domestic partnership. In that event, you should provide your Employer a completed and signed Declaration of Termination of Domestic Partnership.

Coverage for dependents may continue for a period after your death. Coverage for handicapped dependents may continue after they reach any limiting age. See Continuation of Coverage for more information.

Continuation of Coverage (GR-9N-31-010-03 VA)
Continuing Health Care Benefits (GR-9N-31-015-06)
Handicapped Dependent Children (GR-9N-31-015-01 VA)
Health Expense Coverage for your fully handicapped dependent child may be continued past the maximum age for a dependent child. However, such coverage may not be continued if the child has been issued an individual medical conversion policy.

Your child is fully handicapped if:

▪
he or she is not able to earn his or her own living because of mental retardation or a physical handicap which started prior to the date he or she reaches the maximum age for dependent children under your plan; and

▪	he or she depends chiefly on you for support and maintenance.

Proof that your child is fully handicapped must be submitted to Aetna no later than 31 days after the date your child reaches the maximum age under your plan.

Coverage will cease on the first to occur of:

▪	Cessation of the handicap.

▪	Failure to give proof that the handicap continues.

▪	Failure to have any required exam.

▪	Termination of Dependent Coverage as to your child for any reason other than reaching the maximum age under your plan.

Aetna will have the right to require proof of the continuation of the handicap. Aetna also has the right to examine your child as often as needed while the handicap continues at its own expense. An exam will not be required more often than once each year after 2 years from the date your child reached the maximum age under your plan.

Extension of Benefits (GR-9N 31-020 01)
Coverage for Health Benefits
If your health benefits end while you are totally disabled, your health expenses will be extended as described below. To find out why and when your coverage may end, please refer to When Coverage Ends.

“Totally disabled” means that because of an injury or illness, a person is not able to engage in most normal activities of a healthy person of the same age and gender.

Extended Health Coverage (GR-9N 31-020 01)

Medical Benefits (other than Basic medical benefits): Coverage will be available while you are totally disabled, for up to 12 months.

Prescription Drug Benefits: Coverage will be available while you are totally disabled for up to 12 months.

When Extended Health Coverage Ends
Extension of benefits will end on the first to occur of the date:

▪	You are no longer totally disabled, or become covered under any other group plan with like benefits.

▪	Your dependent is no longer totally disabled, or he or she becomes covered under any other group plan with like benefits.

(This does not apply if coverage ceased because the benefit section ceased for your eligible class.)

COBRA Continuation of Coverage (GR-9N 31-025-02 VA)
If your employer is subject to COBRA requirements, the health plan continuation is governed by the Federal Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) requirements. With COBRA you and your dependents can continue health coverage, subject to certain conditions and your payment of premiums. Continuation rights are available following a “qualifying event” that would cause you or family members to otherwise lose coverage. Qualifying events are listed in this section.

Continuing Coverage through COBRA
When you or your covered dependents become eligible, your employer will provide you with detailed information on continuing your health coverage through COBRA.

You or your dependents will need to:

▪	Complete and submit an application for continued health coverage, which is an election notice of your intent to continue coverage.

▪	Submit your application within 60 days of the qualifying event, or within 60 days of your employer’s notice of this COBRA continuation right, if later.

▪	Agree to pay the required premiums.

Who Qualifies for COBRA
You have 60 days from the qualifying event to elect COBRA. If you do not submit an application within 60 days, you will forfeit your COBRA continuation rights.

Below you will find the qualifying events and a summary of the maximum coverage periods according to COBRA requirements.

Qualifying Event Causing Loss of Health Coverage	Covered Persons Eligible to Elect Continuation	Maximum Continuation Periods
Your active employment ends for reasons other than gross misconduct	You and your dependents	18 months
Your working hours are reduced	You and your dependents	18 months
You divorce or legally separate and are no longer responsible for dependent coverage	Your dependents	36 months
You become entitled to benefits under Medicare	Your dependents	36 months
Your covered dependent children no longer qualify as dependents under the plan	Your dependent children	36 months

You die	Your dependents	36 months
You are a retiree eligible for health coverage and your former employer files for bankruptcy	You and your dependents	18 months

Disability May Increase Maximum COBRA Continuation to 29 Months
If You or Your Covered Dependents Are Disabled.

If you or your covered dependent qualify for disability status under Title II or XVI of the Social Security Act during the 18 month continuation period, you or your covered dependent:

▪	Have the right to extend coverage beyond the initial 18 month maximum continuation period.

▪	Qualify for an additional 11 month period, subject to the overall COBRA conditions.

▪	Must notify your employer within 60 days of the disability determination status and before the 18 month continuation period ends.

▪	Must notify the employer within 30 days after the date of any final determination that you or a covered dependent is no longer disabled.

▪	Are responsible to pay the premiums after the 18th month, through the 29th month.

If There Are Multiple Qualifying Events.

A covered dependent could qualify for an extension of the 18 or 29 month continuation period by meeting the requirements of another qualifying event, such as divorce or death. The total continuation period, however, can never exceed 36 months.

Determining Your Premium Payments for COBRA Continuation Coverage
Your premium payments are regulated by law, based on the following:

▪	For the 18 or 36 month periods, premiums may never exceed 102 percent of the plan costs.

▪	During the 18 through 29 month period, premiums for coverage during an extended disability period may never exceed 150 percent of the plan costs.

When You Acquire a Dependent During a COBRA Continuation Period
If through birth, adoption or marriage, you acquire a new dependent during the continuation period, your dependent can be added to the health plan for the remainder of the continuation period if:

▪	He or she meets the definition of an eligible dependent,

▪	Your employer is notified about your dependent within 31 days of eligibility, and

▪	Additional premiums for continuation are paid on a timely basis.

Important Note
For more information about dependent eligibility, see the Eligibility, Enrollment and Effective Date section.

When Your COBRA Continuation Coverage Ends
Your COBRA coverage will end when the first of the following events occurs:

▪
You or your covered dependents reach the maximum COBRA continuation period – the end of the 18, 29 or 36 months. (Coverage for a newly acquired dependent who has been added for the balance of a continuation period would end at the same time your continuation period ends, if he or she is not disabled nor eligible for an extended maximum).

▪	You or your covered dependents do not pay required premiums.

▪
You or your covered dependents become covered under another group plan that does not restrict coverage for pre-existing conditions. If your new plan limits pre-existing condition coverage, the continuation coverage under this plan may remain in effect until the pre-existing clause ceases to apply or the maximum continuation period is reached under this plan.

▪	The date your employer no longer offers a group health plan.

▪	The date you or a covered dependent becomes enrolled in benefits under Medicare. This does not apply if it is contrary to the Medicare Secondary Payer Rules or other federal law.

▪	You or your dependent dies.

Conversion from a Group to an Individual Plan
You may be eligible to apply for an individual health plan without providing proof of good health:

▪	At the termination of employment.

▪	When loss of coverage under the group plan occurs.

▪	When loss of dependent status occurs.

▪	At the end of the maximum health coverage continuation period.

The individual policy will not provide the same coverage as the former group plan offered by your employer. Certain benefits may not be available. You will be required to pay the associated premium costs for the coverage. For additional information concerning this conversion option, please refer to the “Converting to an Individual Health Insurance Plan” section of your Booklet-Certificate, contact your employer or call the toll-free number on your member ID card.

Converting to an Individual Medical Insurance Policy (GR-9N 31-040-02 VA)
Eligibility
You and your covered dependents may apply for an individual Medical insurance policy if you lose coverage under the group medical plan because:

▪	You terminate your employment;

▪	You are no longer in an eligible class;

▪	Your dependent no longer qualifies as an eligible dependent;

▪	Any continuation coverage required under federal or state law has ended; or

▪	You retire and there is no medical coverage available.

You can only use the conversion option once. If your group plan allows retirees to continue medical coverage, and you wish to continue your plan, then the conversion privilege will not be available to you again.

The individual conversion policy may cover:

▪	You only; or

▪	You and all dependents who are covered under the group plan at the time your coverage ended; or

▪	Your covered dependents, if you should die before you retire.

Features of the Conversion Policy
The individual policy and its terms will be the type:

▪	Required by law or regulation for group conversion purposes in your or your dependent’s states of residence; and

▪	Offered by Aetna when you or your dependents apply under your employer’s conversion plan.

However, coverage will not be the same as your group plan coverage. Generally, the coverage level may be less.

The individual policy may also:

▪	Reduce its benefits by any like benefits payable under your group plan after coverage ends (for example: if benefits are paid after coverage ends because of a disability extension of benefits);

▪	Not guarantee renewal under selected conditions described in the policy.

Limitations
You or your dependents do not have a right to convert if:

▪	Medical coverage under the group contract has been discontinued.

▪	You or your dependents are eligible for Medicare. Covered dependents not eligible for Medicare may apply for individual coverage even if you are eligible for Medicare.

▪	Coverage under the plan has been in effect for less than three months.

▪	You or your covered dependents become eligible for any other medical coverage under this plan.

▪	You apply for individual coverage in a jurisdiction where Aetna cannot issue or deliver an individual conversion policy.

▪
You or your covered dependents are eligible for, or have benefits available under, another plan that, in addition to the converted policy, would either match benefits or result in over insurance. Examples include:

•	Any other hospital or surgical expense insurance policy;

•	Any hospital service or medical expense indemnity corporation subscriber contract;

•	Any other group contract; or

•	Any statute, welfare plan or program.
Electing an Individual Conversion Policy
You or your covered dependents must apply for an individual policy within 31 days after issuance of the written notice required by your employer, but in no event beyond the 60 day period following the date of the termination of your coverage. You do not need to provide proof of good health if you apply within this period.

To apply for an individual medical insurance policy:

▪	Get a copy of the “Notice of Conversion Privilege and Request” form from your employer.

▪	Complete and send the form to Aetna at the specified address.

Your Premiums and Payments
Your first premium payment will be due at the time you submit the conversion application to Aetna.

The amount of the premium will be Aetna’s normal rate for the policy that is approved for issuance in your or your dependent’s state of residence.

When an Individual Policy Becomes Effective
The individual policy will begin on the day after coverage ends under your group plan. Your policy will be issued once
Aetna receives and processes your completed application and premium payment.

Coordination of Benefits - What Happens When There is More Than One Health Plan (GR-9N-33-005-02)	When Coordination of Benefits Applies Getting Started - Important Terms Which Plan Pays First How Coordination of Benefits Works

When Coordination of Benefits Applies
This Coordination of Benefits (COB) provision applies to this plan when you or your covered dependent has health coverage under more than one plan. “Plan” and “This plan” are defined herein. The Order of Benefit Determination Rules below determines which plan will pay as the primary plan. The primary plan pays first without regard to the possibility that another plan may cover some expenses. A secondary plan pays after the primary plan and may reduce the benefits it pays so that payments from all group plans do not exceed 100% of the total allowable expense.

Getting Started - Important Terms
When used in this provision, the following words and phrases have the meaning explained herein.

Allowable Expense means a health care service or expense, including, coinsurance and copayments and without reduction of any applicable deductible, that is covered at least in part by any of the Plan covering the person. When a Plan provides benefits in the form of services (for example an HMO), the reasonable cash value of each service will be considered an allowable expense and a benefit paid. An expense or service that is not covered by any of the Plans is not an allowable expense. Any expense that a health care provider by law or in accordance with a contractual agreement is prohibited from charging a covered person is not an allowable expense. The following are examples of expenses and services that are not allowable expenses:

1.
If a covered person is confined in a private hospital room, the difference between the cost of a semi-private room in the hospital and the private room is not an allowable expense. This does not apply if one of the Plans provides coverage for a private room.

2.
If a person is covered by 2 or more Plans that compute their benefit payments on the basis of reasonable or recognized charges, any amount in excess of the highest of the reasonable or recognized charges for a specific benefit is not an allowable expense.

3.
If a person is covered by 2 or more Plans that provide benefits or services on the basis of negotiated charges, an amount in excess of the highest of the negotiated charges is not an allowable expense.

4.
The amount a benefit is reduced or not reimbursed by the primary plan because a covered person does not comply with the Plan provisions is not an allowable expense. Examples of these provisions are second surgical opinions, precertification of admissions, and preferred provider arrangements.

5.
If all plans covering a person are high deductible plans and the person intends to contribute to a health savings account established in accordance with section 223 of the Internal Revenue Code of 1986, the primary high deductible plan's deductible is not an allowable expense, except as to any health expense that may not be subject to the deductible as described in section 223(c)(2)(C) of the Internal Revenue Code of 1986.

If a person is covered by one Plan that computes its benefit payments on the basis of reasonable or recognized charges and another Plan that provides its benefits or services on the basis of negotiated charges, the primary plan's payment arrangements shall be the allowable expense for all the Plans. However, if the secondary plan has a negotiated fee or payment amount different from the primary plan and if the provider contract permits, that negotiated fee will be the allowable expense used by the secondary plan to determine benefits.

When a plan provides benefits in the form of services, the reasonable cash value of each service rendered shall be deemed an allowable expense and a benefit paid.

Closed Panel Plan(s). A plan that provides health benefits to covered persons primarily in the form of services through a panel of providers that have contracted with or are employed by the plan, and that limits or excludes benefits for services provided by other providers, except in cases of emergency or referral by a panel member.

Custodial Parent. A parent awarded custody by a court decree. In the absence of a court decree, it is the parent with whom the child resides more than one half of the calendar year without regard to any temporary visitation.

Plan. Any Plan providing benefits or services by reason of health care or treatment, which benefits or services are provided by one of the following:

▪	Group or nongroup, blanket, or franchise health insurance policies issued by insurers, including health care service contractors;

▪	Other prepaid coverage under service plan contracts, or under group or individual practice;

▪	Uninsured arrangements of group or group-type coverage;

▪	Labor-management trustee plans, labor organization plans, employer organization plans, or employee benefit organization plans;

▪	Medicare or other governmental benefits;

▪
Other group-type contracts. Group type contracts are those which are not available to the general public and can be obtained and maintained only because membership in or connection with a particular organization or group.

If the Plan includes medical, prescription drug, dental, vision and hearing coverage, those coverages will be considered separate plans. For example, Medical coverage will be coordinated with other Medical plans, and dental coverage will be coordinated with other dental plans.

This Plan is any part of the policy that provides benefits for health care expenses.

Primary Plan / Secondary Plan. The order of benefit determination rules state whether This Plan is a Primary Plan or Secondary Plan as to another Plan covering the person.

When This Plan is a Primary Plan, its benefits are determined before those of the other Plan and without considering the other Plan's benefits.

When This Plan is a Secondary Plan, its benefits are determined after those of the other Plan and may be reduced because of the other Plan's benefits.

When there are more than two Plans covering the person, This Plan may be a Primary Plan as to one or more other Plans, and may be a Secondary Plan as to a different Plan or Plans.

Which Plan Pays First (GR-9N-33-010-01)
When two or more plans pay benefits, the rules for determining the order of payment are as follows:

▪	The primary plan pays or provides its benefits as if the secondary plan or plans did not exist.

▪
A plan that does not contain a coordination of benefits provision that is consistent with this provision is always primary. There is one exception: coverage that is obtained by virtue of membership in a group that is designed to supplement a part of a basic package of benefits may provide that the supplementary coverage shall be excess to any other parts of the plan provided by the contract holder. Examples of these types of situations are major medical coverages that are superimposed over base plan hospital and surgical benefits, and insurance type coverages that are written in connection with a closed panel plan to provide out-of-network benefits.

▪	A plan may consider the benefits paid or provided by another plan in determining its benefits only when it is secondary to that other plan.

The first of the following rules that describes which plan pays its benefits before another plan is the rule to use:

1.
Non-Dependent or Dependent. The plan that covers the person other than as a dependent, for example as an employee, member, subscriber or retiree is primary and the plan that covers the person as a dependent is secondary. However, if the person is a Medicare beneficiary and, as a result of federal law, Medicare is secondary to the plan covering the person as a dependent; and primary to the plan covering the person as other than a dependent (e.g. a retired employee); then the order of benefits between the two plans is reversed so that the plan covering the person as an employee, member, subscriber or retiree is secondary and the other plan is primary.

2.	Child Covered Under More than One Plan. The order of benefits when a child is covered by more than one plan is:

A.	The primary plan is the plan of the parent whose birthday is earlier in the year if:

i.	The parents are married or living together whether or not married;

ii.
A court decree awards joint custody without specifying that one party has the responsibility to provide health care coverage or if the decree states that both parents are responsible for health coverage. If both parents have the same birthday, the plan that covered either of the parents longer is primary.

B.
If the specific terms of a court decree state that one of the parents is responsible for the child’s health care expenses or health care coverage and the plan of that parent has actual knowledge of those terms, that plan is primary. If the parent with responsibility has no health coverage for the dependent child’s health care expenses, but that parent’s spouse does, the plan of the parent’s spouse is the primary plan.

C.
If the parents are separated or divorced or are not living together whether or not they have ever been married and there is no court decree allocating responsibility for health coverage, the order of benefits is:

•	The plan of the custodial parent;

•	The plan of the spouse of the custodial parent;

•	The plan of the noncustodial parent; and then

•	The plan of the spouse of the noncustodial parent.
For a dependent child covered under more than one plan of individuals who are not the parents of the child, the order of benefits should be determined as outlined above as if the individuals were the parents.

3.
Active Employee or Retired or Laid off Employee. The plan that covers a person as an employee who is neither laid off nor retired or as a dependent of an active employee, is the primary plan. The plan covering that same person as a retired or laid off employee or as a dependent of a retired or laid off employee is the secondary plan. If the other plan does not have this rule, and if, as a result, the plans do not agree on the order of benefits, this rule is ignored. This rule will not apply if the Non-Dependent or Dependent rules above determine the order of benefits.

4.
Continuation Coverage. If a person whose coverage is provided under a right of continuation provided by federal or state law also is covered under another plan, the plan covering the person as an employee, member, subscriber or retiree (or as that person’s dependent) is primary, and the continuation coverage is secondary. If the other plan does not have this rule, and if, as a result, the plans do not agree on the order of benefits, this rule is ignored. This rule will not apply if the Non-Dependent or Dependent rules above determine the order of benefits.

5.	Longer or Shorter Length of Coverage. The plan that covered the person as an employee, member, or subscriber longer is primary.

6.
If the preceding rules do not determine the primary plan, the allowable expenses shall be shared equally between the plans meeting the definition of plan under this provision. In addition, This Plan will not pay more than it would have paid had it been primary.

How Coordination of Benefits Works
When this plan is secondary, it may reduce its benefits so that total benefits paid or provided by all plans during a claim determination period are not more than 100% of total allowable expenses. The difference between the benefit payments that this plan would have paid had it been the primary plan, and the benefit payments that it actually paid or provided shall be recorded as a benefit reserve for the covered person and used by this plan to pay any allowable expenses, not otherwise paid during the claim determination period.

In addition, a secondary plan will credit to its plan deductible any amounts that would have been credited in the absence of other coverage.

Under the COB provision of This Plan, the amount normally reimbursed for covered benefits or expenses under This Plan is reduced to take into account payments made by other plans. The general rule is that the benefits otherwise payable under This Plan for all covered benefits or expenses will be reduced by all other plan benefits payable for those expenses. When the COB rules of This Plan and another plan both agree that This Plan determines its benefits before such other plan, the benefits of the other plan will be ignored in applying the general rule above to the claim involved. Such reduced amount will be charged against any applicable benefit limit of this coverage.

If a covered person is enrolled in two or more closed panel plans COB generally does not occur with respect to the use of panel providers. However, COB may occur if a person receives emergency services that would have been covered by both plans.

Right To Receive And Release Needed Information
Certain facts about health care coverage and services are needed to apply these COB rules and to determine benefits under this plan and other plans. Aetna has the right to release or obtain any information and make or recover any payments it considers necessary in order to administer this provision.

Facility of Payment
Any payment made under another plan may include an amount, which should have been paid under this plan. If so, Aetna may pay that amount to the organization, which made that payment. That amount will then be treated as though it were a benefit paid under this plan. Aetna will not have to pay that amount again. The term “payment made” means reasonable cash value of the benefits provided in the form of services.

Right of Recovery
If the amount of the payments made by Aetna is more than it should have paid under this COB provision, it may recover the excess from one or more of the persons it has paid or for whom it has paid; or any other person or organization that may be responsible for the benefits or services provided for the covered person. The “amount of the payments made” includes the reasonable cash value of any benefits provided in the form of services.

When You Have Medicare Coverage (GR-9N-33-020-01)	Which Plan Pays First How Coordination with Medicare Works What is Not Covered
This section explains how the benefits under This Plan interact with benefits available under Medicare.

Medicare, when used in this Booklet-Certificate, means the health insurance provided by Title XVIII of the Social Security Act, as amended. It includes Health Maintenance Organization (HMO) or similar coverage that is an authorized alternative to Parts A and B of Medicare

You are eligible for Medicare if you are:

▪	Covered under it by reason of age, disability, or

▪	End Stage Renal Disease; or

▪	Not covered under it because you:

1.	Refused it;

2.	Dropped it; or

3.	Failed to make a proper request for it.

If you are eligible for Medicare, the plan coordinates the benefits it pays with the benefits that Medicare pays. Sometimes, the plan is the primary payor, which means that the plan pays benefits before Medicare pays benefits. Under other circumstances, the plan is the secondary payor, and pays benefits after Medicare.

Which Plan Pays First
The plan is the primary payor when your coverage for the plan’s benefits is based on current employment with your employer. The plan will act as the primary payor for the Medicare beneficiary who is eligible for Medicare:

▪	Solely due to age if the plan is subject to the Social Security Act requirements for Medicare with respect to working aged (i.e., generally a plan of an employer with 20 or more employees);

▪
Due to diagnosis of end stage renal disease, but only during the first 30 months of such eligibility for Medicare benefits. This provision does not apply if, at the start of eligibility, you were already eligible for Medicare benefits, and the plan’s benefits were payable on a secondary basis;

▪
Solely due to any disability other than end stage renal disease; but only if the plan meets the definition of a large group health plan as outlined in the Internal Revenue Code (i.e., generally a plan of an employer with 100 or more employees).

The plan is the secondary payor in all other circumstances.

How Coordination With Medicare Works
When the Plan is Primary
The plan pays benefits first when it is the primary payor. You may then submit your claim to Medicare for consideration.

When Medicare is Primary
Your health care expense must be considered for payment by Medicare first. You may then submit the expense to
Aetna for consideration.

Aetna will calculate the benefits the plan would pay in the absence of Medicare:

The amount will be reduced so that when combined with the amount paid by Medicare, the total benefits paid or provided by all plans for the claim do not exceed 100 % of the total allowable expense.

This review is done on a claim-by-claim basis.

Charges used to satisfy your Part B deductible under Medicare will be applied under the plan in the order received by Aetna. Aetna will apply the largest charge first when two or more charges are received at the same time.

Aetna will apply any rule for coordinating health care benefits after determining the benefits payable.

Right to Receive and Release Required Information (GR-9N-33-025-01)
Certain facts about health care coverage and services are required to apply coordination of benefits (COB) rules to determine benefits under This Plan and other plans. Aetna has the right to obtain or release any information, and make or recover any payments it considers necessary, in order to administer this provision.

General Provisions (GR-9N-32-005-02 VA)
Type of Coverage
Coverage under the plan is non-occupational. Only non-occupational accidental injuries and non-occupational illnesses are covered. The plan covers charges made for services and supplies only while the person is covered under the plan.

Physical Examinations
Aetna will have the right and opportunity to examine and evaluate any person who is the basis of any claim at all reasonable times while a claim is pending or under review. This will be done at no cost to you.

Legal Action
No legal action can be brought to recover payment under any benefit after 3 years from the deadline for filing claims.

Aetna will not try to reduce or deny a benefit payment on the grounds that a condition existed before your coverage went into effect, if the loss occurs more than 2 years from the date coverage commenced. This will not apply to conditions excluded from coverage on the date of the loss.

Confidentiality
Information contained in your medical records and information received from any provider incident to the provider- patient relationship shall be kept confidential in accordance with applicable law. Information may be used or disclosed by Aetna when necessary for your care or treatment, the operation of the plan and administration of this Booklet- Certificate, or other activities, as permitted by applicable law. You can obtain a copy of Aetna’s Notice of Information Practices by calling Aetna’s toll-free Member Service telephone.

Additional Provisions
The following additional provisions apply to your coverage.

▪	This Booklet-Certificate applies to coverage only, and does not restrict your ability to receive health care services that are not, or might not be, covered.

▪	You cannot receive multiple coverage under the plan because you are connected with more than one employer.

▪	In the event of a misstatement of any fact affecting your coverage under the plan, the true facts will be used to determine the coverage in force.

▪
This document describes the main features of the plan. Additional provisions are described elsewhere in the group policy. If you have any questions about the terms of the plan or about the proper payment of benefits, contact your employer or Aetna.

▪	Your employer hopes to continue the plan indefinitely but, as with all group plans, the plan may be changed or discontinued with respect to your coverage.

Assignments (GR-9N-32-005-01)
Coverage may be assigned only with the written consent of Aetna. To the extent allowed by law, Aetna will not accept an assignment to a provider or facility including but not limited to, an assignment of:

▪	The benefits due under this group insurance policy;

▪	The right to receive payments due under this group insurance policy; or

▪	Any claim you make for damages resulting from a breach or alleged breach, of the terms of this group insurance policy.

Misstatements (GR-9N-32-005-03)
If any fact as to the Policyholder or you is found to have been misstated, a fair change in premiums may be made. If the misstatement affects the existence or amount of coverage, the true facts will be used in determining whether coverage is or remains in force and its amount.

All statements made by the Policyholder or you shall be deemed representations and not warranties. No written statement made by you shall be used by Aetna in a contest unless a copy of the statement is or has been furnished to you or your beneficiary, or the person making the claim.

Aetna’s failure to implement or insist upon compliance with any provision of this policy at any given time or times, shall not constitute a waiver of Aetna’s right to implement or insist upon compliance with that provision at any other time or times. This includes, but is not limited to, the payment of premiums. This applies whether or not the circumstances are the same.

Incontestability
As to Accident and Health Benefits:

Except as to a fraudulent misstatement, or issues concerning Premiums due:

▪
No statement made by the Policyholder or you or your dependent shall be the basis for voiding coverage or denying coverage or be used in defense of a claim unless it is in writing after it has been in force for 2 years from its effective date.

▪	No statement made by the Policyholder shall be the basis for voiding this Policy after it has been in force for 2 years from its effective date.

▪
No statement made by you, an eligible employee or your dependent shall be used in defense of a claim for loss incurred or starting after coverage as to which claim is made has been in effect for 2 years.

Recovery of Overpayments (GR-9N-32-015-01 VA)
Health Coverage
If a benefit payment is made by Aetna, to or on your behalf, which exceeds the benefit amount that you are entitled to receive, Aetna has the right:

▪	To require the return of the overpayment; or

▪	To reduce by the amount of the overpayment, any future benefit payment made to or on behalf of that person or another person in his or her family.

Such right does not affect any other right of recovery Aetna may have with respect to such overpayment.

Reporting of Claims (GR-9N-32-020 01-VA)
A claim must be submitted to Aetna in writing. It must give proof of the nature and extent of the loss. Your employer or Aetna has claim forms. Aetna will supply you with a claim form within 15 days of your request.

All other claims should be reported promptly. Written notice of a claim must be given to Aetna within 20 days after the occurrence or commencement of any loss covered under this policy. Failure to give notice within that time shall not invalidate or reduce any claim if it can be shown that notice was given as soon as reasonably possible. The deadline for filing a claim is 90 days after the date of the loss.

If, through no fault of your own, you are not able to meet the deadline for filing claim, your claim will still be accepted if you file as soon as possible. Unless you are legally incapacitated, late claims for health benefits will not be covered if they are filed more than 2 years after the deadline.

Payment of Benefits (GR-9N-32-005-02-VA)
Benefits will be paid as soon as the necessary proof to support the claim is received. Written proof must be provided for all benefits.

All benefits are payable to you. However, Aetna has the right to pay any health benefits to the service provider. This will be done unless you have told Aetna otherwise by the time you file the claim.

Any unpaid balance will be paid within 30 days of receipt by Aetna of the due written proof.

Aetna may pay up to $5,000 of any other benefit to any of your relatives whom it believes are fairly entitled to it. This can be done if the benefit is payable to you and you are a minor or not able to give a valid release. It can also be done if a benefit is payable to your estate.

Records of Expenses (GR-9N-32-030-02)
Keep complete records of the expenses of each person. They will be required when a claim is made. Very important are:

▪	Names of physicians, dentists and others who furnish services.

▪	Dates expenses are incurred.

▪	Copies of all bills and receipts.

Contacting Aetna
If you have questions, comments or concerns about your benefits or coverage, or if you are required to submit information to Aetna, you may contact Aetna’s Home Office at:

Aetna Life Insurance Company 151 Farmington Avenue
Hartford, CT 06156

You may also use Aetna’s toll free Member Services phone number on your ID card or visit Aetna’s web site at www.aetna.com.

Effect of Benefits Under Other Plans (GR-9N 32-035-01)
Effect of An Health Maintenance Organization Plan (HMO Plan) On Coverage
If you are in an eligible class and have chosen coverage under an HMO Plan offered by your employer, you will be excluded from medical expense coverage (except Vision Care), if any, on the date of your coverage under such HMO Plan.

If you are in an eligible class and are covered under an HMO Plan, you can choose to change to coverage for yourself and your covered dependents under this plan. If you:

▪
Live in an HMO Plan enrollment area and choose to change coverage during an open enrollment period, coverage will take effect on the group policy anniversary date after the open enrollment period. There will be no rules for waiting periods or preexisting conditions.

▪	Live in an HMO Plan enrollment area and choose to change coverage when there is not an open enrollment period, coverage will take effect only if and when Aetna gives its written consent.

▪
Move from an HMO Plan enrollment area or if the HMO discontinues and you choose to change coverage within 31 days of the move or the discontinuance, coverage will take effect on the date you elect such coverage. There will be no restrictions for waiting periods or preexisting conditions. If you choose to change coverage after 31 days, coverage will take effect only if and when Aetna gives its written consent.

Any extensions of benefits under this plan for disability or pregnancy will not always apply on and after the date of a change to an HMO Plan providing medical coverage. They will apply only if the person is not covered at once under the HMO Plan because he or she is in a hospital not affiliated with the HMO. If you give evidence that the HMO Plan provides an extension of benefits for disability or pregnancy, coverage under this plan will be extended. The extension will be for the same length of time and for the same conditions as the HMO Plan provides. It will not be longer than the first to occur of:

▪	The end of a 90 day period; and

▪	The date the person is not confined.

No benefits will be paid for any charges for services rendered or supplies furnished under an HMO Plan.

Effect of Prior Coverage - Transferred Business (GR-9N 32-040 02 VA)
If your coverage under any part of this plan replaces any prior coverage for you, the rules below apply to that part.

"Prior coverage" is any plan of group coverage that has been replaced by coverage under part or all of this plan; it must have been sponsored by your employer (e.g., transferred business). The replacement can be complete or in part for the eligible class to which you belong. Any such plan is prior coverage if provided by another group contract or any benefit section of this plan.

Coverage under any other section of this plan will be in exchange for all privileges and benefits provided under any like prior coverage. Any benefits provided under such prior coverage may reduce benefits payable under this plan.

If:

▪	A dependent child's eligibility under the prior coverage is a result of his or her status as a full-time student at a postsecondary educational institution; and

▪	Such dependent child is in a period of coverage continuation pursuant to a medically necessary leave of absence from school (or change in full-time student status); and

▪	This plan provides coverage for eligible dependents;

coverage under any Major or Comprehensive Medical Expense Coverage section this plan will continue uninterrupted as to such dependent child for the remainder of the continuation period.

If part or all of your deductible under any section of a prior Aetna Major or Comprehensive Medical Expense Insurance Plan has been applied against covered medical expenses incurred by you, your deductible under any Comprehensive Medical Expense Coverage section of this plan will, for the calendar year in which you become covered, be reduced by the amount so applied. This will be done only if such expenses are incurred by you during:

▪	The calendar year in which you become covered under any Comprehensive Medical Expense Coverage section of this plan; or

▪	The last 3 months of the calendar year right before the year your coverage takes effect.

Discount Programs (GR-9N-32-045-01 VA)
Discount Arrangements
From time to time, we may offer, provide, or arrange for discount arrangements or special rates from certain service providers such as pharmacies, optometrists, dentists, alternative medicine, wellness and healthy living providers to you under this plan. Some of these arrangements may be made available through third parties who may make payments to Aetna in exchange for making these services available.

The third party service providers are independent contractors and are solely responsible to you for the provision of any such goods and/or services. We reserve the right to modify or discontinue such arrangements at any time. These discount arrangements are not insurance. There are no benefits payable to you nor do we compensate providers for services they may render through discount arrangements.

Incentives (GR-9N-32-045-01 VA)
In order to encourage you to access certain medical services when deemed appropriate by you in consultation with your physician or other service providers, we may, from time to time, offer to waive or reduce a member’s copayment, coinsurance, and/or a deductible otherwise required under the plan or offer coupons or other financial incentives. We have the right to determine the amount and duration of any waiver, reduction, coupon, or financial incentive and to limit the covered persons to whom these arrangements are available.

Glossary
(GR-9N-34-005-01 VA)

In this section, you will find definitions for the words and phrases that appear in bold type throughout the text of this Booklet-Certificate.

A (GR-9N-34-005-05)
Aetna
Aetna Life Insurance Company, an affiliate, or a third party vendor under contract with Aetna.

Ambulance
A vehicle that is staffed with medical personnel and equipped to transport an ill or injured person.

Average Wholesale Price (AWP)
The current average wholesale price of a prescription drug listed in the Facts and Comparisons weekly price updates (or any other similar publication designated by Aetna) on the day that a pharmacy claim is submitted for adjudication.

B (GR-9N-34-010-01 VA)
Behavioral Health Provider/Practitioner
A licensed organization or professional providing diagnostic, therapeutic or psychological services for behavioral health conditions.

Birthing Center
A freestanding facility that meets all of the following requirements:

▪	Meets licensing standards.

▪	Is set up, equipped and run to provide prenatal care, delivery and immediate postpartum care.

▪	Charges for its services.

▪	Is directed by at least one physician who is a specialist in obstetrics and gynecology.

▪	Has a physician or certified nurse midwife present at all births and during the immediate postpartum period.

▪	Extends staff privileges to physicians who practice obstetrics and gynecology in an area hospital.

▪	Has at least 2 beds or 2 birthing rooms for use by patients while in labor and during delivery.

▪	Provides, during labor, delivery and the immediate postpartum period, full-time skilled nursing services directed by an R.N. or certified nurse midwife.

▪	Provides, or arranges with a facility in the area for, diagnostic X-ray and lab services for the mother and child.

▪	Has the capacity to administer a local anesthetic and to perform minor surgery. This includes episiotomy and repair of perineal tear.

▪	Is equipped and has trained staff to handle emergency medical conditions and provide immediate support measures to sustain life if:

•	Complications arise during labor; or

•	A child is born with an abnormality which impairs function or threatens life.

▪	Accepts only patients with low-risk pregnancies.

▪	Has a written agreement with a hospital in the area for emergency transfer of a patient or a child. Written procedures for such a transfer must be displayed and the staff must be aware of them.

▪	Provides an ongoing quality assurance program. This includes reviews by physicians who do not own or direct the facility.

▪	Keeps a medical record on each patient and child.

Body Mass Index
This is a practical marker that is used to assess the degree of obesity and is calculated by dividing the weight in kilograms by the height in meters squared.

Brand-Name Prescription Drug
A prescription drug with a proprietary name assigned to it by the manufacturer or distributor and so indicated by Medi-Span or any other similar publication designated by Aetna or an affiliate.

C (GR-9N-34-015-02 VA)
Coinsurance
Coinsurance is both the percentage of covered expenses that the plan pays, and the percentage of covered expenses that you pay. The percentage that the plan pays is referred to as “plan coinsurance” and varies by the type of expense. Please refer to the Schedule of Benefits for specific information on coinsurance amounts.

Coinsurance Limit
Coinsurance limit is the maximum out-of-pocket amount you are responsible to pay for coinsurance for covered expenses during your calendar year. Once you satisfy the coinsurance limit, the plan will pay 100% of the covered expenses that apply toward the limit for the rest of the calendar year.

Copay or Copayment
The specific dollar amount or percentage required to be paid by you or on your behalf. The plan includes various copayments, and these copayment amounts or percentages are specified in the Schedule of Benefits.

Cosmetic
Services or supplies that alter, improve or enhance appearance.

Covered Expenses
Medical, dental, vision or hearing services and supplies shown as covered under this Booklet.

Creditable Coverage
A person’s prior medical coverage as defined in the Health Insurance Portability and Accountability Act of 1996 (HIPAA).

Such coverage includes:

▪	Health coverage issued on a group or individual basis;

▪	Medicare;

▪	Medicaid;

▪	Health care for members of the uniformed services;

▪	A program of the Indian Health Service;

▪	A state health benefits risk pool;

▪	The Federal Employees’ Health Benefit Plan (FEHBP);

▪	A public health plan (any plan established by a State, the government of the United States, or any subdivision of a State or of the government of the United States, or a foreign country);

▪	Any health benefit plan under Section 5(e) of the Peace Corps Act; and

▪	The State Children’s Health Insurance Program (S-Chip).

Custodial Care
Services and supplies that are primarily intended to help you meet personal needs. Custodial care can be prescribed by a physician or given by trained medical personnel. It may involve artificial methods such as feeding tubes, ventilators or catheters. Examples of custodial care include:

▪	Routine patient care such as changing dressings, periodic turning and positioning in bed, administering medications;

▪	Care of a stable tracheostomy (including intermittent suctioning);

▪	Care of a stable colostomy/ileostomy;

▪	Care of stable gastrostomy/jejunostomy/nasogastric tube (intermittent or continuous) feedings;

▪	Care of a stable indwelling bladder catheter (including emptying/changing containers and clamping tubing);

▪	Watching or protecting you;

▪	Respite care, adult (or child) day care, or convalescent care;

▪	Institutional care, including room and board for rest cures, adult day care and convalescent care;

▪	Help with the daily living activities, such as walking, grooming, bathing, dressing, getting in or out of bed, toileting, eating or preparing foods;

▪	Any services that a person without medical or paramedical training could be trained to perform; and

▪	Any service that can be performed by a person without any medical or paramedical training.

D (GR-9N-34-020-01 VA)
Day Care Treatment
A partial confinement treatment program to provide treatment for you during the day. The hospital, psychiatric hospital or residential treatment facility does not make a room charge for day care treatment. Such treatment must be available for at least 4 hours, but not more than 12 hours in any 24-hour period.

Deductible
The part of your covered expenses you pay before the plan starts to pay benefits. Additional information regarding deductibles and deductible amounts can be found in the Schedule of Benefits.

Deductible Carryover
This allows you to apply any covered expense incurred during the last 3 months of a calendar year that is applied toward this year's deductible to also apply toward the following year's deductible.

Dentist
A legally qualified dentist, or a physician licensed to do the dental work he or she performs.

Detoxification
The process by which an alcohol-intoxicated or drug-intoxicated; or an alcohol-dependent or drug-dependent person is medically managed through the period of time necessary to eliminate, by metabolic or other means, the:

▪	Intoxicating alcohol or drug;

▪	Alcohol or drug-dependent factors; or

▪	Alcohol in combination with drugs;

as determined by a physician. The process must keep the physiological risk to the patient at a minimum, and take place in a facility that meets any applicable licensing standards established by the jurisdiction in which it is located.

Directory
A listing of all network providers serving the class of employees to which you belong. The policyholder will give you a copy of this directory. Network provider information is available through Aetna's online provider directory, DocFind®. You can also call the Member Services phone number listed on your ID card to request a copy of this directory.

Durable Medical and Surgical Equipment (DME)
Equipment, and the accessories needed to operate it, that is:

▪	Made to withstand prolonged use;

▪	Made for and mainly used in the treatment of an illness or injury;

▪	Suited for use in the home;

▪	Not normally of use to people who do not have an illness or injury;

▪	Not for use in altering air quality or temperature; and

▪	Not for exercise or training.

Durable medical and surgical equipment does not include equipment such as whirlpools, portable whirlpool pumps, sauna baths, massage devices, over bed tables, elevators, communication aids, vision aids and telephone alert systems.

E (GR-9N 34-025 04)
Emergency Care
This means the treatment given in a hospital's emergency room to evaluate and treat an emergency medical condition.

Emergency Medical Condition
A recent and severe medical condition, including (but not limited to) severe pain, which would lead a prudent layperson possessing an average knowledge of medicine and health, to believe that his or her condition, illness, or injury is of such a nature that failure to get immediate medical care could result in:

▪	Placing your health in serious jeopardy; or

▪	Serious impairment to bodily function; or

▪	Serious dysfunction of a body part or organ; or

▪	In the case of a pregnant woman, serious jeopardy to the health of the fetus.

Experimental or Investigational
Except as provided for under the Clinical Trials benefit provision, a drug, a device, a procedure, or treatment will be determined to be experimental or investigational if:

▪
There is not enough outcomes data available from controlled clinical trials published in the peer-reviewed literature to substantiate its safety and effectiveness for the illness or injury involved; or

▪	Approval required by the FDA has not been granted for marketing; or

▪	A recognized national medical or dental society or regulatory agency has determined, in writing, that it is experimental or investigational, or for research purposes; or

▪
It is a type of drug, device or treatment that is the subject of a Phase I or Phase II clinical trial or the experimental or research arm of a Phase III clinical trial, using the definition of “phases” indicated in regulations and other official actions and publications of the FDA and Department of Health and Human Services; or

▪	The written protocol or protocols used by the treating facility, or the protocol or protocols of any other facility studying substantially the same:

•	drug;

•	device;

•	procedure; or

•	treatment.
It also includes the written informed consent used by:

▪	the treating facility; or

▪	by another facility studying the same:

•	drug;

•	device;

•	procedure; or

•	treatment.
that states that it is experimental or investigational, or for research purposes.

G (GR-9N 34-035 01)
Generic Prescription Drug
A prescription drug, that is identified by its:

▪	chemical;

▪	proprietary; or

▪	non-proprietary name; and

▪	is accepted by the U.S. Food and Drug Administration as therapeutically the same; and

▪	can be replaced with drugs with the same amount of active ingredient; and

▪	so stated by Medispan or any other publication named by Aetna or consort.

H (GR-9N-34-040-02 VA)
Homebound
This means that you are confined to your place of residence:

▪	Due to an illness or injury which makes leaving the home medically contraindicated; or

▪	Because the act of transport would be a serious risk to your life or health.

Situations where you would not be considered homebound include (but are not limited to) the following:

▪	You do not often travel from home because of feebleness or insecurity brought on by advanced age (or otherwise); or

▪	You are wheelchair bound but could safely be transported via wheelchair accessible transportation.

Home Health Care Agency
An agency that meets all of the following requirements.

▪	Mainly provides skilled nursing and other therapeutic services.

▪	Is associated with a professional group (of at least one physician and one R.N.) which makes policy.

▪	Has full-time supervision by a physician or an R.N.

▪	Keeps complete medical records on each person.

▪	Has an administrator.

▪	Meets licensing standards.

Home Health Care Plan
This is a plan that provides for continued care and treatment of an illness or injury. The care and treatment must be:

▪	Prescribed in writing by the attending physician; and

▪	An alternative to a hospital or skilled nursing facility stay.

Hospice Care
This is care given to a terminally ill person by or under arrangements with a hospice care agency. The care must be part of a hospice care program.

Hospice Care Agency
An agency or organization that meets all of the following requirements:

▪	Has hospice care available 24 hours a day.

▪	Meets any licensing or certification standards established by the jurisdiction where it is located.

▪	Provides:

•	Skilled nursing services;

•	Medical social services; and

•	Psychological and dietary counseling.

▪	Provides, or arranges for, other services which include:

•	Physician services;

•	Physical and occupational therapy;

•	Part-time home health aide services which mainly consist of caring for terminally ill people; and

•	Inpatient care in a facility when needed for pain control and acute and chronic symptom management.

▪	Has at least the following personnel:

•	One physician;

•	One R.N.; and

•	One licensed or certified social worker employed by the agency.

▪	Establishes policies about how hospice care is provided.

▪	Assesses the patient's medical and social needs.

▪	Develops a hospice care program to meet those needs.

▪	Provides an ongoing quality assurance program. This includes reviews by physicians, other than those who own or direct the agency.

▪	Permits all area medical personnel to utilize its services for their patients.

▪	Keeps a medical record on each patient.

▪	Uses volunteers trained in providing services for non-medical needs.

▪	Has a full-time administrator.

Hospice Care Program
This is a written plan of hospice care, which:

▪	Is established by and reviewed from time to time by a physician attending the person, and appropriate personnel of a hospice care agency;

▪	Is designed to provide palliative and supportive care to terminally ill persons, and supportive care to their families; and

▪	Includes an assessment of the person's medical and social needs; and a description of the care to be given to meet those needs.

Hospice Facility
A facility, or distinct part of one, that meets all of the following requirements:

▪	Mainly provides inpatient hospice care to terminally ill persons.

▪	Charges patients for its services.

▪	Meets any licensing or certification standards established by the jurisdiction where it is located.

▪	Keeps a medical record on each patient.

▪	Provides an ongoing quality assurance program including reviews by physicians other than those who own or direct the facility.

▪	Is run by a staff of physicians. At least one staff physician must be on call at all times.

▪	Provides 24-hour-a-day nursing services under the direction of an R.N.

▪	Has a full-time administrator.

Hospital
An institution that:

▪	Is primarily engaged in providing, on its premises, inpatient medical, surgical and diagnostic services;

▪	Is supervised by a staff of physicians;

▪	Provides twenty-four (24) hour-a-day R.N. service,

▪	Charges patients for its services;

▪	Is operating in accordance with the laws of the jurisdiction in which it is located; and

▪
Does not meet all of the requirements above, but does meet the requirements of the jurisdiction in which it operates for licensing as a hospital and is accredited as a hospital by the Joint Commission on the Accreditation of Healthcare Organizations.

In no event does hospital include a convalescent nursing home or any institution or part of one which is used principally as a convalescent facility, rest facility, nursing facility, facility for the aged, extended care facility, intermediate care facility, skilled nursing facility, hospice, rehabilitative hospital or facility primarily for rehabilitative or custodial services.

Hospitalization
A continuous confinement as an inpatient in a hospital for which a room and board charge is made.

I (GR-9N 34-045 02)
Illness
A pathological condition of the body that presents a group of clinical signs and symptoms and laboratory findings peculiar to the findings set the condition apart as an abnormal entity differing from other normal or pathological body states.

Infertile or Infertility
The condition of a presumably healthy covered person who is unable to conceive or produce conception after:

▪	For a woman who is under 35 years of age: 1 year or more of timed, unprotected coitus, or 12 cycles of artificial insemination; or

▪	For a woman who is 35 years of age or older: 6 months or more of timed, unprotected coitus, or 6 cycles of artificial insemination.

Injury
An accidental bodily injury that is the sole and direct result of:

▪	An unexpected or reasonably unforeseen occurrence or event; or

▪	The reasonable unforeseeable consequences of a voluntary act by the person.

▪	An act or event must be definite as to time and place.

J (GR-9N 34-050 01)
Jaw Joint Disorder (GR-9N 34-050 01)
This is:

▪	A Temporomandibular Joint (TMJ) dysfunction or any alike disorder of the jaw joint; or

▪	A Myofacial Pain Dysfunction (MPD); or

▪	Any alike disorder in the relationship of the jaw joint and the related muscles and nerves.

L (GR-9N 34-055 01)
Late Enrollee
This is an employee in an Eligible Class who asked for enrollment under this Plan after the Initial Enrollment Period. Also, this is an eligible dependent for whom the employee did not choose coverage for the Initial Enrollment Period, but for whom coverage is asked for at a later time.

An eligible employee or dependent may not be considered a Late Enrollee at certain times. See the Special Enrollment Periods section of the (Booklet-Certificate).

L.P.N.
A licensed practical or vocational nurse.

M (GR-9N-34-065-03 VA)
Mail Order Pharmacy
An establishment where prescription drugs are legally given out by mail or other carrier.

Maintenance Care
Care made up of services and supplies that:

▪	Are given mainly to maintain, rather than to improve, a level of physical, or mental function; and

▪	Give a surrounding free from exposures that can worsen the person's physical or mental condition.

Medically Necessary or Medical Necessity
These are health care or dental services, and supplies or prescription drugs that a physician, other health care provider or dental provider, exercising prudent clinical judgment, would give to a patient for the purpose of:

▪	preventing;

▪	evaluating;

▪	diagnosing; or

▪	treating:

•	an illness;

•	an injury;

•	a disease; or

•	its symptoms.
The provision of the service, supply or prescription drug must be:

a)	In accordance with generally accepted standards of medical or dental practice;

b)	Clinically appropriate, in terms of type, frequency, extent, site and duration, and considered effective for the patient's illness, injury or disease; and

c)	Not mostly for the convenience of the patient, physician, other health care or dental provider; and

d)
And do not cost more than an alternative service or sequence of services at least as likely to produce the same therapeutic or diagnostic results as to the diagnosis or treatment of that patient's illness, injury, or disease.

For these purposes “generally accepted standards of medical or dental practice” means standards that are based on credible scientific evidence published in peer-reviewed literature. They must be generally recognized by the relevant medical or dental community. Otherwise, the standards are consistent with physician or dental specialty society recommendations. They must be consistent with the views of physicians or dentists practicing in relevant clinical areas and any other relevant factors.

Mental Disorder
An illness commonly understood to be a mental disorder, whether or not it has a physiological basis, and for which treatment is generally provided by or under the direction of a behavioral health provider such as a psychiatric physician, a psychologist or a psychiatric social worker.

Any one of the following conditions is a mental disorder under this plan:

▪	Anorexia/Bulimia Nervosa.

▪	Bipolar disorder.

▪	Major depressive disorder.

▪	Obsessive compulsive disorder.

▪	Panic disorder.

▪	Pervasive developmental disorder (including Autism).

▪	Psychotic disorders/Delusional disorder.

▪	Schizo-affective disorder.

▪	Schizophrenia.

Also included is any other mental condition which requires Medically Necessary treatment.

Morbid Obesity
This means a weight that is at least 100 pounds over or twice the ideal weight for frame, age, height and gender as specified in the 1983 Metropolitan Life Insurance tables; and a Body Mass Index that is: greater than 40 kilograms per meter squared; or equal to or greater than 35 kilograms per meter squared with a comorbid medical condition, including: hypertension; cardiopulmonary conditions; sleep apnea; or diabetes.

N (GR-9N-34-070-02 VA)
Negotiated Charge
As to health expense coverage, other than Prescription Drug Expense Coverage:

The negotiated charge is the maximum charge a network provider has agreed to make as to any service or supply for the purpose of the benefits under this plan.

As to Prescription Drug Expense Coverage:
The negotiated charge is the amount Aetna has established for each prescription drug obtained from a network pharmacy under this plan. This negotiated charge may reflect amounts Aetna has agreed to pay directly to the network pharmacy or to a third party vendor for the prescription drug, and may include an additional service or risk charge set by Aetna.

The negotiated charge does not include or reflect any amount Aetna, an affiliate, or a third party vendor, may receive under a rebate arrangement between Aetna, an affiliate or a third party vendor and a drug manufacturer for any prescription drug, including prescription drugs on the preferred drug guide.

Based on its overall drug purchasing, Aetna may receive rebates from the manufacturers of prescription drugs and may receive or pay additional amounts from or to third parties under price guarantees. These amounts will not change the negotiated charge under this plan.

Network Advanced Reproductive Technology (ART) Specialist
A specialist physician who has entered into a contractual agreement with Aetna for the provision of covered
Advanced Reproductive Technology (ART) services.

Network Provider
A pharmacy who has contracted to furnish services or supplies for this plan; but only if the provider is, with Aetna's consent, included in the directory as a network provider for:

▪	The service or supply involved; and

▪	The class of employees to which you belong.

Night Care Treatment
A partial confinement treatment program provided when you need to be confined during the night. A room charge is made by the hospital, psychiatric hospital or residential treatment facility. Such treatment must be available at least:

▪	8 hours in a row a night; and

▪	5 nights a week.

Non-Occupational Illness
A non-occupational illness is an illness that does not:

▪	Arise out of (or in the course of) any work for pay or profit; or

▪	Result in any way from an illness that does.

An illness will be deemed to be non-occupational regardless of cause if proof is furnished that the person:

▪	Is covered under any type of workers' compensation law; and

▪	Is not covered for that illness under such law.

Non-Occupational Injury
A non-occupational injury is an accidental bodily injury that does not:

▪	Arise out of (or in the course of) any work for pay or profit; or

▪	Result in any way from an injury which does.

Non-Specialist
A physician who is not a specialist.

Non-Urgent Admission
An inpatient admission that is not an emergency admission or an urgent admission.
O (GR-9N-34-075-01 VA)
Occupational Injury or Occupational Illness
An injury or illness that:

▪	Arises out of (or in the course of) any activity in connection with employment or self-employment whether or not on a full time basis; or

▪	Results in any way from an injury or illness that does.

Occurrence
This means a period of disease or injury. An occurrence ends when 60 consecutive days have passed during which the covered person:

▪	Receives no medical treatment; services; or supplies; for a disease or injury; and

▪	Neither takes any medication, nor has any medication prescribed, for a disease or injury.

Orthodontic Treatment (GR-9N-34-075-01 VA)
This is any:

▪	Medical service or supply; or

▪	Dental service or supply;

furnished to prevent or to diagnose or to correct a misalignment:

▪	Of the teeth; or

▪	Of the bite; or
▪Of the jaws or jaw joint relationship; whether or not for the purpose of relieving pain.
The following are not considered orthodontic treatment:

▪	The installation of a space maintainer; or

▪	A surgical procedure to correct malocclusion.

Out-of-Network Provider
A pharmacy who has not contracted with Aetna, an affiliate, or a third party vendor, to furnish services or supplies at a for this plan.

P (GR-9N-34-080-05 VA)
Partial Confinement Treatment
A plan of medical, psychiatric, nursing, counseling, or therapeutic services to treat substance abuse or mental disorders. The plan must meet these tests:

▪	It is carried out in a hospital; psychiatric hospital or residential treatment facility; on less than a full-time inpatient basis.

▪	It is in accord with accepted medical practice for the condition of the person.

▪	It does not require full-time confinement.

▪	It is supervised by a psychiatric physician who weekly reviews and evaluates its effect.

▪	Day care treatment and night care treatment are considered partial confinement treatment.

Pharmacy
An establishment where prescription drugs are legally dispensed. Pharmacy includes a retail pharmacy, mail order pharmacy and specialty pharmacy network pharmacy.

Physician
A duly licensed member of a medical profession who:

▪	Has an M.D. or D.O. degree;

▪	Is properly licensed or certified to provide medical care under the laws of the jurisdiction where the individual practices; and

▪	Provides medical services which are within the scope of his or her license or certificate.

This also includes a health professional who:

▪	Is properly licensed or certified to provide medical care under the laws of the jurisdiction where he or she practices;

▪	Provides medical services which are within the scope of his or her license or certificate;

▪	Under applicable insurance law is considered a "physician" for purposes of this coverage;

▪	Has the medical training and clinical expertise suitable to treat your condition;

▪	Specializes in psychiatry, if your illness or injury is caused, to any extent, by alcohol abuse, substance abuse or a mental disorder; and

▪	A physician is not you or related to you.

Precertification or Precertify
A process where Aetna is contacted before certain services are provided, such as hospitalization or outpatient surgery, or prescription drugs are prescribed to determine whether the services being recommended or the drugs prescribed are considered covered expenses under the plan. It is not a guarantee that benefits will be payable.

Preferred Drug Guide
A listing of prescription drugs established by Aetna or an affiliate, which includes both brand name prescription drugs and generic prescription drugs. This list is subject to periodic review and modification by Aetna or an affiliate. A copy of the preferred drug guide will be available upon your request or may be accessed on the Aetna website at www.Aetna.com/formulary.

Preferred Drug Guide Exclusions List
A list of prescription drugs in the preferred drug guide that are identified as excluded under the plan. This list is subject to periodic review and modification by Aetna.

Prescriber
Any physician or dentist, acting within the scope of his or her license, who has the legal authority to write an order for a prescription drug.

Prescription
An order for the dispensing of a prescription drug by a prescriber. If it is an oral order, it must be promptly put in writing by the pharmacy.

Prescription Drug
A drug, biological, or compounded prescription which, by State and Federal Law, may be dispensed only by prescription and which is required to be labeled "Caution: Federal Law prohibits dispensing without prescription." This includes:

▪
An injectable drug prescribed to be self-administered or administered by any other person except one who is acting within his or her capacity as a paid healthcare professional. Covered injectable drugs include injectable insulin.

Psychiatric Hospital
This is an institution that meets all of the following requirements.

▪	Mainly provides a program for the diagnosis, evaluation, and treatment of alcoholism, substance abuse or mental disorders.

▪	Is not mainly a school or a custodial, recreational or training institution.

▪	Provides infirmary-level medical services. Also, it provides, or arranges with a hospital in the area for, any other medical service that may be required.

▪	Is supervised full-time by a psychiatric physician who is responsible for patient care and is there regularly.

▪	Is staffed by psychiatric physicians involved in care and treatment.

▪	Has a psychiatric physician present during the whole treatment day.

▪	Provides, at all times, psychiatric social work and nursing services.

▪	Provides, at all times, skilled nursing services by licensed nurses who are supervised by a full-time R.N.

▪	Prepares and maintains a written plan of treatment for each patient based on medical, psychological and social needs. The plan must be supervised by a psychiatric physician.

▪	Makes charges.

▪	Meets licensing standards.

Psychiatric Physician
This is a physician who:

▪	Specializes in psychiatry; or

▪	Has the training or experience to do the required evaluation and treatment of alcoholism, substance abuse or mental disorders.

R (GR-9N-34-090-01 VA)
Recognized Charge
Only that part of a charge which is recognized is a covered benefit. The recognized charge for a service or supply is the amount billed by the provider.

Rehabilitation Facility
A facility, or a distinct part of a facility which provides rehabilitative services, meets any licensing or certification standards established by the jurisdiction where it is located, and makes charges for its services.

Rehabilitative Services
The combined and coordinated use of medical, social, educational and vocational measures for training or retraining if you are disabled by illness or injury.

Residential Treatment Facility (Mental Disorders)
This is an institution that meets all of the following requirements:

▪	On-site licensed Behavioral Health Provider 24 hours per day/7 days a week.

▪	Provides a comprehensive patient assessment (preferably before admission, but at least upon admission).

▪	Is admitted by a Physician.

▪	Has access to necessary medical services 24 hours per day/7 days a week.

▪	Provides living arrangements that foster community living and peer interaction that are consistent with developmental needs.

▪	Offers group therapy sessions with at least an RN or Masters-Level Health Professional.

▪	Has the ability to involve family/support systems in therapy (required for children and adolescents; encouraged for adults).

▪	Provides access to at least weekly sessions with a Psychiatrist or psychologist for individual psychotherapy.

▪	Has peer oriented activities.

▪
Services are managed by a licensed Behavioral Health Provider who, while not needing to be individually contracted, needs to (1) meet the Aetna credentialing criteria as an individual practitioner, and (2) function under the direction/supervision of a licensed psychiatrist (Medical Director).

▪	Has individualized active treatment plan directed toward the alleviation of the impairment that caused the admission.

▪	Provides a level of skilled intervention consistent with patient risk.

▪	Meets any and all applicable licensing standards established by the jurisdiction in which it is located.

▪	Is not a Wilderness Treatment Program or any such related or similar program, school and/or education service.

Residential Treatment Facility (Substance Abuse)
This is an institution that meets all of the following requirements:

▪	On-site licensed Behavioral Health Provider 24 hours per day/7 days a week.

▪	Provides a comprehensive patient assessment (preferably before admission, but at least upon admission).

▪	Is admitted by a Physician.

▪	Has access to necessary medical services 24 hours per day/7 days a week.

▪	If the member requires detoxification services, must have the availability of on-site medical treatment 24 hours per day/7days a week, which must be actively supervised by an attending Physician.

▪	Provides living arrangements that foster community living and peer interaction that are consistent with developmental needs.

▪	Offers group therapy sessions with at least an RN or Masters-Level Health Professional.

▪	Has the ability to involve family/support systems in therapy (required for children and adolescents; encouraged for adults).

▪	Provides access to at least weekly sessions with a Psychiatrist or psychologist for individual psychotherapy.

▪	Has peer oriented activities.

▪
Services are managed by a licensed Behavioral Health Provider who, while not needing to be individually contracted, needs to (1) meet the Aetna credentialing criteria as an individual practitioner, and (2) function under the direction/supervision of a licensed psychiatrist (Medical Director).

▪	Has individualized active treatment plan directed toward the alleviation of the impairment that caused the admission.

▪	Provides a level of skilled intervention consistent with patient risk.

▪	Meets any and all applicable licensing standards established by the jurisdiction in which it is located.

▪	Is not a Wilderness Treatment Program or any such related or similar program, school and/or education service.

▪	Ability to assess and recognize withdrawal complications that threaten life or bodily functions and to obtain needed services either on site or externally.

▪	24-hours per day/7 days a week supervision by a physician with evidence of close and frequent observation.

▪	On-site, licensed Behavioral Health Provider, medical or substance abuse professionals 24 hours per day/7 days a week.

R.N.
A registered nurse.

Room and Board
Charges made by an institution for room and board and other medically necessary services and supplies. The charges must be regularly made at a daily or weekly rate.

S (GR-9N 34-095-05)
Self-injectable Drug(s)
Prescription drugs that are intended to be self-administered by injection to a specific part of the body to treat medical conditions.

Semi-Private Room Rate
The room and board charge that an institution applies to the most beds in its semi-private rooms with 2 or more beds. If there are no such rooms, Aetna will figure the rate based on the rate most commonly charged by similar institutions in the same geographic area.

Skilled Nursing Facility
An institution that meets all of the following requirements:

▪	It is licensed to provide, and does provide, the following on an inpatient basis for persons convalescing from illness or injury:

•	Professional nursing care by an R.N., or by a L.P.N. directed by a full-time R.N.; and

•	Physical restoration services to help patients to meet a goal of self-care in daily living activities.

▪	Provides 24 hour a day nursing care by licensed nurses directed by a full-time R.N.

▪	Is supervised full-time by a physician or an R.N.

▪	Keeps a complete medical record on each patient.

▪	Has a utilization review plan.

▪	Is not mainly a place for rest, for the aged, for drug addicts, for alcoholics, for mental retardates, for custodial or educational care, or for care of mental disorders.

▪	Charges patients for its services.

▪	An institution or a distinct part of an institution that meets all of the following requirements:

•	It is licensed or approved under state or local law.

•
Is primarily engaged in providing skilled nursing care and related services for residents who require medical or nursing care, or rehabilitation services for the rehabilitation of injured, disabled, or sick persons.

▪	Qualifies as a skilled nursing facility under Medicare or as an institution accredited by:

•	The Joint Commission on Accreditation of Health Care Organizations;

•	The Bureau of Hospitals of the American Osteopathic Association; or

•	The Commission on the Accreditation of Rehabilitative Facilities
Skilled nursing facilities also include rehabilitation hospitals (all levels of care, e.g. acute) and portions of a hospital designated for skilled or rehabilitation services.

Skilled nursing facility does not include:

▪	Institutions which provide only:

-	Minimal care;

-	Custodial care services;

-	Ambulatory; or

-	Part-time care services.

▪	Institutions which primarily provide for the care and treatment of alcoholism, substance abuse or mental disorders.

Skilled Nursing Services
Services that meet all of the following requirements:

▪	The services require medical or paramedical training.

▪	The services are rendered by an R.N. or L.P.N. within the scope of his or her license.

▪	The services are not custodial.

Specialist
A physician who practices in any generally accepted medical or surgical sub-specialty.

Specialty Care
Health care services or supplies that require the services of a specialist.

Specialty Care Drugs
Prescription drugs include injectable, infusion and oral drugs prescribed to address complex, chronic diseases with associated co-morbidities such as cancer, rheumatoid arthritis, hemophilia, multiple sclerosis which are listed in the specialty care drug list.

Specialty Pharmacy Network
A network of pharmacies designated to fill specialty care drugs.

Stay
A full-time inpatient confinement for which a room and board charge is made.

Step Therapy
A form of precertification under which certain prescription drugs will be excluded from coverage, unless a first- line therapy drug(s) is used first by you. The list of step-therapy drugs is subject to change by Aetna or an affiliate. An updated copy of the list of drugs subject to step therapy shall be available upon request by you or may be accessed on the Aetna website at www.Aetna.com/formulary.

Substance Abuse
This is a physical or psychological dependency, or both, on a controlled substance or alcohol agent (These are defined on Axis I in the Diagnostic and Statistical Manual of Mental Disorders (DSM) published by the American Psychiatric Association which is current as of the date services are rendered to you or your covered dependents.) This term does not include conditions not attributable to a mental disorder that are a focus of attention or treatment (the V codes on Axis I of DSM); an addiction to nicotine products, food or caffeine intoxication.

Surgery Center
A freestanding ambulatory surgical facility that meets all of the following requirements:

▪	Meets licensing standards.

▪	Is set up, equipped and run to provide general surgery.

▪	Charges for its services.

▪	Is directed by a staff of physicians. At least one of them must be on the premises when surgery is performed and during the recovery period.

▪	Has at least one certified anesthesiologist at the site when surgery requiring general or spinal anesthesia is performed and during the recovery period.

▪	Extends surgical staff privileges to:

•	Physicians who practice surgery in an area hospital; and

•	Dentists who perform oral surgery.

▪	Has at least 2 operating rooms and one recovery room.

▪	Provides, or arranges with a medical facility in the area for, diagnostic x-ray and lab services needed in connection with surgery.

▪	Does not have a place for patients to stay overnight.

▪	Provides, in the operating and recovery rooms, full-time skilled nursing services directed by an R.N.

▪	Is equipped and has trained staff to handle emergency medical conditions.

Must have all of the following:

▪	A physician trained in cardiopulmonary resuscitation; and

▪	A defibrillator; and

▪	A tracheotomy set; and

▪	A blood volume expander.

▪	Has a written agreement with a hospital in the area for immediate emergency transfer of patients.

▪	Written procedures for such a transfer must be displayed and the staff must be aware of them.

▪	Provides an ongoing quality assurance program. The program must include reviews by physicians who do not own or direct the facility.

▪	Keeps a medical record on each patient.

T (GR-9N 34-100-02)
Terminally Ill (Hospice Care)
Terminally ill means a medical prognosis of 12 months or less to live.

Therapeutic Drug Class
A group of drugs or medications that have a similar or identical mode of action or exhibit similar or identical outcomes for the treatment of a disease or injury.

U (GR-9N-34-105-01)
Urgent Admission
A hospital admission by a physician due to:

▪	The onset of or change in an illness; or

▪	The diagnosis of an illness; or

▪	An injury.

▪
The condition, while not needing an emergency admission, is severe enough to require confinement as an inpatient in a hospital within 2 weeks from the date the need for the confinement becomes apparent.

Urgent Care Provider
This is:

▪	A freestanding medical facility that meets all of the following requirements.

•	Provides unscheduled medical services to treat an urgent condition if the person’s physician is not reasonably available.

•	Routinely provides ongoing unscheduled medical services for more than 8 consecutive hours.

•	Makes charges.

•	Is licensed and certified as required by any state or federal law or regulation.

•	Keeps a medical record on each patient.

•	Provides an ongoing quality assurance program. This includes reviews by physicians other than those who own or direct the facility.

•	Is run by a staff of physicians. At least one physician must be on call at all times.

•	Has a full-time administrator who is a licensed physician.

▪	A physician’s office, but only one that has contracted with Aetna to provide urgent care.

It is not the emergency room or outpatient department of a hospital.

Urgent Condition
This means a sudden illness; injury; or condition; that:

▪	Is severe enough to require prompt medical attention to avoid serious deterioration of your health;

▪	Includes a condition which would subject you to severe pain that could not be adequately managed without urgent care or treatment;

▪	Does not require the level of care provided in the emergency room of a hospital; and

▪	Requires immediate outpatient medical care that cannot be postponed until your physician becomes reasonably available.

Additional Information Provided by Booz Allen Hamilton
The following information is provided to you in accordance with the Employee Retirement Income Security Act of 1974 (ERISA). It is not a part of your booklet-certificate. Your Plan Administrator has determined that this information together with the information contained in your booklet-certificate is the Summary Plan Description required by ERISA.

In furnishing this information, Aetna is acting on behalf of your Plan Administrator who remains responsible for complying with the ERISA reporting rules and regulations on a timely and accurate basis.

Name of Plan:
Booz Allen Hamilton's Welfare Plan
Employer Identification Number:

Plan Number:
504

Type of Plan:
Welfare

Type of Administration:
Group Insurance Policy with:

Aetna Life Insurance Company 151 Farmington Avenue
Hartford, CT 06156

Plan Administrator: Booz Allen Hamilton 8283 Greensboro Dr.
McLean, VA 22102

Agent For Service of Legal Process:
Booz Allen Hamilton 8283 Greensboro Dr.
McLean, VA 22102
Service of legal process may also be made upon the Plan Administrator
End of Plan Year:
December 31
Source of Contributions:
Employer
Procedure for Amending the Plan:
The Employer may amend the Plan from time to time by a written instrument signed by Plan Administrator.

ERISA Rights
As a participant in the group insurance plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974. ERISA provides that all plan participants shall be entitled to:

Receive Information about Your Plan and Benefits
Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites and union halls, all documents governing the Plan, including insurance contracts, collective bargaining agreements, and a copy of the latest annual report (Form 5500 Series) that is filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts, collective bargaining agreements, and copies of the latest annual report (Form 5500 Series), and an updated Summary Plan Description. The Administrator may make a reasonable charge for the copies.

Receive a summary of the Plan’s annual financial report. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

Receive a copy of the procedures used by the Plan for determining a qualified domestic relations order (QDRO) or a qualified medical child support order (QMCSO).

Continue Group Health Plan Coverage
Continue health care coverage for yourself, your spouse, or your dependents if there is a loss of coverage under the Plan as a result of a qualifying event. You or your dependents may have to pay for such coverage. Review this summary plan description and the documents governing the Plan for the rules governing your COBRA continuation coverage rights.

Reduction or elimination of exclusionary periods of coverage for preexisting conditions under your group health plan, if you have creditable coverage from another plan. You should be provided a certificate of creditable coverage, free of charge, from your group health plan or health insurance issuer when you lose coverage under the Plan, when you become entitled to elect COBRA continuation coverage, when your COBRA continuation coverage ceases, if you request it before losing coverage, or if you request it up to 24 months after losing coverage. Without evidence of creditable coverage, you may be subject to preexisting condition exclusion for 12 months after your enrollment date in your coverage under this Plan. Contact your Plan Administrator for assistance in obtaining a certificate of creditable coverage.

Prudent Actions by Plan Fiduciaries
In addition to creating rights for plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in your interest and that of other plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

Enforce Your Rights
If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay up to $ 110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Administrator.

If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. In addition, if you disagree with the Plan’s decision or lack thereof concerning the status of a domestic relations order or a medical child support order, you may file suit in a federal court.

If it should happen that plan fiduciaries misuse the Plan's money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

Assistance with Your Questions
If you have any questions about your Plan, you should contact the Plan Administrator.

If you have any questions about this statement or about your rights under ERISA, you should contact:

▪	the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory; or

▪	the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington D.C. 20210.

You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Statement of Rights under the Newborns' and Mothers' Health Protection Act
Under federal law, group health plans and health insurance issuers offering group health insurance coverage generally may not restrict benefits for any hospital length of stay in connection with childbirth for the mother or newborn child to less than 48 hours following a vaginal delivery, or less than 96 hours following a delivery by cesarean section.
However, the plan or issuer may pay for a shorter stay if the attending provider (e.g., your physician, nurse midwife, or physician assistant), after consultation with the mother, discharges the mother or newborn earlier.
Also, under federal law, plans and issuers may not set the level of benefits or out-of-pocket costs so that any later portion of the 48-hour (or 96-hour) stay is treated in a manner less favorable to the mother or newborn than any earlier portion of the stay.
In addition, a plan or issuer may not, under federal law, require that you, your physician, or other health care provider obtain authorization for prescribing a length of stay of up to 48 hours (or 96 hours). However, you may be required to obtain precertification for any days of confinement that exceed 48 hours (or 96 hours). For information on precertification, contact your plan administrator.
Notice Regarding Women's Health and Cancer Rights Act
Under this health plan, as required by the Women's Health and Cancer Rights Act of 1998, coverage will be provided to a person who is receiving benefits in connection with a mastectomy and who elects breast reconstruction in connection with the mastectomy for:

(1)	all stages of reconstruction of the breast on which a mastectomy has been performed;

(2)	surgery and reconstruction of the other breast to produce a symmetrical appearance;

(3)	prostheses; and

(4)	treatment of physical complications of all stages of mastectomy, including lymphedemas.
This coverage will be provided in consultation with the attending physician and the patient, and will be provided in accordance with the plan design, limitations, copays, deductibles, and referral requirements, if any, as outlined in your plan documents.
If you have any questions about our coverage of mastectomies and reconstructive surgery, please contact the Member Services number on your ID card.
For more information, you can visit this U.S. Department of Health and Human Services website, http://www.cms.gov/home/regsguidance.asp, and this U.S. Department of Labor website, http://www.dol.gov/ebsa/consumer_info_health.html.

Confidentiality Notice
Aetna considers personal information to be confidential and has policies and procedures in place to protect it against unlawful use and disclosure. By "personal information," we mean information that relates to a member's physical or mental health or condition, the provision of health care to the member, or payment for the provision of health care or disability or life benefits to the member. Personal information does not include publicly available information or information that is available or reported in a summarized or aggregate fashion but does not identify the member.

When necessary or appropriate for your care or treatment, the operation of our health, disability or life insurance plans, or other related activities, we use personal information internally, share it with our affiliates, and disclose it to health care providers (doctors, dentists, pharmacies, hospitals and other caregivers), payors (health care provider organizations, employers who sponsor self-funded health plans or who share responsibility for the payment of benefits, and others who may be financially responsible for payment for the services or benefits you receive under your plan), other insurers, third party administrators, vendors, consultants, government authorities, and their respective agents. These parties are required to keep personal information confidential as provided by applicable law. In our health plans, participating network providers are also required to give you access to your medical records within a reasonable amount of time after you make a request.

Some of the ways in which personal information is used include claim payment; utilization review and management; medical necessity reviews; coordination of care and benefits; preventive health, early detection, vocational rehabilitation and disease and case management; quality assessment and improvement activities; auditing and anti- fraud activities; performance measurement and outcomes assessment; health, disability and life claims analysis and reporting; health services, disability and life research; data and information systems management; compliance with legal and regulatory requirements; formulary management; litigation proceedings; transfer of policies or contracts to and from other insurers, HMOs and third party administrators; underwriting activities; and due diligence activities in connection with the purchase or sale of some or all of our business. We consider these activities key for the operation of our health, disability and life plans. To the extent permitted by law, we use and disclose personal information as provided above without member consent. However, we recognize that many members do not want to receive unsolicited marketing materials unrelated to their health, disability and life benefits. We do not disclose personal information for these marketing purposes unless the member consents. We also have policies addressing circumstances in which members are unable to give consent.

To obtain a copy of our Notice of Privacy Practices, which describes in greater detail our practices concerning use and disclosure of personal information, please call the toll-free Member Services number on your ID card or visit our Internet site at www.aetna.com.